UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Sonoco Products Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SONOCO PRODUCTS COMPANY
1 North Second Street
Hartsville, South Carolina 29550 US

LETTER FROM THE CHAIRMAN
OF OUR BOARD
TO OUR SHAREHOLDERS:
You are cordially invited to attend our Annual Meeting of Shareholders to be held at the Watson Theater, Coker University, 104 Campus Drive, Hartsville, South Carolina, on Wednesday, April 17, 2024, at 11:00 a.m. (Eastern Time).
We have enclosed a Notice of 2024 Annual Meeting of Shareholders and Proxy Statement that cover the details of matters to be presented at the meeting.
In addition to acting on the matters listed in the Notice of Annual Meeting of Shareholders, we will discuss the Company’s progress and you will be given an opportunity to ask questions of general interest to all shareholders.
We have also enclosed a copy of our 2023 Annual Report, which reviews the Company’s events of the past year and discusses strategy and the outlook for the future (or we delivered one copy of the Annual Report for all shareholders at your address).
We hope that you will come to the 2024 Annual Meeting of Shareholders in person; however, even if you plan to attend, we strongly encourage you to complete the enclosed proxy card or voting instruction form and return it in the enclosed business reply envelope. If you are a shareholder of record, you can also vote by telephone (if you live in the United States) or via the Internet. Instructions are shown on your proxy card. If you are a shareholder of record and for any reason you desire to revoke your proxy, you can do so at any time before the voting. Your vote is important and is greatly appreciated.
JOHN R. HALEY Chairman March 15, 2024

SONOCO PRODUCTS COMPANY
1 North Second Street
Hartsville, South Carolina 29550 US

NOTICE OF 2024 ANNUAL MEETING
OF SHAREHOLDERS
MEETING INFORMATION
Date and Time	Place	Record Date	Live Audio Cast and Replay
Wednesday, April 17, 2024 11:00 a.m. Eastern Time	Watson Theater, Coker University 104 Campus Drive Hartsville, South Carolina	February 28, 2024 at close of business	investor.sonoco.com
BALLOT PROPOSALS
Items of Business		Board Recommendation	See Page
1	Proposal 1—Election of 11 Directors	FOR all 11 nominees for director	13
2	Proposal 2—Ratification of Independent Registered Public Accounting Firm	FOR	33
3	Proposal 3—Advisory (Non-binding) Vote on Executive Compensation	FOR	69
4	Proposal 4—Approval of the 2024 Omnibus Incentive Plan	FOR	70
5	Proposal 5—Advisory (Non-binding) Shareholder Proposal Regarding Transparency in Political Spending	AGAINST	77
	To transact any other business that properly comes before the meeting and at any adjournment or postponement of the meeting
VOTING
VOTE YOUR PROXY NOW	Telephone	Internet	Mail
SHAREHOLDERS OF RECORD (Shares registered with Sonoco at Continental Stock Transfer & Trust)	(866) 894-0536	www.cstproxyvote.com	Sign, date, and mail the enclosed proxy card
BENEFICIAL OWNERS (Shares held with a bank or broker)	See the enclosed voting instruction form	See the enclosed voting instruction form	Sign, date, and mail the enclosed voting instruction form

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS
The enclosed proxy materials are being mailed on or about March 15, 2024, in connection with the solicitation by the Board of Directors of Sonoco Products Company of proxies to be used at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”). We have enclosed a copy of the 2023 Annual Report or we have delivered a single copy of the Annual Report for all shareholders at your address. The Annual Report is not part of the proxy soliciting material.
It is important that your shares be represented and voted at the Annual Meeting. If you were a shareholder of record at the close of business on February 28, 2024, you can vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.
As a shareholder of record, you can elect to receive future Annual Reports and Proxy Statements electronically. Instructions are provided on the voting site if you vote via the Internet. Instructions also are provided if you electronically access your shareholder account, and you are not already receiving your Annual Meeting materials electronically. If you select electronic receipt, you will be notified via email by Continental Stock Transfer and Trust Company, our transfer agent, as to when the information will be available for your access. Your election to receive information electronically will remain in effect until you notify Continental Stock Transfer and Trust Company in writing (to Sonoco Products Company, c/o Continental Stock Transfer and Trust Company, 1 State Street Plaza, 30th Floor, New York, NY 10004 US) or by telephone (at 866-509-5584) that you wish to resume paper delivery by mail of these materials. If you own Sonoco shares through a broker, bank, or other nominee, please contact that institution regarding instructions about receiving Annual Meeting materials and other financial information electronically.
By order of the Board of Directors, JOHN M. FLORENCE, JR. General Counsel & Secretary
ELECTRONIC ACCESS TO ANNUAL MEETING MATERIALS	IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 17, 2024
Sonoco’s 2023 Annual Report and 2024 Proxy Statement are available via the Internet at http://www.cstproxy.com/sonoco/2024

TABLE
OF CONTENTS

1	COMPANY OVERVIEW
1	Who We Are
1	Our Strategy
2	2023 Results
3	Commitment to Sustainability
10	BOARD OF DIRECTORS AND BOARD MATTERS
10	Board Attributes and Diversity
12	Director Nominee Summary
13	Proposal 1—Election of Directors
13	Director Biographies and Qualifications
19	Director Nomination Process
19	Director Independence Policies
20	Board Meetings and Committees of the Board
23	Compensation Committee Interlocks and Insider Participation
23	Director Compensation
25	Director Stock Ownership Guidelines
25	Delinquent Section 16(a) Reports
26	CORPORATE GOVERNANCE
26	Corporate Governance Guidelines
26	Code of Business Conduct and Ethics
26	Sustainability Oversight
26	Annual Performance Evaluation of the Board
26	Majority Voting—Director Resignation Policy
27	Board Leadership Structure, Executive Sessions of Non-management Directors and Lead Director
27	Proxy Access By-Law
28	Communications with the Board of Directors
28	The Board’s Role in the Risk Management Process
29	Related Party Transactions and Policy
31	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
32	Security Ownership of Certain Beneficial Owners
33	AUDIT MATTERS
33	Proposal 2—Ratification of Independent Registered Public Accounting Firm
33	Independent Registered Public Accounting Firm
34	Audit Committee Report
36	EXECUTIVE COMPENSATION
36	Compensation Discussion and Analysis
48	Compensation Committee Report
49	Compensation Risk Review
50	Compensation Tables
64	Pay Ratio
64	Pay Versus Performance
69	Proposal 3—Advisory (Non-Binding) Vote to Approve Executive Compensation

70	Proposal 4—Approval of the 2024 Omnibus Incentive Plan

77	Proposal 5—Advisory (Non-Binding) Shareholder Proposal Regarding Transparency in Political Spending
78	Statement in Opposition to the Shareholder Proposal
80	INFORMATION CONCERNING THE SOLICITATION
83	ADDITIONAL INFORMATION
83	Incorporation by Reference
83	Shareholder Proposals for the Next Annual Meeting
83	Delivery of Documents to Shareholders Sharing an Address
84	Other Matters
A-1	APPENDIX 1—RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
A-2-1	APPENDIX 2—2024 OMNIBUS INCENTIVE PLAN

COMPANY
OVERVIEW
WHO WE ARE

Founded in 1899, Sonoco (NYSE: SON) (“Sonoco,” the “Company,” “we,” and “us”) is a global provider of highly engineered and sustainable packaging products.
With net sales of approximately $6.8 billion in 2023, the Company has approximately 23,000 employees working in more than 300 operations around the world, serving some of the world’s best-known brands. With our corporate purpose of Better Packaging. Better Life., Sonoco is committed to creating sustainable products and a better world for our customers, employees, and communities. Sonoco was named one of America's Most Responsible Companies by Newsweek. For more information on the Company, visit our website at sonoco.com.

OUR STRATEGY

Sonoco provides products and services to our customers in two reportable segments: Consumer Packaging and Industrial Paper Packaging. The Consumer segment provides customers with a variety of food and household packaging products through our rigid packaging products (paper, metal, and plastic containers) as well as flexible packaging products (plastic and paper). Our Industrial segment provides high grade paper products and converting services to a number of customers in the consumer staple, consumer durables, and industrial markets. Sonoco’s paper products are produced from 100% recycled paper. Remaining businesses are categorized as All Other and focused on specialty packaging in consumer, industrial, and healthcare markets.

Sonoco is executing a long-term strategy to invest in areas of our portfolio where we believe we can differentiate and add value to our customers. Through highly engineered products and designs, agile operational programs that provide high quality and flexibility, and efficient business processes that simplify our engagement, our valued customer partnerships are at the forefront of our planning.
To do this, we rely on our 23,000 dedicated and talented employees. Collectively, we are focused on operating with discipline while we transform our portfolio into fewer, bigger businesses to align with our customers’ needs and to drive operational and financial results. We are focused on capitalizing on high return investments and accretive acquisitions to better manage our business mix, increase profits, and improve free cash flow generation.
We believe that our continued business transformation strategically positions us to take advantage of long-term, future growth prospects in sustainable packaging. We are committed to investing in our employees, communities, and our customers while continuing to address critical social and environmental issues.
Sonoco 2024 Proxy Statement • 1

COMPANY OVERVIEW
2023 RESULTS
In 2023, we continued to make progress on strategic initiatives and delivered solid results in a difficult macroeconomic environment. Despite lower volumes, we maintained strong margins supported in part by record performances in our consumer rigid paper cans and flexibles businesses. On the industrial side, despite volume levels similar to 2008, our team delivered record profit margins through diligent cost management throughout the paper ecosystem.
With intentional focus on working capital, we generated record operating cash flow and free cash flow for the year. We also returned capital to shareholders and increased our annual dividend for the 40th straight year. We completed acquisitions and divestitures according to plans, and our teams successfully executed initiatives to further strengthen our foundation.

*
Adjusted earnings per diluted share is a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Financial Measures” in Appendix 1.

Our results in 2023 were delivered by the incredible Sonoco team and its continued resiliency and dedication. Certainly, the global economic and external factors did not make this an easy year at all. But we did not stand still, and we delivered the second best annual financial performance, as measured by adjusted earnings per diluted share, in the Company’s 125-year history. The Sonoco team is grateful to work alongside our great customer and supplier partners and we continue to look to the future with optimism.

These results were achieved as we remain centered on our core values of Respect, Teamwork, Service, Integrity, and Accountability that we strive to live day in and day out and our enduring belief that “People build businesses by doing the right thing.”
OUR GUIDING PRINCIPLE “People build businesses by doing the right thing” OUR CORE VALUES

RESPECT	TEAMWORK	SERVICE	INTEGRITY	ACCOUNTABILITY
Capital allocation remains a key part our strategy. We remain focused on improving returns on invested capital through organic investments in core, accretive acquisitions and further portfolio optimization.
2 • Sonoco 2024 Proxy Statement

COMPANY OVERVIEW
COMMITMENT TO SUSTAINABILITY
At Sonoco, our daily commitment to “Better Packaging. Better Life.” underscores the responsibility we have to create positive, meaningful, and sustainable impacts in the lives of our customers, our employees, our communities, and our planet.
As a leading provider of highly engineered packaging solutions serving consumer and industrial customers, we believe it is of utmost importance to address environmental challenges, such as climate change, based on data-driven scientific criteria. In parallel, Sonoco is committed to building on our people-centered culture to foster a community spirit that upholds our commitment to diversity, equity, and inclusion throughout our internal and external engagements.
These actions, aligned with our dedication to govern our activities with ethical practices and policies, form the foundation of our Sustainability Program, which is comprised of five tenets:
our sustainability program

1. GOVERNANCE	2. SUSTAINABLE OPERATIONS	3. SUSTAINABLE PRODUCTS	4. PEOPLE	5. LOCAL COMMUNITIES
Our five tenets arose from a priority-based approach to our disclosures, in line with good governance practices. Beginning in the fall of 2023, Sonoco completed its updated materiality assessment of our priorities. Our analysis of topics relating to sustainability included consideration of each of the Global Reporting Initiative Standards.
Our Board of Directors (the “Board”) and its committees work to ensure that sustainability principles are integrated into our business strategy in ways that optimize opportunities to make positive impacts while advancing long-term goals. We are committed to conducting our business in a safe, environmentally responsible, and sustainable manner, and in a way that reflects our responsibilities to our stakeholders, which includes our investors, employees, customers, and communities, as well as our environment.
In 2023, we continued to enhance our efforts around our sustainability strategy and monitoring the effectiveness of our sustainability initiatives. Our Executive Committee is tasked with driving results in these areas given their strategic importance. Against this backdrop, we have engaged with our internal and external stakeholders on our sustainability topics to help further inform our future direction and priorities.
Since 2009, the Board’s Employee and Public Responsibility Committee has been tasked with the responsibility of overseeing policies, strategies, and programs related to sustainability of our products and operations. The Vice President, Global Environmental, Sustainability, & Technical Services, who serves as the head of the Sustainability Council, reports to the Employee and Public Responsibility Committee quarterly. Additional information about Sonoco’s sustainability efforts, including our Corporate Sustainability Report, is posted on our website at sonoco.com/sustainability. The information posted on or accessible through our website, including this information, is not incorporated into this Proxy Statement.
Sonoco 2024 Proxy Statement • 3

COMPANY OVERVIEW
1.
Governance

Sonoco is committed to strong governance policies and practices that foster accountability to all our stakeholders. In line with our Guiding Principle of “Doing the Right Thing” and our Core Values, we operate our business with integrity and high ethical standards.

We have implemented programs to ensure compliance with applicable laws and regulations governing ethical business practices, including our relationships with suppliers, customers and business partners, and our industry.
Sonoco’s Corporate Governance Guidelines, along with the Restated Articles of Incorporation and By-Laws, establish a comprehensive framework for the governance of the Company to promote accountability and transparency for our Board of Directors and management team. Our governance policies and practices include:
•
Board comprised of a majority of independent directors (with nine of 11 directors being independent as set forth by the guidelines of the New York Stock Exchange);
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Regular meetings of independent directors without management present;
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Appointment of a Lead Independent Director with defined and significant responsibilities;
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New director orientation and continuing director education opportunities provided by the Company;
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Annual self-evaluations and individual performance reviews of directors;
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Stock ownership guidelines for directors and executive officers;
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Shareholder right to request a special shareholder meeting at 15% ownership threshold; and
•
Majority vote standard in an uncontested director election.

We are subject to rigorous controls and audits, and our Board and Audit Committee actively oversee our audit and enterprise cybersecurity practices. Our risk management teams, including our management Risk Management Committee, work to promote compliance with applicable laws and regulations and to identify, monitor, and mitigate material risks. Our cybersecurity risk management program leverages the National Institute of Standards and Technology Cybersecurity Framework for identifying, assessing, and managing material risks from cybersecurity threats. This approach combines prevention and detection techniques, informed by internal and external sources, to identify and analyze potential threat activities. Cybersecurity tenets are also incorporated into our technology policies.
We routinely engage with our stakeholders to better understand their views on governance, sustainability and corporate responsibility matters, carefully considering the feedback we receive and acting when appropriate. For more information, please visit our website at investor.sonoco.com.
2.
Sustainable Operations

Sonoco believes that in order to achieve our mission of improving the quality of life for people around the world, we must do our part to address global climate change.

We are committed to advancing our environmental progress by setting ambitious targets to reduce our global greenhouse gas emissions in line with the Paris Climate Agreement—to limit global temperatures to warming to well below 2° C above pre-industrial levels.
•
Sonoco is committed to reducing absolute scope 1 and 2 greenhouse gas (“GHG”) emissions by 25% by 2030 from a 2020 base year.
•
Sonoco is committed to reducing absolute scope 3 greenhouse gas emissions by 13.5% by 2030 from a 2019 base year, by working with our customers and suppliers to develop innovative packaging solutions that reduce packaging waste and improve recyclability.

4 • Sonoco 2024 Proxy Statement

COMPANY OVERVIEW
These targets have been validated by the Science-Based Targets initiative as meeting their requirements for being science-based in June 2021.
In addition to Sonoco’s robust operational policies, Sonoco endorses key international human rights standards including the International Labor Organization Declaration on Fundamental Principles and Rights at Work and the United Nations Universal Declaration of Human Rights. Sonoco joined as a participant of the United Nations Global Compact to align our strategies and policies with universal principles. We also endorse EcoVadis, a provider of sustainability ratings, intelligence and collaborative performance improvement tools for global supply chains.
3.
Sustainable Products

As a leading recycler in the United States, with recycling capabilities across the globe, Sonoco is positioned to understand the challenges of packaging associated with both the beginning and end of life and, as such, is investing in packaging design as well as infrastructure within our own material recovery facilities to expand the slate of packaging that can be successfully collected, sorted and processed for recycling. We are also engaged in partnerships across trade, academia, and our supply chain aimed at driving creative solutions to the challenges around packaging and end of life.

We continue to develop our EnviroSense® portfolio of more sustainable packaging which includes recyclable packaging, such as paper-based packaging, mono-material and paper-based flexible packaging, and recyclable thermoformed packaging, among other attributes, including bio-based materials, recycled content, and overall improved environmental footprint versus alternative packages.

4.
People

Sonoco’s core belief that “People Build Businesses” underlies our efforts to attract, develop and retain talented employees for our global businesses.

We bring more to packaging than just the package. Our integrated packaging solutions help define brand personalities, create differentiated customer experiences, and enhance the quality of products and the quality of life for people around the world.
We depend on our employees to achieve our mission of creating sustainable packaging solutions that:
•
build our customers’ brands;
•
enhance the quality of their products; and
•
improve the quality of life for people around the world.
We work towards this goal by establishing a foundation for actions that support:
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health and safety;
•
diversity, equity and inclusion (“DEI”); and
•
talent development.

Sonoco believes that a strong focus on human capital through the talent we hire and retain is critical to maintaining our competitiveness. This focus on human capital is reinforced through increasing employee awareness and education, communication, and training. Integrity is a hallmark of the Sonoco culture as is evidenced by our long-standing Code of Business Conduct and Ethics. Sonoco’s Board believes that effective human capital management is essential to our success and the Board is actively engaged and involved in talent management and succession planning. The Board oversees and annually reviews leadership development and assessment initiatives, as well as succession plans for our CEO and senior management. Working closely with our CEO and the Chief Human Resources officer, the Board regularly reviews our talent strategy, including to ensure we have a strong, diverse, and experienced leadership team and are cultivating a strong pipeline for future leadership.
Sonoco 2024 Proxy Statement • 5

COMPANY OVERVIEW
HEALTH AND SAFETY
We take the health and safety of our employees seriously. Protecting the health and safety of our employees is a priority, and we are committed to providing a safe and healthy working environment for all our associates. We expect each employee to follow our safety standards and protocols.

We use global and local incident data along with a strong set of leading indicators to create program and safety improvement action plans to reduce exposures that lead to at-risk situations. Sonoco tracks safety performance indicators with a goal of reducing safety incidents and improving upon the previous year’s performance. Injury rates were stable year-over-year with a decrease overall across the organization as compared to 2022. We continue to focus on preventing serious and disabling injuries across the organization and have demonstrated solid progress in reducing exposures to high-risk hazards within the manufacturing operations.

To promote the prevention of more significant Life Changing Events, which are injuries or incidents that cause or have the potential to cause permanent disabilities or the loss of life:
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We continue to engage with outside experts to conduct assessments of high-risk activities and leverage learnings globally.
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Focused audit processes, detailed standards, executive leadership, and dedicated capital is driving long-term exposure reductions with a 97% completion rate on our annual safety improvement plans.
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Finally, our operations leadership developed a safety playbook which was implemented globally to further train our employees. Do Safety Differently, a global initiative, was launched to further strengthen the culture around safety leadership and employee engagement.

We believe tracking and reporting of Sonoco’s health and safety data increases accountability and provides important insights into processes that need improvement or enhancement. Our focus on continuous improvement of our health and safety practices, as well as training, has resulted in steady improvement of our safety performance.
Other employee wellbeing resources include wellness courses and a variety of online training classes, as well as other programs to promote mental and physical health. We continue to utilize employee feedback and surveys to gather information to best serve our team members. Members of our human resources department annually review benefits to ensure we can meet the well-being of our employees and their families.
DIVERSITY, EQUITY, AND INCLUSION
Our commitment to DEI starts with our goal of developing a workforce that is diverse in background, knowledge, skill and experience. Sonoco engages in efforts aimed at hiring diverse talent, including initiatives focused on gender, underrepresented ethnic groups, LGBT+ individuals, people with disabilities, veterans and others. We have implemented policies and training focused on non-discrimination and harassment prevention. We embrace DEI, which we believe fosters leadership through new ideas and perspectives.
6 • Sonoco 2024 Proxy Statement

COMPANY OVERVIEW
As of December 31, 2023, approximately 25% of our total work force and 18.9% of our senior leaders globally identified as female, while approximately 34.5% of our total US work force and 13.3% of our US senior leaders identified as a member of an underrepresented ethnic group. From our global workforce, our employees were located in the following geographic regions: 56.3% in North America; 16.6% in Europe, Middle East and Africa; 17.7% in Latin American; and 9.5% in Asia Pacific.
In connection with its diversity initiatives, Sonoco periodically requests that its employees and Board members self-identify based on specified diversity categories. The preceding table is based on self-identifications as of December 31, 2023.
We have labor unions in all regions of our operations, and in North America, approximately 19% of our employees are represented by unions. We rely on the unique qualities and talents of our employees to help us meet our strategic priorities.

Our efforts include increasing the representation of women and racial minorities into more salaried and senior leadership positions. We are working toward this by focusing on leadership development, mentorships and coaching from a retention standpoint. We also believe that having a diverse pool of candidates and new hires is critical to the foundation of a strong, diverse leadership pipeline; therefore, we are pursuing opportunities to engage more candidates at the middle and high school levels to learn about manufacturing and create a larger, more diverse pool interested in going into this field of work. In the US, 25% of employee hires were female and 42.6% were a member of an underrepresented ethnic group in 2023.

2023 female new hires	2023 minority new hires

For the past 12 years, Sonoco’s employees have expanded and improved our Global Diversity, Equity and Inclusion Council (the “DEI Council”), which is chaired by our President and CEO. An important part of our DEI efforts includes Sonoco’s Employee Resource Groups, which are groups of employees who support our DEI strategies by leveraging the unique perspectives of their members.

In 2023, we continued to focus DEI Council activities on workforce representation (diversity and equity) and work environment (equity and inclusion) by addressing intersectionality, or the interconnectedness of our employees across social, ethnic, and gender categories.
Sonoco 2024 Proxy Statement • 7

COMPANY OVERVIEW

We have continued to build our Supplier Diversity program since 2004, integrating DEI into our procurement process by laying a strong foundation with key internal and external stakeholders. We developed policies, practices, and procedures to ensure equal opportunity and enable access. As part of the Supplier Diversity Program, progress is reported to the CEO and Executive Committee and to the DEI Council, which in turn reports to the Employee and Public Responsibility Committee of the Board.
Dedicated Supplier Diversity program for 20 years
TALENT DEVELOPMENT
Attracting, developing and retaining talented employees is critical to our success and is an integral part of our human capital strategy. We have created a Global Talent Acquisition and Organization Development team to provide a more holistic approach to managing and enriching the employee lifecycle through continuous training and comprehensive succession planning.

In 2023, we reviewed and developed leadership competencies needed for all salaried positions in the organization and plan to publish those competencies in our global HR system. The addition of competencies in our system is intended to provide employees with a transparent guideline on what’s needed to learn and progress in the organization. Sonoco University, our internal learning resource, supports employee development needs through e-learning, in person and virtual instructor led training.

In addition, we conduct regular talent succession assessments along with individual performance reviews in which managers provide feedback and coaching to assist with the development of our employees, including the use of individual development plans to assist with individual career development.
We are also committed to pay equity and regularly review our compensation model to ensure fair and inclusive pay practices across our business. We offer competitive benefits packages that we believe reflect the needs of our workforce. In the United States, we provide medical, dental, and vision benefits, life and disability coverage, education reimbursement, and paid time off. We provide retirement benefits including a 401(k)-match program. In addition to base salary, our employees participate in incentive plans that support our organizational philosophy of pay for performance. Our executive compensation program is designed to align incentives with achievement of the Company’s strategic plan and both short- and long-term operating objectives.
5.
Local Communities

Through strategic nonprofit partnerships, pro bono work, volunteerism and philanthropy, our corporate responsibility efforts are focused on contributing to the creation of a better world. Going forward, we continue to partner with nonprofit organizations that work to increase our community initiatives, decrease the number of individuals facing economic barriers, and make our communities reflections of our commitments and Core Values.

We are focused on making a positive impact in our communities through: • charity and fundraising, • educational sponsorship, and • local community development.
We strengthen our communities by supporting individual employees who volunteer with local community groups and by direct participation in philanthropic initiatives. Our management team believes we have the responsibility and the resources to enable positive change in building a more sustainable, resilient future for those we serve. Recent highlights include:
8 • Sonoco 2024 Proxy Statement

COMPANY OVERVIEW
2023 PHILANTHROPIC HIGHLIGHTS

In 2023, the Sonoco Foundation launched a $300,000 multi-year grant to help launch and develop the high school program at Butler Academy, Hartsville’s first public charter school.	The Sonoco Foundation donated $150,000 to E4E Relief to establish a global crisis grant program for Sonoco employees.

We provided approximately $425,000 in financial support to Coker University in Hartsville, South Carolina for academic programs and facility improvements, as well as providing scholarships primarily based on financial need.
A multi-year grant totaling $500,000 was awarded to the Darlington County Humane Society to create an educational center and mentoring facility.
Sonoco 2024 Proxy Statement • 9

BOARD OF DIRECTORS
AND BOARD MATTERS
Sonoco believes the business and professional experience of its directors, and their various areas of expertise, makes each of those directors a valuable resource to the Board and management and qualify each of them for service on Sonoco’s Board. Additionally, the business and personal experience, gender, racial, cultural, and geographic diversity of the directors afford a broad range of perspectives as they consider, discuss, and act on the issues and challenges that face the Company.
BOARD ATTRIBUTES AND DIVERSITY
Sonoco recognizes the importance of refreshing the Board with diverse, experienced leaders. Since the beginning of 2018, the Board has appointed five new members, including four independent directors.
This track record demonstrates the Board’s commitment to refreshment with independent nominees who provide experience and perspective to advance Sonoco’s business strategy. Following the long-standing practice of having Sonoco’s Chief Executive Officer serve on the Board, R. Howard Coker, President and Chief Executive Officer, joined the Board in 2020. Sonoco believes this practice facilitates continuity and effective communication between management and the Board.
Sonoco also believes it is important to have varying degrees of tenure on the Board. Four directors have more than 10 years’ experience, three directors have between five to 10 years’ experience, and four directors have five or fewer years’ experience serving on the Board. During their tenures, longer serving directors have gained considerable institutional knowledge, which has given them increased knowledge of, and valuable insight into, the Company, its culture, and its operations. Because the Company’s operations and business structure are relatively complex, continuity of service and the development and retention of institutional knowledge helps make the Board more efficient and effective at advising the Company regarding long-range strategic plans, goals, and objectives, as well as more immediate issues. The experience of more tenured directors provides historical perspective and context relating to strengths and weaknesses, while periodic Board refreshment allows the Board the opportunity to consider new ideas, perspectives, and processes. Sonoco’s By-Laws provide for retirement at age 75.
10 • Sonoco 2024 Proxy Statement

BOARD OF DIRECTORS AND BOARD MATTERS
Long-standing Commitment to Board Diversity
Sonoco is very intentional about the long-standing commitment to gender, racial, and cultural board diversity and independence. 45% of Board members are women or come from a diverse background. For well over two decades, the Board has included directors from diverse gender, racial, and cultural backgrounds. In addition, Sonoco seeks geographic diversity in directors. Most of the directors live outside South Carolina and one director lives in Europe, where the Company generated approximately 14% of its revenues in 2023.
Sonoco believes maintaining diversity of backgrounds, identities, and geographies helps bring increased global business perspectives to the Board. Sonoco’s Corporate Governance Guidelines provide that the Board and Corporate Governance and Nominating Committee will consider diversity, among other factors, in nominating director candidates, and will prioritize diversity and alignment with strategy in their focus on overall board composition. For Sonoco, diversity encompasses a variety of perspectives, including skills and experiences, gender, ethnicity, race, nationality, sexual orientation, and age.
Board Skill Set Diversity
Sonoco also considers diversity of a potential director’s skill sets and business and personal experience, and has historically selected directors with business backgrounds from global manufacturing and professional services such as accounting, financial, legal, and academia.
Manufacturing Experience	● ● ● ● ● ● ● ● ● ● ●	6 of 11
Financial Experience	● ● ● ● ● ● ● ● ● ● ●	7 of 11
Business Strategy Experience	● ● ● ● ● ● ● ● ● ● ●	11 of 11
CEO Experience	● ● ● ● ● ● ● ● ● ● ●	8 of 11
International Business Experience	● ● ● ● ● ● ● ● ● ● ●	6 of 11
Other Public Board Experience	● ● ● ● ● ● ● ● ● ● ●	8 of 11
In addition to their other qualifications, five directors have experience as executive officers of manufacturers, with financial and operational experience on all levels of their businesses, which provides them with differing and insightful perspectives about the manufacturing sector and the issues that confront manufacturers. Two directors have banking and/or investment experience, which provides them with valuable instincts and insights into financial matters that affect the Company. Six directors have international business experience, which is extremely important as a global company. One director has been partner with a major global accounting firm, two are certified public accountants, and two directors are academics with backgrounds in the business schools at major universities. Most of the directors also serve or have previously served on the boards of other public companies, which provides them with a further understanding of the regulatory environment in which public companies operate. The Board derives strength and depth from this varied business experience.
Sonoco 2024 Proxy Statement • 11

BOARD OF DIRECTORS AND BOARD MATTERS
DIRECTOR NOMINEE SUMMARY
				Sonoco Committee Membership
Director Name and Principal Occupation	Age	Director Since	Independent	Audit	Corporate Governance and Nominating	Executive Compensation	Employee and Public Responsibility	Financial Policy	Executive
Steven L. Boyd Chairman of the Board of Trustees, Johnson C. Smith University	66	2022
R. Howard Coker President and Chief Executive Officer, Sonoco	61	2020
Dr. Pamela L. Davies President Emerita and Professor of Strategy, Queens University of Charlotte	67	2004
Theresa J. Drew Former Managing Partner Carolinas Practice, Deloitte; CPA	66	2018
Philippe Guillemot Chief Executive Officer and Chairman, Vallourec SA	64	2017
John R. Haley Chief Executive Officer, Gosiger, Inc.	62	2011
Robert R. Hill Jr. Former Executive Chairman, South State Corporation	57	2019
Eleni Istavridis Former Executive Vice President and Head of Investment Services for Asia Pacific, Bank of New York Mellon	66	2020
Richard G. Kyle President and Chief Executive Officer and Director The Timken Company	58	2015
Blythe J. McGarvie Former instructor at Harvard Business School; Former CFO, Bic Group and Hannaford Bros. Co.; CPA	67	2014
Thomas E. Whiddon Former Advisory Director, Berkshire Partners, LLC	71	2001
Number of 2023 Meetings		Board—5		8	4	4	4	4	1
Chairman of the Board of Directors	Lead Independent Director	Committee Chair	Committee Member	Financial Expert
12 • Sonoco 2024 Proxy Statement

BOARD OF DIRECTORS AND BOARD MATTERS
PROPOSAL 1	The Board of Directors recommends that you vote FOR all nominees.
ELECTION OF DIRECTORS
The Board of Directors has set the Board size at eleven directors. The Corporate Governance and Nominating Committee and the Board recommend the following eleven directors to each stand for election for a one-year term, ending at the 2025 Annual Meeting of Shareholders. Unless directed otherwise, the proxy agents intend to vote FOR the election of the eleven persons below.
• Steven L. Boyd	• Philippe Guillemot	• Richard G. Kyle
• R. Howard Coker	• John R. Haley	• Blythe J. McGarvie
• Dr. Pamela L. Davies	• Robert R. Hill, Jr.	• Thomas E. Whiddon
• Theresa J. Drew	• Eleni Istavridis
DIRECTOR BIOGRAPHIES AND QUALIFICATIONS
STEVEN L. BOYD
Age 66 Board member since 2022 INDEPENDENT
Career Highlights
Johnson C. Smith University (institution of higher learning)
•
Chairman of the Board of Trustees, Johnson C. Smith University, his alma mater (July 2022-present)
•
Trustee (2009-present)
•
Interim President (Summer 2023)
Tate & Lyle PLC
•
Vice President, Sales, North America (2012-2014, retirement)
The Coca-Cola Company
•
Served in various roles, including Northeast Region Vice President (2000-2011)
The Minute Maid Company
•
Vice President (1987-1999)
Previous Board Service
•
Served on numerous non-profit boards

Qualifications
Mr. Boyd brings extensive experience as an executive leader. His knowledge of consumer products, customer management, product distribution, acquisition integration, community relations, and marketing and sales operations add valuable insight to the board and global business.
Committees
•
Audit
•
Employee and Public Responsibility

Sonoco 2024 Proxy Statement • 13

BOARD OF DIRECTORS AND BOARD MATTERS
R. HOWARD COKER
Age 61 Board member since 2020
Career Highlights
Sonoco Products Company
•
President, Chief Executive Officer and Director (February 2020-present)
•
Senior Vice President, Paper and Industrial Converted Products (2019-2020)
•
Senior Vice President, Global Rigid Paper & Closures and Paper/Engineered Carriers International (2017-2018)
•
Group Vice President, Global Rigid Paper & Closures, and Paper & Industrial Converted Products, EMEA, Asia, Australia/New Zealand (2015-2017)
•
Group Vice President, Global Rigid Paper & Plastics
•
Vice President, Global Rigid Paper & Closures
•
Vice President and General Manager, Rigid Paper & Closures, N.A.
•
Division Vice President and General Manager, Rigid Paper & Closures
•
Joined Sonoco in 1985
Other Current Board Service
•
AF&PA

Mr. Coker is the brother-in-law of J.R. Haley, Chairman of the Board of Directors.
Qualifications
Mr. Coker’s strong operating acumen, diverse experience, deep connection within the organization, and his leadership style and vision for the Company have been proven over his 39 years of service. He has played a significant role in the development of the global Industrial and Consumer businesses and has built an outstanding track record of growth and improved business operations.
Committees
•
Executive

DR. PAMELA L. DAVIES
Age 67 Board member since 2004 INDEPENDENT
Career Highlights
Queens University of Charlotte (institution of higher learning), Charlotte, NC
•
President Emerita and Professor of Strategy (2019-present)
•
President (2002-2019)
•
Dean of the McColl School of Business
Drexel University
•
Dean of the Lebow College of Business
Other Current Board Service
•
The Cato Corporation (NYSE: CATO)
•
Advocate Health (Chair elect)
•
The Center for Creative Leadership
•
Board of Trustees, the Duke Endowment
•
Board of Trustees, Princeton Theological Seminary
Previous Board Service
•
Family Dollar Stores, Inc. (2009-2015)
•
Charming Shoppes (1998-2009)
•
C&D Technologies, Inc. (1998-2010)
•
YMCA of the USA (2010-February 2024)

Qualifications
Dr. Davies brings to the board financial and strategic planning expertise, broad leadership ability, global perspective, and a strong business academic viewpoint derived from her service as president of a university and former dean of its business school. Her past experience on the boards of other public companies also provides her with valuable regulatory experience and an understanding of corporate governance issues.
Committees
•
Corporate Governance and Nominating
•
Employee and Public Responsibility (Chair)
•
Executive Compensation

14 • Sonoco 2024 Proxy Statement

BOARD OF DIRECTORS AND BOARD MATTERS
THERESA J. DREW
Age 66 Board member since 2018 INDEPENDENT
Career Highlights
Deloitte & Touche LLP (global accounting and professional services firm), Charlotte, NC
•
The Carolinas Practice Managing Partner and various other leadership roles (1979-2019, retirement)
•
Certified Public Accountant
Other Current Board Service
•
The Cato Corporation (NYSE: CATO)
•
Chair elect, Carolinas Chapter of the National Association of Corporate Directors
Previous Board Service
•
Past Chair of the Board of the YMCA of Greater Charlotte (2012-2017 and 2019-2022)
•
University of North Carolina Charlotte, Board of Trustees (2013-2021)
•
Served on numerous additional non-profit boards

Qualifications
Mrs. Drew has forty years of accounting and consuting experience with Deloitte, which has provided her with in-depth financial, auditing, and accounting experience related to various businesses and industries, as well as senior leadership experience. Her service on a board and audit committee of another public company provides her with additional regulatory and corporate governance experience. The Board has determined that Ms. Drew is an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission (the “SEC”).
Committees
•
Audit (Chair and Financial Expert)
•
Financial Policy

PHILIPPE GUILLEMOT
Age 64 Board member since 2017 INDEPENDENT
Career Highlights
Vallourec SA (manufacturer of premium tubular solutions for energy markets and demanding industrial applications), Meudon, France
•
Chief Executive Officer and Chairman of the Board (2022-present)
Elior Group SA (a French catering and support services firm)
•
Chief Executive Officer and Director (2017-2022)
Alcatel-Lucent SA, Boulogne-Billancourt, France
•
Chief Operating Officer (2013-2016, prior to its acquisition by Nokia Oya in 2016)
Europcar Group
•
Chief Executive Officer and Director
Areva Transmission & Distribution (T&D)
•
Chairman and Chief Executive Officer
Faurecia SA
•
Group Executive Vice President
Valeo
•
Group Vice President
Michelin
•
Various global executive positions
Other Current Board Service
•
Vallourec SA (Euronext Paris: VK)
Previous Board Service
•
Elior Group (2018-2022)
•
Constellium NV (2013-2019)
•
Visteon (2010-2013)
•
Europcar Group (2010-2012)

Qualifications
Mr. Guillemot possesses a wealth of executive leadership experience. His experience as an executive officer and director of other public manufacturing companies provides him with valuable corporate governance, financial, and regulatory knowledge. Mr. Guillemot brings global experience and leadership, including with respect to operations in Europe where Sonoco has a significant footprint.
Committees
•
Employee and Public Responsibility
•
Financial Policy

Sonoco 2024 Proxy Statement • 15

BOARD OF DIRECTORS AND BOARD MATTERS
JOHN R. HALEY Chairman of the Board since 2019
Age 62 Board member since 2011
Career Highlights
Gosiger, Inc. (privately owned distributor of computer-controlled machine tools and factory automation systems), Dayton, OH
•
Chief Executive Officer (2010-present)
•
Managing Partner
•
Division Vice President
Other Current Board Service
•
The Ultra-met Carbide Technologies (privately held)
•
Various Non-profit Organizations

Mr. Haley is the brother-in-law of R. Howard Coker, Sonoco’s President and Chief Executive Officer.
Qualifications
Mr. Haley has extensive executive leadership experience in the manufacturing and automation sectors. His related experience in corporate finance and his experience in sales and marketing provide valuable insights for the Board. He currently serves as the Chairman of the Board.
Committees
•
Executive (Chair)

ROBERT R. HILL JR. Lead Independent Director since 2022
Age 57 Board member since 2019 INDEPENDENT
Career Highlights
South State Corporation (regional, nationally chartered banking company with offices across the southeastern United States)
•
Executive Chairman and Director (2020-2023, retirement)
•
Chief Executive Officer (2004-2020)
•
President and Chief Operating Officer (1999-2004)
Previous Board Service
•
South State Corporation (2020-2023)
•
The Federal Reserve Bank of Richmond, serving as Audit Committee chair (2015-2020)

Qualifications
Mr. Hill brings to the board an in-depth knowledge of the financial industry, merger and acquisition activity, chief executive officer experience, and public company board experience.
Committees
•
Corporate Governance and Nominating (Chair)
•
Executive
•
Executive Compensation
•
Financial Policy

ELENI ISTAVRIDIS
Age 66 Board member since 2020 INDEPENDENT
Career Highlights
Bank of New York Mellon (a global commercial banking company)
•
Executive Vice President and Head of Investment Services for Asia (2011-2015, retirement)
•
Member of the Global Operating Committee and Global Investment Services Executive Committee
Adept Capital Partners
•
Managing Partner
Tristate Holdings (an Asia-based apparel manufacturing company)
•
President and Chief Operating Officer
Deutsche Bank and Bankers Trust
•
Senior leadership positions in the United States and Asia, spanning 33 years in financial services and manufacturing
Other Current Board Service
•
Sappi Limited (OTCMKTS: SPPJY)

Qualifications
Ms. Istavridis has a wealth of experience in banking, manufacturing, and business development. She brings extensive global experience and leadership to the board, including valuable insight into business operations in Asia, an important region for Sonoco’s growth.
Committees
•
Employee and Public Responsibility
•
Financial Policy

16 • Sonoco 2024 Proxy Statement

BOARD OF DIRECTORS AND BOARD MATTERS
RICHARD G. KYLE
Age 58 Board member since 2015 INDEPENDENT
Career Highlights
The Timken Company (manufacturer of bearings, transmissions, gearboxes, motors, lubrications systems, and chain), North Canton, OH
•
President and Chief Executive Officer and Director (2014-present)
•
Chief Operating Officer, Bearings and Power Transmissions Group
•
Group President, Aerospace and Steel
•
President, Aerospace and Mobile Industries
Cooper Industries
•
Various management positions
Hubbell, Inc.
•
Various management positions
Other Current Board Service
•
Timken (NYSE: TKR)

Qualifications
Mr. Kyle has broad operational leadership expertise gained in global manufacturing organizations. As a member of the board of The Timken Company, he also brings a valuable understanding of regulatory and corporate governance issues.
Committees
•
Audit
•
Corporate Governance and Nominating
•
Executive
•
Executive Compensation (Chair)

BLYTHE J. McGARVIE
Age 67 Board member since 2014 INDEPENDENT
Career Highlights
Harvard Business School (institution of higher learning), Boston, MA
•
Instructed accounting in the full-time MBA program (2012-2014)
•
Certified Public Accountant
Leadership for International Finance, LLC
•
Founder and Chief Executive Officer
BIC Group and Hannaford Bros. Co.
•
Chief Financial Officer
Other Current Board Service
•
Apple Hospitality REIT, Inc. (NYSE: APLE)
•
LKQ Corporation (NASDAQ: LKQ)
•
Cineworld Group
•
Wawa, Inc.
Previous Board Service
•
Viacom, Inc. (2007-2017)
•
Accenture plc (2001-2017)
•
Travelers Insurance (2003-2011)
•
Pepsi Bottling Group (2002-2010)
•
Lafarge NA (2004-2006)

Ms. McGarvie is a Certified Public Accountant and holds a CERT Certificate in Cybersecurity Oversight (issued by the CERT Division of the Software Engineering Institute at Carnegie Mellon University)
Qualifications
Ms. McGarvie has significant financial, technological, and general leadership expertise. Her service on the boards of other public companies also provides her with valuable regulatory experience and an understanding of corporate governance issues.
Committees
•
Audit
•
Employee and Public Responsibility
•
Financial Policy (Chair)

Sonoco 2024 Proxy Statement • 17

BOARD OF DIRECTORS AND BOARD MATTERS
THOMAS E. WHIDDON
Age 71 Board member since 2001 INDEPENDENT
Career Highlights
Berkshire Partners, LLC (Boston-based private equity firm)
•
Advisory Director (2005-2013, retirement)
•
Served various Berkshire portfolio companies in an executive capacity on an interim basis
Lowe’s Companies, Inc.
•
Executive Vice President—Logistics and Technology
•
Executive Vice President and Chief Financial Officer
Previous Board Service
•
Dollar Tree Stores, Inc. (2003-2022)
•
Carter’s Inc. (2003-2021)

Qualifications
Mr. Whiddon’s general management, information technology and logistics expertise, strong financial acumen, and experience with retail end markets are beneficial to the Board. The Board has determined that Mr. Whiddon is an audit committee financial expert within the meaning of the rules of the SEC. His previous service on the boards and audit committees of two other public companies provides him with valuable regulatory and corporate governance experience.
Committees
•
Audit (Financial Expert)
•
Corporate Governance and Nominating
•
Executive Compensation

18 • Sonoco 2024 Proxy Statement

BOARD OF DIRECTORS AND BOARD MATTERS
DIRECTOR NOMINATION PROCESS
The Corporate Governance and Nominating Committee recommends nominees to the Board of Directors to fill vacancies on the Board of Directors as they occur and recommends candidates for election as directors at annual meetings of shareholders. Such candidates are routinely identified through personal and business relationships and contacts of the directors and executive officers. The Corporate Governance and Nominating Committee also considers recommendations for nomination from other interested parties, including Sonoco’s shareholders and other sources. See the section entitled “Shareholder Proposals for Next Annual Meeting” for information regarding the ability of shareholders to nominate candidates for election as directors at an annual meeting. The Corporate Governance and Nominating Committee applies the same standards of evaluation to shareholder nominees as to any other nominee.
In recommending candidates, the Corporate Governance and Nominating Committee evaluates such factors as:
•
leadership experience;

•
experience in business and with other organizations of comparable size and scope;

•
knowledge or skills that would be valuable to the Board of Sonoco, such as financial acumen;

•
understanding of relevant technologies;

•
knowledge of Sonoco’s markets or Sonoco’s customers;

•
interpersonal skills;

•
decision-making skills; and

•
the ability to devote the necessary time to board service.

While candidates for director are evaluated holistically and there are no specific minimum qualifications, the committee expects candidates for director to possess the highest personal and professional ethics and to be committed to the long-term interests of the Company’s shareholders.
As further discussed under “Board Attributes and Diversity,” the Corporate Governance and Nominating Committee believes it is important to have a diverse board in terms of types of experience, background, age, skills, gender, race, and nationality, although it does not have a specific policy or guideline related to board diversity.
Candidates are considered for nomination based on their individual qualifications as well as in consideration of how their capabilities complement other current Board members’ experience and business background. The Board believes a diverse board has greater depth and capability than the sum of its individual directors’ qualifications.
DIRECTOR INDEPENDENCE POLICIES
The rules of the New York Stock Exchange require that at least a majority of the members of the Board of Directors be independent. Under the New York Stock Exchange’s standards, “independent” means that a director has been determined by the Board to have no material relationship with Sonoco (either directly, indirectly through an immediate family member or as a partner, shareholder, or officer of an organization that has a relationship with Sonoco).
To assist the Board in making these determinations, Sonoco has adopted guidelines that adhere to the standards set forth in the rules of the New York Stock Exchange. These guidelines are set forth in Sonoco’s Corporate Governance Guidelines, which are available through the Investor Relations section of the website at investor.sonoco.com.
Based on these criteria, the Board of Directors has determined that the following directors, who constitute a majority of the Board, are independent:
• Steven L. Boyd	• Philippe Guillemot	• Richard G. Kyle
• Pamela L. Davies	• Robert R. Hill Jr.	• Blythe J. McGarvie
• Theresa J. Drew	• Eleni Istavridis	• Thomas E. Whiddon
Sonoco 2024 Proxy Statement • 19

BOARD OF DIRECTORS AND BOARD MATTERS
BOARD MEETINGS AND COMMITTEES OF THE BOARD
During 2023, the Board of Directors held four regularly scheduled meetings and one special meeting to review significant developments affecting Sonoco and to act on matters requiring the Board of Directors’ approval. All directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees of which they were members.
Sonoco encourages, but does not require, directors to attend the Annual Meetings of Shareholders. All directors attended the 2023 Annual Meeting of Shareholders.
To assist it in performing its duties, the Board of Directors has established the following committees:
•
Audit Committee;

•
Executive Compensation Committee;

•
Corporate Governance and Nominating Committee;

•
Employee and Public Responsibility Committee;

•
Financial Policy Committee; and

•
Executive Committee.

Complete charters for all committees are available through the Investor Relations section of the website at investor.sonoco.com under the sub-heading “Governance”. These charters are also available in print to any shareholder upon request to the Corporate Secretary, Sonoco Products Company, 1 North Second Street, Hartsville, SC 29550 USA or through email to CorporateSecretary@sonoco.com.
The Board of Directors has determined that each member of the Audit, Executive Compensation, and Corporate Governance and Nominating Committees is independent as defined in the rules of the New York Stock Exchange and, with respect to the Audit and Executive Compensation Committee, in accordance with the rules of the SEC, as applicable.
2023 BOARD MEETINGS AND COMMITTEES OF THE BOARD
		Sonoco Independent Committee Membership
Director	Independent	Audit	Executive Compensation	Corporate Governance and Nominating	Employee and Public Responsibility	Financial Policy	Executive Committee
Steven L. Boyd
R. Howard Coker
Pamela L. Davies
Theresa J. Drew
Philippe Guillemot
John R. Haley
Robert R. Hill, Jr.
Eleni Istavridis
Richard G. Kyle
Blythe J. McGarvie
Thomas E. Whiddon
Number of 2023 Meetings		8	4	4	4	4	1
Chairman of the Board of Directors	Lead Independent Director	Committee Chair	Committee Member	Financial Expert
20 • Sonoco 2024 Proxy Statement

BOARD OF DIRECTORS AND BOARD MATTERS
AUDIT COMMITTEE Meetings in 2023: 8
ALL MEMBERS ARE INDEPENDENT FINANCIAL EXPERT
Theresa J. Drew (Chair) | Steven L. Boyd | Richard G. Kyle | Blythe J. McGarvie | Thomas E. Whiddon

Qualifications
•
Each member of the Audit Committee meets the independence criteria established by the SEC under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is an independent director under the applicable standards of the New York Stock Exchange;
•
Each member of the Audit Committee is financially literate; and
•
Each of Ms. Drew and Mr. Whiddon is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.

Key Responsibilities
Among other things, the Audit Committee assists the Board of Directors with oversight of:
•
integrity of the Company’s financial statements;
•
effectiveness of the Company’s internal controls over financial reporting and its means of assessing and managing exposure to risk;
•
the Company’s compliance with legal and regulatory requirements;
•
independent auditor’s qualifications and independence; and
•
performance of the independent auditor and the Company’s internal audit function.
Among its responsibilities, the committee is directly responsible for the:
•
appointment, compensation, and retention of the independent auditor and for overseeing the performance of attest services provided to the Company;
•
reviewing compliance with the major accounting and financial policies of the Company;
•
reviewing management’s assessment of the effectiveness of the Company’s internal controls;
•
reviewing significant findings of the Company’s internal audit function and the independent auditor;
•
reviewing the independence of the independent auditor;
•
reviewing the results of the annual audit of the Company’s financial statements;
•
overseeing compliance with the Company’s code of business conduct; and
•
overseeing the Company’s enterprise risk management activities relating to financial reporting, internal controls, cybersecurity, regulatory, other compliance, and litigation.

EXECUTIVE COMPENSATION COMMITTEE Meetings in 2023: 4
ALL MEMBERS ARE INDEPENDENT
Richard G. Kyle (Chair) | Dr. Pamela L. Davies | Robert R. Hill, Jr. | Thomas E. Whiddon

Qualifications
•
Each member of the Executive Compensation Committee qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and each member of the Executive Compensation Committee is an independent director under the applicable standards of the New York Stock Exchange.

Key Responsibilities
The Executive Compensation Committee:
•
establishes the Company’s general compensation philosophy;
•
oversees the development and implementation of compensation programs;
•
directly oversees the administration of the Company’s executive officer compensation programs;
•
reviews and approves corporate goals and objectives;
•
evaluates actual performance against those goals and objectives; and
•
sets compensation for the Chief Executive Officer, Chief Financial Officer, and other executive officers.
The committee does not delegate its decision-making authority relating to executive compensation. Further information about the committee’s processes and procedures relating to the consideration of executive compensation is set forth under the caption “Executive Compensation—Compensation Discussion and Analysis—Role of Independent Compensation Consultant”.

Sonoco 2024 Proxy Statement • 21

BOARD OF DIRECTORS AND BOARD MATTERS
CORPORATE GOVERNANCE AND NOMINATING COMMITTEEMeetings in 2023: 4
ALL MEMBERS ARE INDEPENDENT
Robert R. Hill, Jr. (Chair) | Dr. Pamela L. Davies | Richard G. Kyle | Thomas E. Whiddon
Qualifications • Each member of the Corporate Governance and Nominating Committee is an independent director under the applicable standards of the New York Stock Exchange.
Key Responsibilities
The Corporate Governance and Nominating Committee is responsible for:
•
developing and implementing corporate governance guidelines addressing the structure, mission, practices, and policies of the Board of Directors;
•
identifying, evaluating, and recommending individuals to the Board for nomination as members of the Board;
•
annually reviewing the skills and characteristics of current Board members; and
•
ensuring that processes are in place for an annual appraisal of Chief Executive Officer performance, succession planning, and management development.

EMPLOYEE AND PUBLIC RESPONSIBILITY COMMITTEEMeetings in 2023: 4
ALL MEMBERS ARE INDEPENDENT
Dr. Pamela L. Davies (Chair) | Steven L. Boyd | Philippe Guillemot | Eleni Istavridis | Blythe J. McGarvie

Key Responsibilities
The Employee and Public Responsibility Committee:
•
provides oversight and guidance on sustainability matters, DEI, employee safety and health; employee morale and well-being; charitable and educational contributions; and public policy issues that may affect the Company, including oversight of political/government affairs, policies, crisis management planning, and business conduct and commitment to ethical business practices; and
•
oversees the Company’s obligations to its employees and major public constituencies, including shareholders, customers, and the communities in which it operates.

FINANCIAL POLICY COMMITTEE Meetings in 2023: 4
ALL MEMBERS ARE INDEPENDENT
Blythe J. McGarvie (Chair) | Theresa J. Drew | Philippe Guillemot | Robert R. Hill, Jr. | Eleni Istavridis

Key Responsibilities
The Financial Policy Committee:
•
provides oversight and monitoring of the Company’s financial planning and financial structure so as to provide congruence with the Company’s objectives of growth and sound operation; and
•
reviews and evaluates the Company’s capital structure, significant financing transactions, financial risk management policies and practices, and investment funding and management of the Company’s defined benefit and postretirement benefit plans.

EXECUTIVE COMMITTEE Meetings in 2023: 1
John R. Haley (Chair) | R. Howard Coker | Richard G. Kyle | Robert R. Hill, Jr.
Key Responsibilities The Executive Committee is empowered to exercise all the authority of the Board of Directors between regularly scheduled meetings, except as limited by South Carolina law.
22 • Sonoco 2024 Proxy Statement

BOARD OF DIRECTORS AND BOARD MATTERS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Executive Compensation Committee has been an officer or employee of Sonoco or of any of its subsidiaries or affiliates. During the last fiscal year, none of Sonoco’s executive officers served on the board of directors or compensation committee of any other entity whose officers served on Sonoco’s Board or Sonoco’s Executive Compensation Committee.
DIRECTOR COMPENSATION
Employee directors do not receive any additional compensation for serving on the Board of Directors. Non-employee director compensation is structured to reward the efforts of the directors without compromising the independence necessary to protect shareholders’ long-term interests. A significant portion of the directors’ fees are issued in stock that must be held for the duration of the director’s service, therefore aligning the directors’ interests with the interests of shareholders. Compensation for non-employee directors is summarized below.
2023 Quarterly Director Compensation	Additional Cash Compensation
	Quarterly Retainers	1st Quarter 2023	Effective 2nd Quarter 2023

	Chairman of the Board	$37,500	$37,500
	Lead Independent Director	7,500	7,500
	Committee Chairs:
	• Audit	6,250	6,250
	• Executive Compensation	5,000	5,000
	• Corporate Governance and Nominating, Financial Policy, and Employee and Public Responsibility	4,375	4,375
	Attendance for each Board and each Committee meeting	1,500	0
For the first quarter of 2023, non-employee directors received a quarterly cash retainer of $20,000 and a quarterly equity retainer of deferred stock equivalent units valued at $33,750 as described below. The Corporate Governance and Nominating Committee annually retains FW Cook, the Compensation Committee’s existing independent Compensation Committee consultant, to prepare an analysis of national surveys of director compensation and an independent study of peer packaging companies. Based on that analysis, the Board of Directors approved a quarterly cash retainer of $27,500 and a quarterly equity retainer of deferred stock equivalent units valued at $36,250, effective April 1, 2023. The number of deferred stock equivalent units received is calculated by dividing the quarterly equity retainer amount by the closing stock price on the first business day of each calendar quarter. The deferred stock equivalent units accrue dividend equivalents and are not settled until six months following termination of Board service. Directors must elect to receive these deferred share distributions in one, three, or five annual installments.
Board members also received additional cash fees as follows: For the first quarter of 2023 each board member received a fee of $1,500 for each Board of Directors and each committee meeting attended. Effective April 1, 2023, based on national surveys of director compensation and an independent study of peer packaging companies, the Board of Directors approved eliminating the fees for Board of Directors and committee meeting attendance. In 2023, the Corporate Governance and Nominating Committee chair, Financial Policy Committee chair, and the Employee and Public Responsibility Committee chair each received a quarterly committee chair retainer of $4,375; the Executive Compensation Committee chair received a quarterly committee chair retainer of $5,000, and the Audit Committee chair received a quarterly committee chair retainer of $6,250. In 2023, the Lead Independent Director received a quarterly retainer of $7,500 and the Chairman of the Board received a $37,500 quarterly retainer.
Directors may elect to defer a portion of their cash retainer or other fees (except chair retainers) into deferred stock equivalent units or into an interest-bearing account. The interest-bearing account accumulates interest each year at a rate equal to the Merrill Lynch ten-year high-quality bond index listed on the preceding December 15. For 2023, the interest rate was 5.223%. Deferrals into stock equivalent units are converted into phantom stock equivalents as if Sonoco shares were actually purchased. The deferred stock equivalent units
Sonoco 2024 Proxy Statement • 23

BOARD OF DIRECTORS AND BOARD MATTERS
accrue dividend equivalents and are issued in shares of Sonoco common stock upon termination from the Board. Issuance of shares will commence six months following termination of Board service. Directors must elect to receive these deferred distributions in one, three, or five annual installments.
2023 DIRECTOR COMPENSATION TABLE
The following table sets forth information regarding the compensation earned by each non-employee director who served on Sonoco’s Board of Directors in 2023.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
John R. Haley	0	$396,500	$396,500
Steven L. Boyd	$108,500	142,500	251,000
Pamela L. Davies	126,000	142,500	268,500
Theresa J. Drew	108,500	142,500	251,000
Philippe Guillemot	107,000	142,500	249,500
Robert R. Hill, Jr.	47,500	251,000	298,500
Eleni Istavridis(3)	107,000	142,500	249,500
Richard G. Kyle	130,000	142,500	272,500
Blythe J. McGarvie	127,500	142,500	270,000
Thomas E. Whiddon	135,000	142,500	277,500

(1)
Mr. Haley elected to defer his Chairman of the Board fees of $150,000, cash retainer of $102,500, and his meeting fees of $1,500 into deferred stock equivalent units.

Mr. Hill elected to defer his cash retainer of $102,500 and his meeting fees of $6,000 into deferred stock equivalent units.
(2)
Grant date fair value computed in accordance with FASB ASC Topic 718 of mandatorily deferred stock equivalent units. Assumptions made in valuation of these awards are set forth in Note 12 to Sonoco’s financial statements for the year ended December 31, 2023, which are included in the Annual Report on Form 10-K, filed with the SEC on February 28, 2024.

(3)
Ms. Istavridis elected to defer her cash retainer of $102,500, and her meeting fees of $4,500, into a market rate interest account, as described above.

The table below shows the amount of 2023 compensation deferred for each director into Sonoco Stock Equivalent Units and the payout schedule elected.
Name	Fees Deferred into Equivalent Stock Units(1) ($)	Payout Schedule Election in Years
John R. Haley(2)	$396,500	5
Steven L. Boyd	142,500	3
Pamela L. Davies	142,500	1
Theresa J. Drew	142,500	1
Philippe Guillemot	142,500	1
Robert R. Hill, Jr.(3)	251,000	3
Eleni Istavridis	142,500	5
Richard G. Kyle	142,500	5
Blythe J. McGarvie	142,500	1
Thomas E. Whiddon	142,500	1

(1)
Mandatory deferrals of stock awards of $33,750 were made on January 3, 2023, and $36,250 on April 3, 2023, July 3, 2023, and October 2, 2023 in connection with the equity retainer component of the Director Compensation Program.

(2)
Mr. Haley elected to defer his Executive Chairman fees of $150,000, cash retainer of $102,500, and his meeting fees of $1,500 into deferred stock equivalent units.

(3)
Mr. Hill elected to defer his cash retainer of $102,500 and his meeting fees of $6,000 into deferred stock equivalent units.

24 • Sonoco 2024 Proxy Statement

BOARD OF DIRECTORS AND BOARD MATTERS
Non-employee Directors’ Outstanding Equity Awards or Fees Deferred into Sonoco Stock Equivalent Units at 2023 Fiscal Year-end
	Fees Deferred into Equivalent Stock Units
Name	Shares (#)	Value(1) ($)
John R. Haley	57,006	$3,184,906
Steven L. Boyd	0	0
Pamela L. Davies	55,262	3,087,484
Theresa J. Drew	12,530	700,027
Philippe Guillemot	19,182	1,071,692
Robert R. Hill, Jr.	18,747	1,047,402
Eleni Istavridis	7,151	399,511
Richard G. Kyle	20,290	1,133,626
Blythe J. McGarvie	23,627	1,320,038
Thomas E. Whiddon	55,262	3,087,478

(1)
Based on the December 29, 2023 closing price of $55.87 per share, which was the last trading day of the fiscal year.

DIRECTOR STOCK OWNERSHIP GUIDELINES
The Board of Directors has adopted stock ownership guidelines for outside directors, which establish a target level of ownership of our common stock based on years of service as a director. The guidelines are as follows:
Years of Service	Target Number of Shares Owned
Two	3,000
Four	5,000
Six	8,000
Compensation deferred into Sonoco stock equivalent units and Deferred Stock Equivalent Units is included in determining whether these guidelines have been met. All directors are in compliance with these guidelines.
DELINQUENT SECTION 16(a) REPORTS
Sonoco’s directors, executive officers and beneficial owners of 10% or more of Sonoco common stock are required to file reports with the SEC and the New York Stock Exchange showing the number of shares of any class of equity securities they owned when they became a director or executive officer, and, after that, any changes in their ownership of securities. These reports are required by Section 16(a) of the Exchange Act.
Based on an examination of the copies of Forms 3, 4, and 5, and amendments thereto, filed electronically with the SEC and the written representations of the directors, executive officers, and 10% shareholders, all required filings in 2023 were made on a timely basis.
Sonoco 2024 Proxy Statement • 25

CORPORATE
GOVERNANCE
CORPORATE GOVERNANCE GUIDELINES
Sonoco adopted Corporate Governance Guidelines to supplement the requirements, authorizations, and limitations contained in South Carolina law, the Company’s Restated Articles of Incorporation (the “Restated Articles”), and the Company’s By-Laws. The guidelines represent the Board’s expression of some of the ways that it intends to deal with various issues involving the selection and functioning of directors and Board committees and of director compensation. Annually, the Corporate Governance and Nominating Committee reviews these guidelines. Copies of the full document are available through the Investor Relations section of Sonoco’s website at investor.sonoco.com under the sub-heading “Governance.”
CODE OF BUSINESS CONDUCT AND ETHICS
Sonoco established a code of business conduct and ethics, which is referred to as Policies on Business Conduct, for directors, officers, and employees. Sonoco requires all directors, officers, and employees, as well as business partners, to adhere to the standards set forth in the Policies on Business Conduct, which include policies addressing safety, personal conduct, conflicts of interest, business assets, inside information and trading, antitrust, trade compliance, and bribery, among other matters. The Company also has an established code of ethics (as defined in Item 406 of Regulation S-K) that applies to its principal executive officer, principal financial officer, principal accounting officer, and other senior executive and senior financial officers as a supplement to the Policies on Business Conduct. Sonoco also maintains an independently operated Business Conduct Hotline to enable anonymous reporting of violations of any law, regulation, policies on business conduct, as well as other concerns. Copies of the Policies on Business Conduct and supplement are available through the Investor Relations section of Sonoco’s website at investor.sonoco.com under the sub-heading “Governance.”
SUSTAINABILITY OVERSIGHT
Since 2009, the Employee and Public Responsibility Committee has been tasked with the responsibility of overseeing policies, strategies, and programs related to sustainability matters, including all issues related to the sustainability of Sonoco’s products and operations. For additional information regarding Board oversight of these matters, refer to the section entitled “Company Overview—Commitment to Sustainability—Board Oversight of Sustainability and Corporate Responsibility” above.
ANNUAL PERFORMANCE EVALUATION OF THE BOARD
Annually, the Corporate Governance and Nominating Committee administers a comprehensive self-evaluation of the Board and its committees to evaluate the Board’s effectiveness, to seek ways to improve its effectiveness, and to identify matters that would benefit from extra attention. Each director completes a detailed questionnaire that is returned directly to the Lead Director, who summarizes the responses for review and discussion by the Corporate Governance and Nominating Committee and, ultimately, by the full Board.
MAJORITY VOTING—DIRECTOR RESIGNATION POLICY
The Board of Directors has adopted a “Majority Voting—Director Resignation Policy” in its Corporate Governance Guidelines that, in an uncontested election, requires any nominee for Director who fails to receive the required number of votes for re-election to promptly offer to resign following certification of the shareholder vote.
The Corporate Governance Guidelines provide that the Corporate Governance and Nominating Committee will recommend to the Board whether to accept the resignation, and the Board will act on the recommendation within 100 days of the shareholder vote and disclose the results of its decision in a press release. This policy is described in more detail in the Company’s Corporate Governance Guidelines, which are available through the Investor Relations section of Sonoco’s website at investor.sonoco.com under the sub-heading “Governance.”
26 • Sonoco 2024 Proxy Statement

CORPORATE GOVERNANCE
BOARD LEADERSHIP STRUCTURE, EXECUTIVE SESSIONS OF
NON-MANAGEMENT DIRECTORS AND LEAD DIRECTOR
R. HOWARD COKER President and Chief Executive Officer	JOHN R. HALEY Chairman of the Board of Directors	ROBERT R. HILL, JR. Lead Independent Director
The offices of Chairman and Chief Executive Officer are currently separated, with different people serving each role. This separation is not mandatory and the Board considers the issue on a case-by-case basis. The Board recognizes there are various circumstances that weigh in favor of or against both combination and separation of these offices and, in the past, Sonoco has employed both structures.
Whether the roles of Chairman and Chief Executive Officer are separated or combined at any given time, Sonoco maintains a lead independent director. Sonoco’s By-Laws provide that the Chairman of the Corporate Governance and Nominating Committee, who is always an independent director, will simultaneously serve as Lead Director. The Lead Director plays an important role in the Board leadership. Among other things, the Lead Director presides at any meeting at which the Chairman is not present; presides at executive sessions of the independent directors; serves as a liaison between the Chairman and the independent directors when requested; confers with the Chairman regarding the information sent to the Board and the schedules and agendas for meetings; and is available for consultation and direct communication with major shareholders.
Currently, John R. Haley serves as the Chairman and Robert R. Hill, Jr. serves as the Chairman of the Corporate Governance and Nominating Committee and as Lead Director. Sonoco’s Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of the Board. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to the Chief Executive Officer, while enabling the Chairman and the lead independent director to facilitate the Board’s independent oversight of management, promote communication between management and the Board, and support the Board’s consideration of key governance matters.
Shareholders and other interested parties may communicate with the non-management (or independent) directors by writing to:
BY MAIL	BY EMAIL
Non-management (or Independent) Directors c/o Corporate Secretary Sonoco Products Company 1 North Second Street Hartsville, SC 29550 US	CorporateSecretary@sonoco.com
PROXY ACCESS BY-LAW
The Company’s By-Laws permit a shareholder, or a group of up to 20 shareholders, owning at least three percent of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees up to the greater of two directors or 20 percent of the number of directors in office of the Board, all subject to the procedures, terms, and conditions specified in the By-Laws. Nominees that satisfy the Company’s proxy access By-Law requirements will be included in the Company’s proxy statement and on the Company’s proxy card. The required Shareholder’s Notice of a nomination for the 2025 Annual Meeting of Shareholders must be received by the Corporate Secretary at 1 North Second Street, Hartsville, SC 29550 US no later than November 15, 2024 and no earlier than October 16, 2024.
Sonoco 2024 Proxy Statement • 27

CORPORATE GOVERNANCE
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Any shareholder or other interested party who wishes to send communications to any member of the Board of Directors should mail such communications addressed to the intended recipient by name or position:
BY MAIL	BY EMAIL
c/o Corporate Secretary Sonoco Products Company 1 North Second Street Hartsville, SC 29550 US	CorporateSecretary@sonoco.com
Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate communication. The Corporate Secretary will send all appropriate communications to the intended recipient.
The Corporate Secretary has discretion to exclude from transmittal any communications that are not deemed “appropriate,” such as commercial advertisements or other forms of solicitation or that relate to the sender’s personal or business interest (although all communications are available to directors at their request). The Corporate Secretary will forward to the directors any communications raising substantive issues.
In the case of communications addressed to the Board of Directors or, if specified, to the independent or non-management directors, the Corporate Secretary will send appropriate communications to the Lead Director. In the case of communications addressed to committees of the Board, the Corporate Secretary will send appropriate communications to the Chair of such committee.
The Corporate Secretary is required to maintain a record of all communications received that were addressed to one or more directors, including those determined not to be appropriate communications. Such record will include the name of the addressee, the disposition by the Corporate Secretary and, in the case of communications determined not to be appropriate, a brief description of the nature of the communication. The Corporate Secretary is required to provide a copy of any additions to the record to the Chair of the Corporate Governance and Nominating Committee quarterly.
THE BOARD’S ROLE IN THE RISK MANAGEMENT PROCESS
The Company oversees management of enterprise risk through the Risk Management Committee (“RMC”). The RMC is chaired by the Company’s Vice President of Compliance, Risk & Audit with direct oversight from the General Counsel. The RMC, which is made up of senior leadership across a variety of business functions, defines the Company’s enterprise risk framework based upon analysis of industry and peer benchmarking as well as company-specific data analysis. The RMC holds at least four regularly scheduled meetings each year and may hold additional meetings as needed.
The RMC is guided in its activities and responsibilities by a risk management framework which includes risk assessments designed to identify the highest priority risks facing the Company. For these highest priority risks, the RMC also has the responsibility to designate appropriate risk owners, set common reporting processes, and monitor risk mitigation and treatment strategies to ensure business continuity.
The highest priority risk areas are reviewed by the RMC on a rotational basis at its regularly scheduled meetings. Additionally, the RMC reviews other risk areas as needed or to ensure that organizational risk management activities are functioning as identified in the framework.
While management, through the RMC, is responsible for managing enterprise risk, the Board provides oversight. The Board delegated oversight of the Company’s risk management process and structure to the Audit Committee, which receives updates regarding the RMC’s activities. As described in the table below, other Board committees are responsible for oversight of risk management for categories of risks relevant to their functions. The Board as a whole also reviews risk management practices in the course of its reviews of corporate strategy, business plans, Board committee reports, and other presentations and discussions.
In addition, the Board recognizes the importance of information security and cybersecurity and has charged the Audit Committee with oversight of cybersecurity matters. As reflected in its charter, the Audit Committee oversees and specifically discusses the guidelines and policies by which the Company assesses and manages its cybersecurity risk exposures, as well as the steps management has taken to monitor and control such exposures. In addition, the Board receives an annual update and provides feedback on the Company’s cybersecurity
28 • Sonoco 2024 Proxy Statement

CORPORATE GOVERNANCE
governance processes, risk management plan, and any significant activities related thereto. The Board also includes members who have information security experience.
Strategic and operational risks associated with the Company’s products, markets, geographic diversification, acquisitions and divestitures, major litigation, and succession planning are overseen by the full Board.
COMMITTEES’ ROLE IN RISK MANAGEMENT

AUDIT COMMITTEE

- Oversight of risk management process and structure
- Risks and exposures associated with:
  - financial reporting,
  - internal controls,
  - regulatory and other compliance,
  - cybersecurity, and
  - litigation.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

- Risks and exposures related to:
  - corporate governance,
  - leadership structure,
  - effectiveness of the Board and its committees,
  - new director candidates,
  - conflicts of interest, and
  - director independence.

EXECUTIVE COMPENSATION COMMITTEE

- Risks and exposures associated with:
  - executive development,
  - succession policies and programs, and
  - compensation policies and practices including incentive compensation.

EMPLOYEE AND PUBLIC RESPONSIBILITY COMMITTEE

- Risks and exposures associated with sustainability matters, including:
  - the environment,
  - sustainability,
  - safety in the workplace,
  - equal opportunity employment,
  - litigation related to these risks,
  - public policy, and
  - other matters involving the Company's reputation.

FINANCIAL POLICY COMMITTEE

- Risks and exposures associated with:
  - liquidity,
  - interest rates,
  - currency,
  - pension funding and investment performance,
  - insurance coverage, and
  - significant capital transactions.

RELATED PARTY POLICY AND TRANSACTIONS
Related Party Transaction Approval Policy
The Board has adopted a written policy that any transaction or series of transactions in which Sonoco is a participant, for which the amount involved exceeds $120,000, and in which any related person will have a direct or indirect material interest must be approved by the Corporate Governance and Nominating Committee. In accordance with New York Stock Exchange rules, the Board recognizes that such transactions may or may not be in the best interest of Sonoco and, as a result, empowers the Corporate Governance and Nominating Committee to evaluate all such related party transactions or series of transactions. The Committee is to approve only those transactions that it determines provide net economic value to Sonoco or where it is demonstrated to the satisfaction of the Committee that price, quality, service and other terms have been negotiated on an arms-length basis and are comparable to those available from unrelated third parties.
Sonoco’s executive officers and directors are required to notify the Committee of the proposed and ongoing related party transactions prior to each meeting of the Committee and provide the Committee with all relevant information necessary for the Committee’s consideration, including any information requested by the Committee.
For purposes of this policy, a “related party” is:
(i)
any executive officer or director,

(ii)
any nominee for director,

(iii)
a beneficial owner of more than 5% of Sonoco voting securities, or

(iv)
any immediate family member of an executive officer, director, nominee for director, or greater than 5% beneficial owner.

Sonoco 2024 Proxy Statement • 29

CORPORATE GOVERNANCE
An “immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any person (other than a tenant or employee) sharing the household of an executive officer, director, nominee, or greater than 5% beneficial owner.
Sonoco also requires that each executive officer, director, and director nominee complete an annual questionnaire and report all transactions with Sonoco in which such persons (or their immediate family members) had or will have a direct or indirect material interest (except for salaries, directors’ fees, and dividends on Sonoco stock). Management reviews responses to the questionnaires and, if any such transactions are disclosed, they are reviewed by the Corporate Governance and Nominating Committee. Directors’ responses to the questionnaires are also reviewed annually by the Corporate Governance and Nominating Committee for the purpose of assessing independence under the Corporate Governance Guidelines and the New York Stock Exchange Listing Standards.
The types of transactions that have been reviewed in the past include the purchase and sale of goods and services from companies for which Sonoco’s directors serve as executive officers or directors, the purchase of financial services and access to lines of credit from banks for which Sonoco’s directors serve as executive officers or directors, the purchase of stock or assets of companies owned by the directors or for which the directors serve as executive officers or directors, and the employment of family members of executive officers or directors.
Related Party Transactions
Employment of Related Parties
R. Howard Coker, President and Chief Executive Officer and a director of the Company since 2020, and an employee of the Company since 1985, is the brother-in-law of John R. Haley, who is Chairman of the Board of Directors. Mr. Coker’s total compensation for 2023 is disclosed in the section entitled “Compensation Discussion and Analysis—Summary Compensation Table.”
Quinton Ladd, an employee of the Company since 2022, is the son-in-law of R. Howard Coker, President and Chief Executive Officer and a director of the Company since 2020, and an employee of the Company since 1985. Mr. Ladd is currently a Financial Analyst, III and received total compensation of $127,552 in 2023.
Termination of Split-Dollar Life Insurance Agreement
In 2008, the Company and Charles W. Coker, its retired Chairman and President, agreed to modify an existing Company-provided split-dollar life insurance plan that had been provided as part of Mr. Coker’s benefits package while he was an executive of the Company. In connection with this modification, the Company surrendered certain previously maintained life insurance policies and purchased a new joint survivorship life insurance policy (the “Split-Dollar Policy”), which insured the lives of Mr. Coker and his spouse at a face amount of $23.6 million, for a single initial premium payment of approximately $10.2 million. The Company, Mr. Coker and the trustees of certain trusts designated by Mr. Coker (the “Split-Dollar Trusts”) also entered into a related split-dollar agreement, dated September 25, 2008 (the “Split-Dollar Agreement”), pursuant to which the Company and the Split-Dollar Trusts agreed to share in the death benefits payable under the Split-Dollar Policy, with the Company entitled to receive (i) the first approximately $10.3 million, equal to premiums paid, and (ii) any remainder after the distribution of the next $14 million to the Split-Dollar Trusts (an aggregate of approximately $3.7 million as of August 1, 2023). Pursuant to the Split-Dollar Agreement, the Company also paid Mr. Coker the amount required each year to cover the taxes on the income imputed to him from the arrangement, which payments totaled an aggregate of approximately $0.5 million over the life of the agreement, including approximately $0.2 million in the year ended December 31, 2023.
Charles W. Coker is the father of R. Howard Coker, President and Chief Executive Officer and a director of the Company since 2020, and of Carrie Coker Haley, the spouse of John R. Haley, who is Chairman of the Board of Directors. R. Howard Coker and Carrie Coker Haley are beneficiaries and trustees of certain of the Split-Dollar Trusts, and each (together with his or her family unit) has a beneficial interest in approximately 16.7% of the aggregate proceeds to be received by such trusts.
On August 1, 2023, in order to address certain tax and estate planning considerations following the death of Charles W. Coker’s spouse, and after considering various options with respect to the Split-Dollar Policy and engaging in arm’s length negotiations with representatives of Charles W. Coker, the Company, Mr. Coker and the trustees of the Split-Dollar Trusts terminated the Split-Dollar Agreement, pursuant to which termination the Split-Dollar Trusts gave up all rights to receive the death benefits payable under the Split-Dollar Agreement and the Company owned the Split-Dollar Policy without encumbrance, and the Company sold the Split-Dollar Policy to Charles W. Coker for fair market value, calculated as the interpolated terminal reserve value of the policy (as determined by the insurer) of $11.3 million. The terms of the transaction were reviewed and approved in advance by the Corporate Governance and Nominating Committee in accordance with the Company’s Related Party Transaction Approval Policy. In light of familial relationships and the fact that R. Howard Coker and Carrie Coker Haley are trustees and beneficiaries of certain of the Split-Dollar Trusts, neither R. Howard Coker nor Mr. Haley participated in Board or management discussions or deliberations relating to the transaction.
30 • Sonoco 2024 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the number of shares of Sonoco common stock beneficially owned as of February 8, 2024, directly or indirectly, by each director and by each executive officer named in the Summary Compensation Table and by all executive officers and directors as a group. The address of each individual named in the table below is: c/o Sonoco Products Company, 1 North Second Street, Hartsville, SC 29550 US.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1) (#)	Percent of Class(2)	Deferred Vested Restricted Stock Units(3) (#)	Deferred Compensation Units(4) (#)
Steven L. Boyd	0	0	0	2,491
Pamela L. Davies	0	0	0	55,898
Theresa J. Drew	0	0	0	13,166
Philippe Guillemot	0	0	0	19,818
John R. Haley	15,558	0	0	58,782
Robert R. Hill Jr.	20,065	0	0	19,383
Eleni Istavridis	0	0	0	7,787
Richard G. Kyle	0	0	0	20,927
Blythe J. McGarvie	0	0	0	24,263
Thomas E. Whiddon	15,590	0	0	55,898
R. Howard Coker	258,035	0	24,888	0
Robert R. Dillard	7,147	0	6,232	0
Rodger D. Fuller	104,510	0	2,221	0
John. M. Florence, Jr.	20,712	0	20,162	0
James A. Harrell, III	28,880	0	20,122	0
All executive officers and directors as a group (21 persons)	526,175	0	89,386	278,412

(1)
The directors and named executive officers have sole voting and dispositive power over the shares. The number does not include shares owned by family members or entities unless the named individual shares voting or dispositive power with respect to such shares.

Shareholdings in this column do not include deferred restricted stock units, compensation that has been deferred into Sonoco stock equivalent units, or performance contingent restricted stock units granted under the 2014 Plan or 2019 Plan. Please see the columns to the right and footnotes 3 and 4 below.
Included are shares that would be issuable upon exercise of only those Stock-settled Stock Appreciation Rights (“SSARs”) that have vested, or will vest within 60 days of February 8, 2024, as to which the stock price on February 8, 2024 of $56.89 exceeded the exercise price (“SSARs with appreciation”). These SSARs were granted under the 2014 Long-Term Incentive Plan (“2014 Plan”) and the 2019 Omnibus Incentive Plan (“2019 Plan”) for the following named executive officers:
NEO	Total Vested/ Exercisable SSARs (#)	SSARs with Appreciation as of February 8, 2024 (#)	Net Shares Issuable Upon Exercise of SSARs with Appreciation that Are Included in the Above Table (#)	Restricted Stock Units to be issued within 60 days
R. Howard Coker	97,941	67,820	12,792	40,342
Robert R. Dillard	3,013	0	0	5,480
Rodger D. Fuller	80,285	50,164	9,461	13,082
John M. Florence, Jr.	18,908	6,859	1,294	0
James A. Harrell, III	15,528	7,997	1,508	4,706
All executive officers as a group	238,046	138,566	26,135	77,713
Sonoco 2024 Proxy Statement • 31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Also included are 4,280 shares held in Sonoco’s Savings Plan.
(2)
Percentages not shown are less than 1%.

(3)
Issuance of these shares has been deferred until after separation of service; accordingly, no present dispositive or voting rights are associated with them.

(4)
Compensation deferred into Sonoco stock equivalent units. No dispositive or voting rights are associated with these units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table shows information as of December 31, 2023, about beneficial owners known to Sonoco of more than 5% of Sonoco’s common shares. This information was obtained from Schedules 13G filed with the SEC by the entities named below and Sonoco has not independently verified this information.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Class
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	10,989,081	11.2%
BlackRock(2) 50 Hudson Yards New York, NY 10001	10,925,545	11.2%

(1)
In its most recently filed Schedule 13G, The Vanguard Group reported shared voting power with respect to 33,813 shares, sole dispositive power with respect to 10,850,455 shares, and shared dispositive power with respect to 138,626 shares.

(2)
In its most recently filed Schedule 13G, BlackRock, Inc. reported sole voting power with respect to 10,725,808 shares and sole dispositive power with respect to 10,925,545 shares.

32 • Sonoco 2024 Proxy Statement

AUDIT
MATTERS
PROPOSAL 2	The Board of Directors recommends that you vote FOR the ratification of PwC as Sonoco’s independent registered public accounting firm.
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm. At least annually, the Audit Committee reviews the Company’s independent registered public accounting firm to decide whether to retain such firm on behalf of the Company. The Audit Committee has tentatively selected PricewaterhouseCoopers LLP (“PwC”) to serve as Sonoco’s independent registered public accounting firm to audit the financial statements for the year ending December 31, 2024, pending agreement over the terms of its engagement. Although the Board is not required to submit the Audit Committee’s selection of the independent registered public accounting firm for shareholder approval, the Board has elected to seek ratification by the shareholders of the Audit Committee’s selection of PwC as the Company’s independent registered public accounting firm for 2024. You will be asked to ratify this selection at the Annual Meeting, at which representatives from PwC are expected to attend and will have the opportunity to make a statement and respond to appropriate questions. PwC, or its predecessors, has audited Sonoco’s books and records since 1967. In the event the shareholders fail to ratify the appointment, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm or whether to retain PwC but may ultimately determine to retain PwC as Sonoco’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.
Audit Committee Evaluation
In determining whether to reappoint PwC, the Audit Committee considers, among other things, the qualifications, performance, audit quality, results of regulatory reviews, fees, and independence of the firm, and the audit engagement team.
INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM
The Audit Committee’s responsibility is to appoint the independent registered public accounting firm, as well as monitor and oversee the firm’s qualifications, compensation, performance, and independence. PwC served as Sonoco’s independent registered public accounting firm for 2023 and the Audit Committee has tentatively selected PwC to serve as the independent registered public accounting firm for 2024, pending agreement over the terms of its engagement. The Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm to assure continuing independence. Further, in connection with the mandated rotation of the independent registered public accounting firm lead engagement partner every five years, the Audit Committee and its chair are involved in the selection of a new lead engagement partner.
In connection with the responsibilities discussed above, the Audit Committee has reviewed with PwC the overall scope of, and fees for, its audit in assessing Sonoco’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has also monitored PwC’s audit progress, including the firm’s findings, and required communications.
Sonoco 2024 Proxy Statement • 33

AUDIT MATTERS
Fees Relating to Services Provided by PwC for 2023 and 2022
The following table sets forth a summary of PwC’s fees for professional services rendered in connection with the annual consolidated financial statements and reports for the years ended December 31, 2023 and 2022 and for other services rendered during 2023 and 2022 on Sonoco’s behalf.
	Fiscal Year
	2023		2022
Fee Category	Fees ($ in thousands)	% of Total	Fees ($ in thousands)	% of Total
Audit fees(1)	$5,670	69.3%	$6,379	71.0%
Audit-related fees(2)	23	0.3%	736	8.2%
Tax fees(3)	2,492	30.4%	1,864	20.8%
All other fees(4)	—	0.0%	—	0.0%
Total fees	$8,185	100.0%	$8,979	100.0%

(1)
Audit fees: Audit fees include fees for professional services for the integrated audits of Sonoco’s annual consolidated financial statements, the review of the interim condensed consolidated financial statements included in the 10-Q filings, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees: Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of Sonoco’s consolidated financial statements and that are not reported under “Audit Fees.” These services include work performed in connection with registration statements, such as the issuance of comfort letters, employee benefit plan audits, due diligence, and accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(3)
Tax fees: Tax fees include fees for tax compliance/preparation and other tax services. Tax compliance/preparation includes fees for professional services related to federal, state, and international tax compliance, assistance with tax audits and appeals, expatriate tax services, and assistance related to the impact of mergers, acquisitions, and divestitures on tax return preparation. Other tax services include fees for ongoing assistance with tax consulting and tax planning.

(4)
All other fees: All other fees include fees for all services other than those reported above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee pre-approves all audit and permitted non-audit services provided by the independent auditors, subject to limited exceptions for non-audit services described in Section 10A of the Exchange Act, which are approved by the Audit Committee prior to completion of the audit. The Audit Committee Chair is empowered to pre-approve PwC services between meetings, provided all such services are brought to the Audit Committee at its next regularly scheduled meeting. General pre-approval of certain audit, audit-related, and tax services is granted by the Audit Committee at the first quarter Committee meeting. The Audit Committee subsequently reviews fees paid. The Committee also reviews and approves the estimated fees for the integrated audit. Specific pre-approval is required for all other services. These projects are reviewed quarterly and the status of all such services is reviewed with the Audit Committee. During this review, the Audit Committee considered whether the provision of the non-audit services rendered by PwC was compatible with maintaining the firm’s independence. During 2023, all audit and permitted non-audit services were pre-approved by the Audit Committee.
AUDIT COMMITTEE REPORT
Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards, including the effectiveness of internal controls, and issuing a report thereon. The Audit Committee’s responsibility is to assist the Board in fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The Audit Committee is also responsible for engaging and evaluating the Company’s independent auditor and its lead engagement partner, including the qualifications and independence of both, and for preapproving all audit and non-audit related services and the estimated fees associated with the integrated audit.
34 • Sonoco 2024 Proxy Statement

AUDIT MATTERS
The Audit Committee of the Board of Directors reviewed and discussed with management and Sonoco’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), the audited financial statements for the year ended December 31, 2023. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Audit Committee received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and discussed with PwC its independence. The Committee also reviewed the services provided by PwC discussed above and considered whether performance of such services is compatible with maintaining auditor independence.
Based on the review and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Sonoco’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission.
THE AUDIT COMMITTEE

Theresa J. Drew (Chair)	Steven L. Boyd	Richard G. Kyle	Blythe J. McGarvie	Thomas E. Whiddon
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporated it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
Sonoco 2024 Proxy Statement • 35

EXECUTIVE
COMPENSATION
EXECUTIVE COMPENSATION CONTENTS
36	COMPENSATION DISCUSSION AND ANALYSIS
36	Executive Compensation Plan Overview
37	Sonoco’s Goals Regarding Executive Compensation
38	Say on Pay Support
38	Pay Mix and Pay Philosophy
38	Weightings of Direct Compensation Elements
39	Use of National Market Surveys and Peer Company Data
39	Role of Independent Compensation Consultant
40	Committee Review of Overall Compensation Components and Aggregate Awards
40	Description of Direct Compensation Elements and 2023 Committee Actions
46	Description of Other Executive Compensation and Benefit Elements
47	Executive Compensation Policies
48	COMPENSATION COMMITTEE REPORT
49	COMPENSATION RISK REVIEW
50	COMPENSATION TABLES
50	Summary Compensation Table
52	2023 Grants of Plan-based Awards
53	Outstanding Equity Awards at 2023 Fiscal Year-end
54	2023 Option Exercises and Stock Vested
55	Retirement Benefits
57	2023 Nonqualified Deferred Compensation
57	Nonqualified Deferred Compensation Plans
59	Potential Benefits Payable Upon Certain Separation Events
64	PAY RATIO
64	PAY VERSUS PERFORMANCE

COMPENSATION DISCUSSION & ANALYSIS
This section describes Sonoco’s compensation philosophy, summarizes executive compensation programs, and reviews decisions made during 2023 for the following Named Executive Officers (“NEOs”).
R. Howard Coker President and Chief Executive Officer	ROBERT R. DILLARD Chief Financial Officer	Rodger D. Fuller Chief Operating Officer
John M. Florence, Jr. General Counsel, Secretary and Vice President/General Manager—Converted Paper Products, North America	James A. Harrell, III President, Global Industrial Paper Packaging Division
Executive Compensation Plan Overview
Sonoco’s executive compensation decisions in 2023 were developed to support successful execution of the company’s business strategy.
The Executive Compensation Committee of the Board of Directors (the “Committee”) is responsible for the oversight of the development and execution of Sonoco’s executive compensation program. The program is driven by the over-arching goal of linking pay with performance and creating long-term shareholder value.
In 2023, Sonoco experienced a variety of challenges: Adjusted EBITDA was negatively impacted by lower overall volumes and unfavorable metal price overlap. This was partially offset by favorable productivity and acquisitions. Consistent with the Company’s philosophy to pay for performance and to pay within reason, there was no payout under the Performance-based Annual Cash Incentive, as described in detail under “2023 Committee Actions—Performance-based Annual Cash Incentive.” Sonoco continued to exhibit strong long-term
36 • Sonoco 2024 Proxy Statement

EXECUTIVE COMPENSATION
results, which resulted in the 2021-2023 Long-Term Incentive Plan vesting at 200.0% of target and is described in more detail under “Results of 2021-2023 PCSU Performance Cycle.” The specific drivers and results of these two plans, as well as other components of the executive compensation program are covered in detail in later sections.
Sonoco’s Goals Regarding Executive Compensation
Highlighted below is an overview of Sonoco’s goals regarding executive compensation, followed by the compensation objectives and elements of the executive compensation program. The rationale of the key actions and decisions made with respect to Sonoco’s executive compensation program in 2023 is also provided throughout this “Compensation Discussion and Analysis.”
1.
PAY FOR PERFORMANCE

Compensation should provide incentives for executives and reward the creation of value for the Company’s shareholders. As such, we believe a substantial portion of executive compensation should be tied to relevant financial and/or operational outcomes that:
• Reflect the decisions and efforts of those being compensated and	• Contribute to the creation of value over the long term
While compensation should ultimately reward long-term performance, incentives for short-term (i.e., annual) performance objectives are also appropriate to the extent they support sustainable value creation. 87% of the CEO’s target total direct compensation and an average of 74% of other NEOs’ target total direct compensation is tied to Company performance, which the Committee believes is a significant driver of shareholder value.
2.
PAY WITHIN REASON

Compensation levels and performance targets should be sensible within the context of a company’s peer group, taking into account differences in company sizes and complexity, as well as performance. The Committee retains an independent consultant, FW Cook, that provides advice relating to executive officer and director compensation, but does not provide any other services to the Company. The Committee also reviews comparative pay data, national survey data, proxy data for packaging peer companies, and tally sheets as input into compensation decisions and selects peer companies based on relevant business metrics.
3.
LISTEN

Sonoco regularly seeks input from shareholders regarding compensation. To that end, annual advisory votes on “Say on Pay” provide shareholders with a consistent communication channel to provide input on compensation decisions. In 2024, the Company met and listened to input from Shareholders representing over one-third of the outstanding Sonoco shares.
4.
COMMUNICATE

Sonoco seeks to clearly articulate a compensation philosophy that serves as the foundation for all of its pay programs and decisions, and to clearly disclose the Committee’s decision-making process with respect to executive pay, from the selection of peer groups and performance targets, through performance assessment and award determination.
5.
ENCOURAGE STOCK OWNERSHIP

Sonoco values stock ownership and retention by its directors and executives because the Company believes it reinforces a strong shareholder mindset. Executives are expected to maintain a substantial ownership interest for the duration of their employment. Sonoco has a no-hedging policy that prohibits directors, executive officers and other employees from entering into speculative transactions in Sonoco stock that would cause personal interests to conflict with the best interests of the Company and its shareholders. In addition, Sonoco has an anti-pledging policy that prohibits directors and executive officers who are subject to stock ownership guidelines from pledging any of the shares they are required to own under such guidelines to secure any indebtedness. No directors or executive officers have pledged shares as of December 31, 2023. Sonoco’s equity compensation plans do not permit backdating or retroactively granting equity awards and also do not permit repricing of stock options or stock appreciation rights (SSARs) without shareholder approval.
Sonoco 2024 Proxy Statement • 37

EXECUTIVE COMPENSATION
6.
MINIMIZE GUARANTEES

Sonoco believes its senior executives should be engaged without employment contracts that guarantee salary or incentive payment. In addition, Sonoco provides limited executive benefits and perquisites and does not provide tax gross-ups to the NEOs.
Say on Pay Support
At the April 2023 Annual Meeting of Shareholders, 98.2% of shareholders who cast a vote for or against the proposal, voted in favor of the Company’s “Say on Pay” proposal on executive compensation. The Committee did not make any material changes to the design of the 2023 executive compensation program as a result of the vote.

Pay Mix and Pay Philosophy
It is Sonoco’s philosophy to generally position compensation at the median level (50th Percentile) with appropriate adjustments after consideration of other factors such as time in the role, individual performance, internal equity and difficulty to replace the relevant expertise.
The executive compensation program consists of the following components:
Direct compensation elements, consisting of:	Executive Officer benefits elements, consisting of:
• Base salary • Performance-based annual cash incentive • Long-term equity incentive	• Supplemental executive retirement benefits • Executive life insurance • Limited perquisites
Weightings of Direct Compensation Elements
Base salary, performance-based annual cash incentive, and long-term equity incentives comprise total direct compensation for each executive officer. With the exception of base salary, all elements of direct compensation are variable and intended to fluctuate based on performance as measured by operating and/or financial results and, in the case of long-term equity incentives, changes in shareholder value. This pay mix supports Sonoco’s pay-for-performance compensation objective and places a significant amount of compensation at risk. As illustrated below, for 2023, 87% of the CEO’s target total direct compensation and an average of 74% of the other NEOs’ target total direct compensation are at risk.
Compensation for all the NEOs, including the CEO, places more weight on long-term incentives than annual incentives to reflect the importance of making strategic decisions that focus on long-term results. The CEO’s long-term incentives have the greatest weighting to provide the strongest alignment of his compensation with long-term shareholder interests.
The following charts illustrate the allocations of direct compensation elements and are based on 2023 direct compensation elements at target. For annual performance-based cash incentives, “target” incentive is used to indicate 100% achievement of applicable metrics, as described in the “Performance-based Annual Cash Incentive”. For long-term equity incentives, “target” is equal to the grant date value of the equity award, the metrics for which are described in “Long-term Equity Incentives.” The method used to value equity awards is consistent with the information presented in the “Summary Compensation Table.”
38 • Sonoco 2024 Proxy Statement

EXECUTIVE COMPENSATION
2023 TARGETED TOTAL DIRECT COMPENSATION
Use of National Market Surveys and Peer Company Data
The Committee relies on two primary sources of data to set specific compensation levels. The first source of data is derived from national compensation surveys conducted by three independent consulting firms: Aon, Willis Towers Watson, and Mercer. These surveys cover a large number of similar corporate officer positions nationally. The Committee refers to this as “National Survey Data.” The Committee compares Sonoco’s corporate officer positions to the survey positions using the aggregate data that has been size-adjusted based on revenue and/or scope parameters, which helps to ensure that the data reflects the national market for talent among companies comparable in size to Sonoco. In addition to the National Survey Data, at least annually, FW Cook prepares customized compensation studies with respect to Sonoco’s NEOs in comparison to the NEOs of a 12-company group of packaging companies approved by the Committee that is referred to as “Peer Group.” The Peer Group companies have revenues, assets and market capitalization similar to those of Sonoco.
The 2023 Peer Group companies, each of which had assets, revenues, and market caps that generally range between 50% and 300% of Sonoco, were:
• Aptar Group Incorporated	• Crown Holdings Inc.	• Packaging Corporation of America
• Avery Dennison Corporation	• Graphic Packaging Holding Company	• Pactiv Evergreen, Inc.
• Ball Corporation	• Greif, Inc.	• Sealed Air Corporation
• Berry Global Group, Inc.	• Owens-Illinois Group, Inc.	• Silgan Holdings Inc.
The Committee uses the aggregate compensation data from the broader National Survey Data to inform specific compensation levels and determinations, and cross checks these levels against the Peer Group company data. In most cases, the data from both sources has been comparable.
Role of Independent Compensation Consultant
The Committee seeks input from FW Cook in its decision-making process. FW Cook reports directly to the Committee, and the Committee has the sole authority to retain or dismiss the consultant. FW Cook does not provide services to the Company in any area other than executive and director compensation on behalf of the Committee.
FW Cook is expected to assist the Committee and work on its behalf on matters related to the Committee’s purposes and responsibilities as set forth in the Committee charter, which is summarized under “Corporate Governance—Board Meetings and Committees of the Board—Executive Compensation Committee” and is also available through the Investor Relations section of Sonoco’s website at sonoco.com. FW Cook periodically advises the Committee as to trends in executive compensation and also provides specialized studies or expert advice as requested with respect to executive compensation issues. In 2023, FW Cook
•
conducted a competitive compensation review of Sonoco’s NEOs compared to the Peer Group’s NEOs and provided an update of compensation trends and regulatory developments,

•
analyzed the Company’s use of share-based compensation compared to the Peer Group,

Sonoco 2024 Proxy Statement • 39

EXECUTIVE COMPENSATION
•
assisted the Committee in its preparation of the Company’s public filings with regard to executive compensation,

•
assisted the Committee with changes to annual and long-term incentive plan designs for executive officers,

•
reviewed the Company’s severance arrangements,

•
reviewed the Company’s stock ownership guidelines,

•
provided advice on application of the CEO Pay Ratio regulations, and

•
provided advice on approved SEC Clawback regulations.

FW Cook meets with the Committee at least once a year and attends regular Committee meetings in person or by telephone as requested. FW Cook also provides advice and performs competitive analysis with respect to director compensation, as requested, for the Corporate Governance and Nominating Committee.
From time to time, management engages the services of other compensation consultants to assist with matters relating to executive officer and employee compensation. In 2023, management engaged Meridian Compensation Partners, LLC (“Meridian”) to provide survey data and assistance in the selection of a Total Shareholder Return peer group.
The Committee has assessed the independence of FW Cook and Meridian pursuant to rules of the Securities and Exchange Commission and the New York Stock Exchange and concluded that neither FW Cook nor Meridian’s work for the Committee and management, respectively, raises any conflict of interest.
Committee Review of Overall Compensation Components and Aggregate Awards
To evaluate the overall competitiveness of the executive officer compensation program, each year at its April meeting, the Committee reviews the total compensation package for each executive officer. This includes review of:
•
a tally sheet showing a history of base salary adjustments, annual incentive awards and total cash compensation for the last seven years (or term as an executive officer, if less),

•
stock options or stock-settled stock appreciation rights outstanding and the exercise price,

•
unvested performance contingent restricted stock units (projected at threshold, target, and maximum),

•
unvested restricted stock units,

•
the value of accrued retirement benefits, and

•
the amount of executive life insurance coverage.

The Committee also reviews each element of the total amount of compensation awarded and realized during the prior year.
The Committee assesses total executive officer compensation to determine where total executive compensation falls in relation to the Peer Group and to assess how the Company’s overall compensation programs operate. Based on the reviews of tally sheets for each NEO in the context of the Peer Group and survey data provided to the Committee, Company performance, and other factors, the Committee may make changes in overall plans or individual elements if it determines they are appropriate to meet overall compensation objectives.
Description of Direct Compensation Elements and 2023 Committee Actions
BASE SALARY
The Committee uses base salary to attract, retain, and reward executive officers based on demonstrated experience, skills, and competencies relative to the salary midpoint of the job. To accomplish this, the Committee establishes a salary midpoint for each executive officer position based on a structured job evaluation system used for broad-based compensation in the Company as well as a comparison to the National Survey Data at median as previously outlined. Each year, the Committee reviews the base salary of all executive officers, including the CEO and other NEOs. The decision on whether to award merit increases for the executive officer group as a whole takes into consideration the salary and wage increases being awarded to other levels of employees in the Company, the current economic environment, and operating results of the Company.
The decisions relative to the amount of individual merit increase awards are based primarily on each executive officer’s performance in the past year, readiness for promotion to a higher level, experience, and skill set relative
40 • Sonoco 2024 Proxy Statement

EXECUTIVE COMPENSATION
to peer counterparts, and criticality to the Company, as well as the relationship of the executive officer’s current salary to the base salary midpoint for the position.
Base salary increases are also considered and awarded upon promotions or appointment to positions of greater responsibility.
2023 COMMITTEE ACTIONS—BASE SALARY
At its April 2023 meeting, the Committee approved merit increases for the executive officer group. In determining the increases, the Committee considered the executives’ overall performance, contribution to the Company’s results, experience, and market competitiveness, as described above. Mr. Coker and the other NEOs each received a merit increase of 4.0% effective June 1, 2023. In addition to the merit increase, Mr. Dillard received an additional increase effective June 1, 2023, which was intended to further transition him to a compensation structure consistent with his position as Chief Financial Officer following his appointment to that role in July 2022.
	2022 Year-End Base Salary	2023 Year-End Base Salary	% Change
R. Howard Coker	$1,165,200	$1,211,808	4.0%
Robert R. Dillard	595,872	697,164	17.0%
Rodger D. Fuller	732,720	762,024	4.0%
John M. Florence, Jr.	545,604	567,420	4.0%
James A. Harrell, III	589,920	613,512	4.0%
PERFORMANCE-BASED ANNUAL CASH INCENTIVE
The Committee uses performance-based annual cash incentives designed to align participants’ interests with those of Sonoco’s shareholders by focusing on strong annual financial and operating results. To determine the actual awards each year, the Committee establishes a “threshold,” a “target,” and a “maximum” incentive amount for each NEO. These represent a percentage of base salary. Target is established at a performance level considered to be considered median level performance, and the corresponding compensation level equates to what is considered median level as compared to National Survey Data and Peer Group data. Threshold is set at what is considered below median performance, while maximum equates to what is believed to represent superior performance for the year and, correspondingly, an above median compensation opportunity as compared to National Survey Data and Peer Group data. The “threshold” level of payout is equal to 50% of “target” payout. “Maximum” payout is equal to 200% of “target” payout.
The Committee has discretionary authority to adjust payouts of the annual cash incentive to individual participants based upon consideration of individual performance and/or other factors that the Committee determines warrant an adjustment, such as external market challenges or extraordinary and unforeseen events that may create unintended consequences. No such adjustments were made in 2023 for any NEO’s annual cash incentives.
2023 COMMITTEE ACTIONS—PERFORMANCE-BASED ANNUAL CASH INCENTIVE
—Changes to the Performance-based Annual Cash Incentive, Effective 2023
In February 2023, the Committee approved modification of certain metrics applicable to the Performance-based Annual Cash Incentive Plan. The Performance-based Annual Cash Incentive Plan metrics for 2023 were (i) a single-consolidated Base EBITDA metric (in lieu of the prior year’s metric which distinguished between Base EBITDA in reference to the Ball Metalpack business acquired in 2022, and the remainder of the business as the Company focused on integration), and (ii) a measure of net working capital cash gap days, each weighted at 75% and 25%, respectively, and determined as described below. Additionally, the Committee approved increasing the “Threshold” level of payout from 40% to 50%, which the Committee believes more closely aligns with Peer Group and market trends.
Sonoco 2024 Proxy Statement • 41

EXECUTIVE COMPENSATION
For 2023, the Committee established an annual incentive compensation threshold, target, and maximum payout for each NEO, as follows:
Name	Annual Incentive Compensation at Threshold*	Annual Incentive Compensation at Target*	Annual Incentive Compensation at Maximum*
R. Howard Coker	60.0%	120.0%	240.0%
Robert R. Dillard	42.5%	85.0%	170.0%
Rodger D. Fuller	43.8%	87.5%	175.0%
John M. Florence, Jr.	35.0%	70.0%	140.0%
James A. Harrell, III	35.0%	70.0%	140.0%

*
as a percentage of base salary

The financial performance measures related to the Performance-based Annual Cash Incentive Plan are established each year. For 2023, the Committee considered Base EBITDA, which begins with base operating profit (“Base operating profit”), which excludes tax and interest and then adds back deductions for the cost of depreciation and amortization, adjusted for unbudgeted EBITDA related to acquisitions and divestitures in a given year. This critical metric focuses on operating profitability and has a weighting of 75% of the annual cash incentive plan. Base operating profit and Base EBITDA are non-GAAP financial measures. A reconciliation on how Base operating profit was calculated is provided in Appendix 1.
Below is a reconciliation of Base operating profit to Base EBITDA in thousands:
2023 Base operating profit*	$803,725
Plus: Depreciation and amortization	253,314
Adjustments related to unbudgeted M&A activity	(7,181)
2023 Base EBIDTA	1,049,857

*
Base operating profit is a Non-GAAP financial measure that excludes tax and interest. A reconciliation on how Base operating profit was calculated is provided in Appendix 1.

In addition to Base EBITDA, the Committee maintained average net working capital cash gap days as a key performance variable essential to maximizing shareholder value.
Consistent with the prior year, the average net working capital cash gap days metric was included as a performance measure to bring increased attention to cash flow generation with a specific focus on working capital management. This metric reflects targeted year-over-year improvement using a twelve-month average of net working capital days. Each month is calculated by adding the days of accounts receivable with the days of inventory and then subtracting the days of accounts payable. This metric was weighted at 25% of the annual cash incentive plan.
All NEOs were assigned the following financial measures and weightings for the 2023 annual cash incentive.
Incentive Plan Financial Metrics	Weightings
Sonoco Base EBITDA	75%
Average Net Working Capital Cash Gap Days	25%
The financial measures and working capital goals established for the annual cash incentive plan at the beginning of the year and the actual 2023 performance were as follows:
	Threshold	Target	Maximum	Actual 2023 Performance
Sonoco Base EBITDA (000s)	1,065,568	1,121,651	1,233,816	1,049,857
Average Net Working Capital Cash Gap Days	62.8	61.3	58.3	70.7
Base EBITDA, in thousands for 2023 was $1,049,857, which resulted in this component’s 75% weighting of the annual cash incentive being below threshold.
Average net working capital cash gap days were 70.7 days, which resulted in this component’s 25% weighting of the annual cash incentive being below threshold.
42 • Sonoco 2024 Proxy Statement

EXECUTIVE COMPENSATION
Overall performance of the 2023 Performance-based Annual Cash Incentive Plan was 0% of target value and no amounts were paid pursuant to the plan.
LONG-TERM EQUITY INCENTIVES
The Committee uses long-term equity incentives to:
• Align executives’ interests with long-term shareholder interests and	• Provide opportunities for increased stock ownership, which Sonoco believes enables it to attract and motivate executives, as well as promote retention.
In 2023, long-term equity incentives were awarded under the 2019 Omnibus Incentive Plan, which was approved by Sonoco’s shareholders in 2019 (the “2019 Plan”).
Each year, the Committee determines the types of awards that will be granted under the long-term plan and establishes performance measures and performance periods for performance-based awards and vesting criteria, as applicable. The awards the Committee granted in 2023 under the 2019 Plan were comprised of performance contingent restricted stock units (“PCSUs”) and restricted stock units (“RSUs”).
To determine the amount of equity awards to be granted to each executive officer position, the Committee uses competitive survey data as previously described to first determine the target total direct compensation (base salary, performance-based annual cash incentives and long-term equity incentives) value to be provided for each executive officer position. To establish the amount of long-term equity award for each position, the Committee subtracts the sum of the market rate or actual base salary (whichever is higher) and the annual cash incentive compensation target from the target total direct compensation amount derived from the competitive survey data. This amount of long-term equity award for each executive officer position is then denominated into a target mix of such types of awards permitted under the 2019 Plan as the Committee determines.

For 2023, the target mix of awards for each officer was 60% PCSUs and 40% RSUs, which the Committee determined provides the appropriate focus on financial goals and on long-term value creation for the Company’s shareholders. The actual target number of PCSUs or RSUs for each officer position may be adjusted up or down from the competitive benchmark based on the assessment of individual performance in the past year.

During the first regularly scheduled Board meeting of the year (typically in February), the Committee establishes and approves the target goals and awards for the upcoming performance-based annual cash incentive, as well as the long-term equity incentives. This allows the Committee to balance the elements of total direct compensation. It is generally the Committee’s practice to grant PCSUs and RSUs effective promptly following the Company’s release of earnings for the fourth quarter and fiscal year. This allows granting of the equity awards close to the time of the annual performance reviews, which increases the impact of the awards by strengthening the link between pay and performance. In certain situations, Sonoco may grant special RSU or SSAR awards to new employees. In such cases, the grant is generally effective on the recipient’s first day of employment and the exercise price for SSARs is based on the closing price of Sonoco stock on that date. In addition, the Committee may make grants of RSUs to a corporate officer or other employees in recognition of a promotion or a change in position status, which grants are generally effective on the effective date of the applicable promotion or change in position status. The total number of shares underlying PCSUs or RSUs to be granted is established by dividing the total target dollar value of the award by the closing stock price on the effective date of the grant, or if applicable, the first day of employment or effective date of the promotion.
—PCSUs—60% of Equity Award
Grants of PCSUs are designed to reward participants for their contributions to the Company’s long-term success. The Committee believes that the NEOs have the most direct influence on achieving Company financial goals and, therefore, the PCSUs are weighted significantly more than RSUs. The Committee establishes performance requirements for meeting threshold, target, and maximum goals that, in the judgment of the Committee, represent achievement of average (or below average), superior, and outstanding performance. Such goals are developed in the context of the Company’s stated objectives and longer-term business outlook for total return to shareholders and returns on capital and equity.
The number of PCSU shares earned is subject to the degree to which three-year Company financial goals are met and can vary between 0% and 200% of the target number of shares. PCSUs must meet threshold performance
Sonoco 2024 Proxy Statement • 43

EXECUTIVE COMPENSATION
in order to achieve a payout. In February 2023, the Committee approved the addition of a relative TSR modifier on the 2023 PCSUs. Results can be increased or decreased by 20%, based on Sonoco performance against the S&P Composite 1500 Materials index. A negative modifier will be applied if Sonoco’s performance is less than or equal to the 25th percentile of the Peer Group and a positive modifier will be applied if Sonoco’s performance is greater than or equal to the 75th percentile of the Peer Group. The Committee felt it was important to make these changes to ensure that there is a key focus on driving shareholder value in the Long-term Incentive Program.
PCSUs do not have associated voting rights until the underlying shares are issued, and Sonoco generally does not pay any current dividends or credit any dividend equivalents on unvested PCSUs. Subject to policies in effect from time to time, executive officers may elect to defer settlement of their vested PCSUs until six months following separation from service with certain exceptions. For any PCSUs that vest, but for which settlement is deferred, dividend equivalents are accumulated from the time of vesting until the issuance of actual shares.
—RSUs—40% of Equity Award
Grants of RSUs are intended to foster executive officer retention. RSUs typically have a three-year vesting schedule, vesting in one-third increments starting on the one-year anniversary of the date of grant. RSUs do not have associated voting rights until the underlying shares are issued and Sonoco generally does not credit dividend equivalents on unvested RSUs. Subject to policies in effect from time to time, executive officers may elect to defer settlement of their vested RSUs until six months following separation from service with certain exceptions. For any RSUs that vest, but receipt of which is deferred by election of an individual executive officer, dividend equivalents are accumulated from the time of vesting until the issuance of actual shares.
—RSUs—Special Grants
The Committee has a practice of making a special grant of time-vesting RSUs to individuals when they are first elected as an executive officer in recognition of this event and the individual’s increased responsibility. Settlement of such RSUs following vesting is generally deferred by the Company until the date that is six months following separation from service unless otherwise approved by the Committee. The target value of RSUs granted is based on position, and the total number of shares to be granted is generally established by dividing the target total dollar value of the award by the Company’s closing stock price on the effective date on which the individual is first elected an executive officer. These RSU grants can either be granted in full upon election or in three equal annual grants. Special grant executive officer RSUs are generally credited with dividend equivalents during the period of vesting, however, such amounts are not paid out until receipt of the shares. The vesting of these RSUs is generally structured in one of three ways:
i.
vesting in three equal increments on the third, fourth, and fifth anniversary of the grant if RSUs are granted all in one year;

ii.
vesting on the third anniversary of each grant if granted over three years; or

iii.
cliff vesting on the fifth anniversary of the grant.

Information about how PCSUs and RSUs will be treated upon a named executive officer’s termination of service and in connection with a change in control can be found under “Potential Benefits Payable Upon Certain Separation Events.”
2023 COMMITTEE ACTIONS—LONG-TERM EQUITY INCENTIVES
—2023 Annual Grants
In February 2023, the Company granted PCSUs and RSUs under the 2019 Plan in connection with the 2023 annual long-term equity incentive program. The total target amount is then split using the approved mix for officers of 60% PCSUs and 40% RSUs. Each type of equity award is then denominated in a number of shares based on the target grant date fair value. The target values of PCSUs and RSUs are set forth below:
Name	Total Target Long-Term Equity	Performance Contingent Stock Units	Restricted Stock Units
R. Howard Coker	$6,800,059	$4,080,005	$2,720,054
Robert R. Dillard	1,500,025	900,014	600,011
Rodger D. Fuller	2,000,090	1,200,037	800,053
John M. Florence, Jr.	1,000,072	600,046	400,026
James A. Harrell, III	775,041	465,033	310,008
44 • Sonoco 2024 Proxy Statement

EXECUTIVE COMPENSATION
—PCSUs
In February 2023, the Committee approved PCSU grants to Sonoco’s executives, including the NEOs, for the 2023-2025 performance period. The value of the PCSU grants was weighted at 60% of the NEOs’ total target long-term incentive compensation award. The FASB ASC Topic 718 grant date fair values of PCSUs granted to the NEOs and the number of PCSUs available at threshold, target, and maximum are shown in the “2023 Grants of Plan-based Awards” table.

The Committee established goals for performance vesting of the 2023-2025 PCSUs based on two key financial measures: average return on invested capital (“ROIC”) and cumulative growth in Base Earnings Per Share (“BEPS”) over the three-year performance period from January 1, 2023 to December 31, 2025. The Committee believes that both elements are critical factors in determining long-term shareholder value. For the 2023 awards, the average three-year ROIC is weighted 50% and the three-year cumulative growth in BEPS is weighted 50%.

These goals are as follows:
	Threshold Vesting	Target Vesting	Maximum Vesting
Average Three-Year ROIC(1)	11.00%	12.20%	13.40%
Three-Year Cumulative Growth in BEPS(2)	-2.1%	0.2%	4.7%
The Committee establishes financial performance and operating goals each performance year. These goals are not intended to be a prediction of how the Company will perform during the performance year or in any future period. The Committee establishes these goals solely to help it align pay with performance. The goals are not intended to provide investors or any other party with guidance about Sonoco’s future financial performance or operating results. Sonoco strongly cautions you not to take the financial performance metrics or strategic and business accomplishments disclosed below as a form of guidance, because they are not intended to be such. You cannot rely on any of the disclosures contained in the Compensation Discussion and Analysis as a prediction of the Company’s future performance.
(1)
ROIC is Operating Profit after taxes divided by Invested Capital. Invested Capital is defined as the value of Debt + Lease Liability Equipment + Equity and for purposes of the PCSU performance takes an average of the beginning of year and end of year Invested Capital. Required performance levels will be adjusted to reflect capital invested in acquisitions over the three-year period. The ROIC will be adjusted down for every dollar of capital investment made in acquisitions at an effective rate of .15% for every $100 million of acquisition investment multiplied by the percent of time remaining in the three-year performance cycle as of the date of the acquisition.

(2)
Base Earnings per Share Growth Rate (BEPSGR) is the compounded annual growth rate represented by the cumulative BEPS (as adjusted to exclude certain items) for the three years of the measurement period, relative to BEPS for the most recently completed year preceding the grant date. BEPS is a non-GAAP financial measure.

Beginning with the 2023 PCSU grant, the Committee approved the addition of a relative TSR modifier (rTSR). Results can be increased or decreased by 20%, based on Sonoco performance against the S&P Composite 1500 Materials index. A negative modifier (-20%) will be applied if Sonoco’s performance is less than or equal to the 25th percentile of the Peer Group and a positive modifier (+20%) will be applied if Sonoco’s performance is greater than or equal to the 75th percentile of the Peer Group. The Committee felt it was important to make these changes to ensure that there is a key focus on driving shareholder value in the Long-term Incentive Program.
—RSUs
In February 2023, the Committee approved time-vested RSU grants to the executives, including the NEOs. The RSU awards were weighted at 40% of the NEOs total long-term incentive compensation award. The RSUs vest in equal installments on the first, second, and third anniversaries of the grant. The grant date fair values and the number of RSUs granted to each of the NEOs are included in the “2023 Grants of Plan-Based Awards” table. Target awards were calculated as described under “Long-term Equity Incentives.”
These RSU awards for each of the NEOs’ combined with their PCSU awards discussed above, equate to approximately 72% of the CEO’s and an average of 54% for the other NEOs target total direct compensation, which is consistent with Sonoco’s pay for performance objectives.
RESULTS OF 2021-2023 PCSU PERFORMANCE CYCLE
On February 10, 2021, the Committee granted PCSUs to Sonoco’s executives, including the NEOs, which represented 60% of each NEO’s long term equity award. The target performance for the average three-year ROIC was 9.32%, which reflects application of the original plan provisions related to capital investments made in acquisitions to the initial target level (10.80%). The target performance for the three-year cumulative BEPS was
Sonoco 2024 Proxy Statement • 45

EXECUTIVE COMPENSATION
5.1%. The vesting of these PCSUs was dependent on achieving pre-determined growth levels of average ROIC and cumulative BEPS growth for the three-year performance period from January 1, 2021, through December 31, 2023.
The Company’s actual performance for ROIC was a three-year average of 11.47% and was above the maximum performance under the applicable award terms. The Company achieved a cumulative BEPS of $12.45 for the three-year performance period which is also above the maximum performance. As a result, at the end of 2023, the PCSUs vested at 200% of target. The PCSUs that have been earned and have vested are shown in the “2023 Option Exercises and Stock Vested” table.
Description of Other Executive Compensation and Benefit Elements
SEVERANCE AND CHANGE IN CONTROL
The Company maintains the Sonoco Products Company Change-in-Control Plan in order to promote management continuity in the event of a proposed change in control of the Company. The Change-in-Control Plan provides for certain payments and benefits in the event of an executive officer’s qualifying termination of employment within 24 months following a change in control of the Company.
In addition, the Company maintains the Sonoco Products Company Executive Officer Severance Policy, which provides for certain payments and benefits in the event of an executive officer’s qualifying termination of employment unrelated to a change in control of the Company.
The level of severance and benefits provided pursuant to each plan varies depending on the executive officer’s level. The Committee believes these plans are consistent and competitive with overall industry practices. The Change-in-Control Plan and the Executive Officer Severance Policy are described in more detail under the “Potential Benefits Payable Upon Certain Separation Events.”
DEFERRED COMPENSATION PLAN
The Deferred Compensation Plan for Corporate Officers is a nonqualified deferred compensation plan (“NQDC”) provided for executive officers, including NEOs, which the Committee believes is in line with general market practice, and is an important part of an attractive rewards program necessary to recruit and retain qualified executive officers. Under the NQDC, NEOs may voluntarily defer the receipt of a portion of base salary, annual cash incentive awards, RSUs and/or PCSUs. Assets are held in a separate rabbi trust to pay plan benefits, however rabbi trust assets are subject to the claims of creditors of the Company such that participant balances in the plan are not guaranteed in the event of the Company’s insolvency or bankruptcy. The plan and accumulated balances are described in more detail under the “2023 Nonqualified Deferred Compensation” table.
EXECUTIVE BENEFIT ELEMENTS
Sonoco has two benefits that apply only to executive officers: an executive life insurance benefit and supplemental executive retirement benefits. The Committee has included these two elements in the overall executive officer compensation program to serve as a recruiting and retention vehicle. Attracting and retaining high caliber talent is challenging and these two benefits are designed to help ensure long-term retention of key senior talent.
—Executive Life Insurance
Sonoco provides most active employees with company-paid life insurance that is currently limited to $100,000. For executive officers, Sonoco provides an alternative executive life insurance benefit. Executive officers receive company-paid term life insurance coverage that is approximately equal to three times their base salary. Company-paid coverage will continue to be provided to executive officers post-employment for a period of six months. All NEOs are covered under this benefit. The Committee believes that this amount of coverage is in line with industry practice and provides life insurance coverage in line with the earnings level of an executive officer.
—Retirement Benefits
Retirement benefits are an essential component of Sonoco’s executive compensation strategy to attract, retain, and reward key executives. For more detailed descriptions of the retirement benefits see “Sonoco Pension Plan”, “Defined Benefit Restoration and Defined Benefit Supplemental Executive Retirement Plan”, and the “2023 Nonqualified Deferred Compensation Plans.”
46 • Sonoco 2024 Proxy Statement

EXECUTIVE COMPENSATION
Executive Perquisites
In support of Sonoco’s pay-for-performance philosophy, executive perquisites are limited. The CEO uses the company aircraft for regular business travel because Sonoco believes his use of the aircraft helps minimize time involved in commercial travel that could otherwise be directed to business and enhances his security. Personal use of the aircraft is also occasionally permitted for executive officers following review on a case-by-case basis and is permitted only under circumstances where there is direct benefit to Sonoco to minimize time spent on personal travel or in the case of family emergencies. The Company does not provide a tax gross-up for the imputed income relating to the personal use of a Company plane.
With the exception of gross-ups that might be paid pursuant to the broad-based employee relocation assistance plan, which covers all eligible salaried employees, Sonoco does not provide income tax gross-ups to the NEOs, and the Committee has adopted a resolution that prohibits such payments.
Executive Compensation Policies
EXECUTIVE OFFICER STOCK OWNERSHIP GUIDELINES
To emphasize the importance of linking executive and shareholder interests, the Board of Directors adopted stock ownership guidelines for executive officers. The target levels of ownership of common stock (or common stock equivalents) are reflected as a multiple of each executive officer’s annual base salary as outlined below:
Executive	Ownership Requirement
Chief Executive Officer	● ● ● ● ● ●	6.0 times annual base salary
Chief Operating Officer	● ● ● ●	4.0 times annual base salary
Chief Financial Officer	● ● ●	3.0 times annual base salary
Executive Vice Presidents	● ● ●	3.0 times annual base salary
Presidents	● ●	2.0 times annual base salary
Senior Vice Presidents	● ●	2.0 times annual base salary
Vice Presidents	●	1.0 times annual base salary
The calculation for determining compliance with these guidelines includes the full value of common stock held in the Sonoco Retirement and Savings Plan, vested stock equivalents earned through nonqualified deferred compensation plans, vested RSUs, any other beneficially owned shares of common stock and fifty percent (50%) of the value of unvested time vesting RSUs and unvested stock equivalents through nonqualified deferred compensation plans.
Until the executive attains the target ownership level, the executive is required to hold in shares at least one-half of the realized gains (less taxes) from the vesting or exercise of equity awards.
ANTI-HEDGING POLICY
The Board of Directors has adopted an anti-hedging policy for Company stock. Sonoco considers it inappropriate for any director, officer (including all NEOs), or other employee to enter into speculative transactions in Sonoco stock. Such activities may put personal interests and objectives in conflict with the best interests of the Company and its stockholders. Therefore, Sonoco’s policy prohibits the purchase or sale by any director, officer or employee of puts, calls, options, warrants, or other derivative securities based on the Company’s stock. This prohibition also includes hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership. All directors and NEOs were in compliance with the policy as of December 31, 2023.
ANTI-PLEDGING POLICY
The Board of Directors has adopted an anti-pledging policy with respect to Company stock owned by directors and executive officers. The policy provides that directors and executive officers who are subject to target Sonoco common stock ownership guidelines may not pledge any of the shares they are required to own under such guidelines to secure any indebtedness.
As discussed above under “—Executive Officer Stock Ownership Guidelines” and under “Security Ownership of Management—Director Stock Ownership Guidelines,” the Board of Directors has established target stock
Sonoco 2024 Proxy Statement • 47

EXECUTIVE COMPENSATION
ownership guidelines for directors and executive officers because it believes that the interests of directors and executive officers should be closely aligned with those of shareholders by sharing with other shareholders the risks and rewards of stock ownership. The Board of Directors recognizes that pledging of shares may be perceived as contrary to this goal because of the perception that doing so may allow a pledging shareholder to reduce the risks of stock ownership. Accordingly, the Board of Directors determined that it would be appropriate to adopt a policy prohibiting directors and executive officers from pledging the shares of their Company stock they are required to own under the ownership guidelines.
In adopting the policy, however, the Board of Directors recognized that a complete prohibition on pledging Company stock could result in financial hardship for directors and executive officers subject to the policy. The Board of Directors observed that, if directors and executive officers were not permitted to pledge any of the shares owned by them, their only alternative to obtain liquidity from shares owned in excess of the target number would be to sell the shares, and thereby reduce the alignment between their interests and those of other shareholders. Therefore, the Board of Directors determined that it would be appropriate to restrict directors and executive officers from pledging only the portion of their Company stock that is subject to target ownership guidelines in order to afford them greater access to liquidity to meet personal obligations and to encourage continued ownership of Company shares.
All directors and NEOs were in compliance with this policy as of December 31, 2023.
INCENTIVE COMPENSATION CLAWBACK POLICY
In October 2023, upon recommendation of the Committee, the Board of Directors adopted the Sonoco Products Company Executive Compensation Clawback Policy, replacing the previous 2014 “Clawback policy” which is intended to be compliant with the new SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protect Act. Pursuant to the new clawback policy, the Company will seek to recover incentive compensation erroneously paid to current and former Section 16 reporting officers (if any) as a result of certain financial misstatements. The policy applies to compensation received by Sonoco Section 16 reporting officers on or after October 2, 2023.
COMPENSATION COMMITTEE REPORT
The Committee reviewed and discussed the “Compensation Discussion and Analysis” included in this Proxy Statement with management. Based on that review and discussion, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in the Annual Report on Form 10-K for the year ended December 31, 2023, and in this Proxy Statement.
THE COMPENSATION COMMITTEE

Richard G. Kyle (Chair)	Dr. Pamela L. Davies	Robert R. Hill, Jr.	Thomas E. Whiddon
48 • Sonoco 2024 Proxy Statement

EXECUTIVE COMPENSATION
COMPENSATION RISK REVIEW
With the assistance of the Committe’s Independent Compensation Consultant, FW Cook, the Committee periodically reviews Sonoco’s compensation policies and practices applicable to Sonoco employees and has concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. The key features of the executive compensation program that support this conclusion are the following:
•
Appropriate pay philosophy, peer group, and market positioning;

•
Effective balance between cash and equity compensation and short-term and long-term performance focus;

•
Performance objectives with an appropriate level of difficulty that reflects the Board-approved annual budget and long-term strategic planning objectives;

•
Multiple performance metrics in the annual and longer-term incentive programs that are intended to create a balanced focus on growth, profitability, and asset efficiency, as well as absolute stock price appreciation;

•
The Committee’s ability to use its discretion to reduce earned incentive compensation based on a subjective evaluation of the quality of earnings, individual performance, and other factors;

•
Meaningful risk mitigators such as substantial stock ownership guidelines and anti-hedging, anti-pledging, and clawback policies, Committee oversight, and use of an independent external consultant; and

•
Incentive plans that do not reward individuals for behaviors that can place the Company at risk (for example, incentives based on financial hedging transactions or incentives based on customer transactions that have significant financial risk).
Sonoco 2024 Proxy Statement • 49

EXECUTIVE COMPENSATION
COMPENSATION TABLES
Summary Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
R. Howard Coker President and Chief Executive Officer	2023	1,192,388	0	$6,876,983	0	0	$469,222	$8,538,593
	2022	1,098,385	0	6,205,527	$1,977,093	0	513,043	9,794,049
	2021	906,234	0	4,038,338	1,311,489	0	362,393	6,618,454
Robert R. Dillard* Chief Financial Officer	2023	654,959	0	1,529,341	0	0	180,812	2,365,113
	2022	535,539	0	1,019,828	635,446	0	175,267	2,366,080
	2021
Rodger D. Fuller Chief Operating Officer	2023	749,814	0	2,041,641	0	0	242,089	3,033,544
	2022	720,980	0	1,885,304	939,681	0	281,088	3,827,053
	2021	695,994	0	1,679,203	713,456	0	258,261	3,346,914
John M. Florence, Jr. General Counsel, Secretary, & Vice President / General Manager—Tubes and Cores, US and Canada	2023	558,330	0	1,027,632	0	0	151,136	1,737,098
	2022	536,864	0	1,023,237	563,707	0	176,167	2,299,975
	2021	503,458	0	866,371	425,015	0	144,330	1,939,173
James A. Harrell, III* President, Global Industrial Paper Packaging Division	2023	603,682	0	804,175	0	0	169,715	1,577,572
	2022	567,579	0	773,304	595,958	0	185,545	2,122,386
	2021	504,331	0	469,009	425,752	0	148,617	1,547,709

*
Mr. Dillard and Mr. Harrell were not NEOs in 2021

(1)
Awards were made in the form of RSUs and PCSUs. The amounts shown are the aggregate grant date fair values of the award(s) computed in accordance with FASB ASC Topic 718. The value of each individual PCSU award is determined based on the probable outcome of the performance conditions determined as of the grant date. Assumptions made in valuation of these awards are set forth in Note 12 to Sonoco financial statements for the year ended December 31, 2023, which are included in Sonoco’s 2023 Annual Report on Form 10-K, filed with the SEC on February 28, 2024. The value of the PCSUs at the grant date, assuming that the highest level of performance conditions are achieved at 200% plus the relative TSR modifier of 20% is: $8,976,011 for Mr. Coker, $1,980,031 for Mr. Dillard, $2,640,082 for Mr. Fuller, $1,320,101 for Mr. Florence, and $1,023,073 for Mr. Harrell. The equity awards granted in 2023 do not accumulate dividend equivalents unless vested, and are not subject to accelerated vesting, except as described in the footnotes to the table “Potential Benefits Payable Upon Certain Separation Events”.

The DC SERP as described under “Nonqualified Deferred Compensation Plans” applies to the CEO and all NEOs. 75% of the contribution each year is invested in a fixed interest account based on 120% of the IRS applicable long-term rate. These amounts are reflected in column (i) and described under footnote (5). 25% of the contribution is in the form of deferred restricted stock units. The deferred restricted stock units based on salary and incentive compensation for Messrs. Coker, Dillard, Fuller, Florence, and Harrell in 2022 and granted in 2023 had a grant date fair value of $76,924, $29,316, $41,551, $27,559, and $29,134 respectively, and are reflected in column (e). The deferred restricted stock units based on salary and incentive compensation earned in 2023 and granted in 2024 are expected to have a grant date fair value of $89,429, $49,122, $56,236, $41,875, and $45,276 for Messrs. Coker, Dillard, Fuller, Florence, and Harrell, respectively, and will be reflected in the Summary Compensation Table for 2024.
(2)
As discussed in the “Compensation Discussion and Analysis”, no amounts were earned under Sonoco’s performance-based annual cash incentive program for 2023.

(3)
All other compensation for 2023 consisted of the following components for each NEO:

50 • Sonoco 2024 Proxy Statement

EXECUTIVE COMPENSATION
	(a)	(b)	(c)	(d)	(e)
Name	Perquisites	Executive Life Insurance	Company Contributions and Accruals to Defined Contribution Plans	Company Contributions to the Defined Contribution SERP	All other Compensation Total
R. Howard Coker	$51,454	$17,799	$310,540	$89,429	$469,222
Robert R. Dillard	0	9,058	122,633	49,122	180,812
Rodger D. Fuller	14,376	8,936	162,542	56,236	242,089
John M. Florence, Jr.	0	3,466	105,796	41,875	151,136
James A. Harrell, III	0	10,883	113,556	45,276	169,715

(a)
The perquisites represent the computed aggregate incremental cost to the Company for the personal use of the corporate aircraft. The aggregate incremental cost to Sonoco for corporate aircraft usage was $2,010.16 per hour in 2023, based on the cost of fuel, maintenance, parts, hourly rental rate for engines under a maintenance service plan, and landing and crew expenses. The Company does not provide a tax gross-up for the imputed income relating to the personal use of the Company plane.

(b)
Comprised of premiums paid for executive life insurance benefits. Sonoco does not provide tax gross ups on these company paid premiums.

(c)
Comprised of Company contributions to the tax-qualified Sonoco Retirement and Savings Plan, and the related non-qualified defined contribution restoration benefit (“DC Restoration benefit”), which is intended to keep employees whole with respect to Company contributions that were limited by applicable tax laws. Company contributions include a Company match and an annual retirement contribution. Refer to the table in the “Nonqualified Deferred Compensation” section for information on NEO participation in defined contribution plans.

(d)
The DC SERP as described under “Nonqualified Deferred Compensation Plans—DC SERP” applies to all NEOs. 75% percent of the annual contribution will be invested in a fixed interest account based on 120% of the IRS applicable long-term rate and represents the amounts shown in column (d) to this footnote 3. 25% of the contribution was issued in Sonoco deferred restricted stock units and is further described under footnote 1 and, with respect to deferred restricted stock granted in 2023, are disclosed in column (e) of the Summary Compensation Table.

Sonoco 2024 Proxy Statement • 51

EXECUTIVE COMPENSATION
2023 Grants of Plan-based Awards
(a)	(b1)	(b2)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
			Estimated Possible Payouts Under Non-Equity Incentive Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(5) (#)
Name	Grant Date	Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. Howard Coker
Annual Cash Incentive	NA	02-13-2023	$715,433	$1,430,866	$2,861,731
PCSUs	02-13-2023	02-13-2023				37,064	74,128	148,256		$4,080,005
RSUs(3)	02-13-2023	02-13-2023							47,863	2,720,054
RSUs—DC SERP(4)	02-13-2023	02-13-2023							1,270	76,924
Robert R. Dillard
Annual Cash Incentive	NA	02-13-2023	278,358	556,715	1,113,430
PCSUs	02-13-2023	02-13-2023				8,176	16,352	32,704		900,014
RSUs(3)	02-13-2023	02-13-2023							10,558	600,011
RSUs—DC SERP(4)	02-13-2023	02-13-2023							484	29,316
Rodger D. Fuller
Annual Cash Incentive	NA	02-13-2023	328,044	656,087	1,312,175
PCSUs	02-13-2023	02-13-2023				10,902	21,803	43,606		1,200,037
RSUs(3)	02-13-2023	02-13-2023							14,078	800,053
RSUs—DC SERP(4)	02-13-2023	02-13-2023							686	41,551
John M. Florence, Jr.
Annual Cash Incentive	NA	02-13-2023	195,416	390,831	781,662
PCSUs	02-13-2023	02-13-2023				5,451	10,902	21,804		600,046
RSUs(3)	02-13-2023	02-13-2023							7,039	400,026
RSUs—DC SERP(4)	02-13-2023	02-13-2023							455	27,559
James A. Harrell, III
Annual Cash Incentive	NA	02-13-2023	211,289	422,577	845,155
PCSUs	02-13-2023	02-13-2023				4,225	8,449	16,898		465,033
RSUs(3)	02-13-2023	02-13-2023							5,455	310,008
RSUs—DC SERP(4)	02-13-2023	02-13-2023							481	29,134

(1)
The amounts in columns (c), (d) and (e) represent the threshold, target and maximum awards established for the performance-based annual cash incentive awarded in 2023, as discussed in the “Compensation Discussion and Analysis” and the actual performance payout is reflected in column (f) of the Summary Compensation Table.

(2)
The amounts in columns (f), (g) and (h) represent the threshold, target and maximum awards established for PCSUs awarded in 2023 under the 2019 Plan which may be earned over a three-year performance period through December 31, 2025. Information about determining the number of shares underlying the PCSUs, the performance-based conditions, and vesting of these awards is provided in the “Compensation Discussion and Analysis” section.

(3)
These amounts represent the 2023 RSU awards, granted under the 2019 Plan, that vest in equal installments on the first, second, and third anniversaries of the grant date.

(4)
As described in footnote 1 of the “Summary Compensation Table”, these amounts represent the portion of the DC SERP benefit granted in the form of deferred restricted stock units, which are fully vested at grant and are settled following a qualifying retirement in accordance with applicable plan provisions.

(5)
The grant date values are computed in accordance with FASB ASC Topic 718. Assumptions made in valuation of these awards are set forth in Note 12 to Sonoco financial statements for the year ended December 31, 2023, which are included in the 2023 Annual Report on Form 10-K, filed with the SEC on February 28, 2024. The value for the PCSUs at the grant date, assuming the maximum level of performance plus a relative TSR modifier of +20% was achieved at the end of the 2023-2025 three-year performance cycle, is: $8,976,011 for Mr. Coker, $1,980,031 for Mr. Dillard, $2,640,082 for Mr. Fuller, $1,320,101 for Mr. Florence, and $1,023,073 for Mr. Harrell.

52 • Sonoco 2024 Proxy Statement

EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2023 Fiscal Year-end
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Grant Date	Option or SSAR Awards					Stock Awards
		Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(2) ($)
R. Howard Coker
	02-13-2023								163,082	$9,111,369
	02-13-2023						47,863	$2,674,106
	02-09-2022								142,088	7,938,457
	02-09-2022						30,711	1,715,824
	02-10-2021						9,422	526,407
	02-12-2020(4)						40,002	2,234,934
	02-13-2019	30,121		0	$60.77	02-13-2029
	02-14-2018	28,054		0	50.83	02-14-2028
	02-08-2017	22,110		0	54.46	02-08-2027
	02-11-2015	17,656		0	46.16	02-11-2025
Robert R. Dillard
	02-13-2023								35,974	2,009,890
	02-13-2023						10,558	589,875
	06-15-2022(5)						10,941	611,274
	02-09-2022								11,552	645,410
	02-09-2022						2,498	139,563
	02-10-2021						766	42,796
	11-01-2020(6)						2,268	126,713
	10-13-2019(7)						980	54,747
	02-13-2019	3,013		0	60.77	02-13-2029
Rodger D. Fuller
	02-13-2023								47,967	2,679,894
	02-13-2023						14,078	786,538
	02-09-2022								42,742	2,387,996
	02-09-2022						9,238	516,127
	02-10-2021						3,887	217,167
	02-13-2019	30,121		0	60.77	02-13-2029
	02-14-2018	28,054		0	50.83	02-14-2028
	02-08-2017	22,110		0	54.46	02-08-2027
John M. Florence, Jr.
	02-13-2023								23,984	1,340,008
	02-13-2023						7,039	393,269
	02-09-2022								23,104	1,290,820
	02-09-2022						4,994	279,015
	02-10-2021						2,003	111,908
	02-13-2019	12,049		0	60.77	02-13-2029
	02-08-2017	6,859		0	54.46	02-08-2027
James A. Harrell, III
	02-13-2023								18,588	1,038,500
	02-13-2023						5,455	304,771
	02-09-2022								17,328	968,115
	02-09-2022						3,746	209,289
	02-10-2021						1,061	59,278
	02-13-2019	7,531		0	60.77	02-13-2029
	02-08-2017	7,885		0	54.46	02-08-2027
	02-10-2016	112		0	40.41	02-10-2026

(1)
Represents SSARs and RSUs

All outstanding SSARs were subject to a three-year vesting schedule and have now been vested.
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EXECUTIVE COMPENSATION
RSUs vest with respect to 1/3 per year on each applicable anniversary of grant (except as otherwise noted in footnotes 4 through 7):
(2)
Values of RSUs shown in column (h) and PCSUs shown in column (j) are based on the December 29, 2023 closing price of $55.87, which was the last trading day of the calendar year.

(3)
PCSUs granted February 13, 2023 are represented as the number of maximum PCSUs that will vest on December 31, 2025, if performance criteria are met. The actual number of PCSUs that vest have the potential to vary based on final performance results and can range between 0% to 220% of target when taking into account the potential effect of the relative TSR modifier. Threshold performance is required to achieve any payout.

PCSUs granted February 9, 2022 are represented as the number of maximum PCSUs that will vest on December 31, 2024, if performance criteria are met. The actual number of PCSUs that vest can vary from 0% to 200% of target PCSUs. Threshold performance is required to achieve any payout.
(4)
Represents RSUs awarded to Mr. Coker upon his appointment as Chief Executive Officer in February 2020. The RSUs will vest at the end of the five-year time-based restriction if Mr. Coker is still employed by the Company. Settlement of RSUs following vesting is deferred by the Company until six months following separation of service. RSUs are credited with dividend equivalents during the vesting period and any time prior to settlement, however such amounts are not paid out until receipt of the shares. Refer to the table in the “Potential Benefits Payable Upon Certain Separation Events” section for details regarding the treatment of equity awards under certain qualifying terminations of employment.

(5)
Represents RSUs awarded to Mr. Dillard in connection with his appointment as Chief Financial Officer, which was effective in July 2022. The RSUs will vest at the end of the five-year time-based restriction if Mr. Dillard is still employed by the Company. Settlement of RSUs following vesting is not subject to deferral by the Company. The RSUs are not eligible to accrue dividend equivalents during the vesting period. Refer to the table in the “Potential Benefits Payable Upon Certain Separation Events” section for details regarding the treatment of equity awards under certain qualifying terminations of employment.

(6)
Represents RSUs awarded to Mr. Dillard upon being named an Executive Officer on November 1, 2020. The RSUs will vest on the third, fourth, and fifth anniversaries of the grant date provided Mr. Dillard remains employed by the Company. Settlement of RSUs following vesting is deferred by the Company until six months following separation of service. The RSUs are credited with dividend equivalents during the vesting period and any time prior to settlement, however, such amounts are not paid out until receipt of the shares. Refer to the table in the “Potential Benefits Payable Upon Certain Separation Events” section for details regarding the treatment of equity awards under certain qualifying terminations of employment.

(7)
Represents RSUs awarded to Mr. Dillard upon his promotion to Vice President of Corporate Development on October 13, 2019. The RSUs will vest on the third, fourth and fifth anniversaries of the grant date provided Mr. Dillard remains employed by the Company. Settlement of RSUs following vesting is deferred by the Company until six months following separation of service. The RSUs are credited with dividend equivalents during the vesting period and any time prior to settlement, however, such amounts are not paid out until receipt of the shares. Refer to the table in the “Potential Benefits Payable Upon Certain Separation Events” section for details regarding the treatment of equity awards under certain qualifying terminations of employment.

2023 Option Exercises and Stock Vested
The following table provides information about SSARs exercised by NEOs in 2023 and about RSUs and PCSUs that vested in 2023.
(a)	(b)	(c)	(d)	(e)	(d)	(e)
	Option Awards		Restricted Stock Awards		Performance Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)	Number of Shares Acquired on Vesting(3) (#)	Value Realized on Vesting(2) ($)
R. Howard Coker			28,459	$1,703,996	85,792	$4,793,199
Robert R. Dillard			4,483	255,189	6,972	389,526
Rodger D. Fuller			11,464	685,409	35,390	1,977,239
John M. Florence, Jr.			5,690	340,324	18,232	1,018,622
James A. Harrell, III			3,659	219,019	9,652	539,257

(1)
The amounts reflect the number of units that vested during the fiscal year. Messrs. Dillard and Florence deferred 2,092 shares and 4,402 shares respectively, with settlement of these shares to occur no earlier than six months following separation from service.

(2)
The value is based on the closing stock price on the date of vesting, or if such date was not a trading day, the immediately preceding trading date.

(3)
PCSUs that vested for the 2021-2023 long-term incentive performance period that ended on December 31, 2023. Performance criteria for the 2021-2023 performance cycle vested at 200.0% of target PCSUs. Mr. Florence elected to defer settlement of this award, to no earlier than six months following separation from service.

54 • Sonoco 2024 Proxy Statement

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Retirement Benefits
2023 DEFINED RETIREMENT BENEFITS
(a)	(b)	(c)	(d)	(e)
Name	Plan Name(1)	Number of Years Credited Service(3) (#)	Present Value of Accumulated Benefit(4) ($)	Payments During Last Fiscal Year ($)
R. Howard Coker	DB Restoration	32.50	$3,165,265
			3,165,265	0
Robert R. Dillard(2)				0
Rodger D. Fuller	DB Restoration	32.50	3,486,997
	DBSERP	33.58	781,321
			4,268,318	0
John M. Florence, Jr.(2)				0
James A. Harrell, III	DB Restoration	32.50	2,474,177	0
			2,474,177	0

(1)
All of these plans have been amended so that no additional benefits accrue after December 31, 2018. Future accruals towards retirement transitioned to defined contribution plans effective January 1, 2019 as described under “Defined Benefit Restoration and Defined Benefit Supplemental Executive Retirement Plan”.

(2)
Messrs. Dillard and Florence do not participate in the DB Restoration benefit because they were hired after participation in these plans was frozen. Instead, they participate in the broad-based defined contribution plan, the Sonoco Retirement and Savings Plan, for employees hired on or after January 1, 2004. In addition, they participate in the DC Restoration and the DC SERP. These plans are described under “Nonqualified Deferred Compensation Plans”.

(3)
Years of credited service under the DB Restoration began on January 1 or July 1 coincident with or following one year of service. Years of credited service under the DB SERP began on the date of hire. We do not provide extra years of credited service under the plans.

(4)
The value of accumulated benefits under the DB SERP and DB Restoration plans reflected in this column are calculated using the present values shown in the table using: (i) the discount rate for nonqualified pensions which uses an actuarial valuation that evaluates key assumptions of the plan which can have a significant effect on the calculated amounts. The key assumptions used on December 31, 2023, in determining the projected benefit obligation and the accumulated benefit obligation for U.S. retirement and (ii) each plan’s earliest unreduced retirement age (age 65 for the DB Restoration and DBSERP benefits as discussed below). Calculations are based on the effective discount rates of 4.78% for the DB Restoration and DB SERP and the Pre-2012 White Collar version of the healthy annuitant mortality table projected with Scale MP-2020 on a generational basis (post-retirement only) as of December 31, 2023. The interest assumption for the DB SERP of three-year installments is based on the November 2023 IRS three-segment yield curve as of December 31, 2023.

Defined Benefit Restoration and Defined Benefit Supplemental Executive Retirement Plan
The Sonoco Pension Plan (the “ Pension Plan”), in which certain executive officers historically participated, was terminated with all remaining liabilities settled through the purchase of annuities in June 2021. The Company continues to maintain the Omnibus Benefit Restoration Plan, which is a non-qualified deferred compensation plan. The Omnibus Benefit Restoration Plan provides (i) a defined benefit restoration benefit (the “DB Restoration”) and (ii) a defined benefit supplemental executive retirement benefit (the “DB SERP”). The DB Restoration and DB SERP components were amended in 2009 to freeze benefit accruals effective December 31, 2018.
DEFINED BENEFIT RESTORATION
The DB Restoration is provided to Sonoco employees hired before 2004 (including Messrs. Coker, Fuller, and Harrell) and was initially intended to compensate employees for benefits that were unavailable under the Sonoco Pension Plan because of pay and benefit limitations set by the Internal Revenue Code (“IRC”). Messrs. Coker, Fuller, and Harrell are vested in the DB Restoration benefit. The DB Restoration provides participants with a life annuity annual benefit at normal retirement equal to the sum of;
a)
$42 multiplied by years of benefit service (up to 30);

b)
plus 1.67% of five-year final average earnings multiplied by years of benefit service (up to 30); reduced by

c)
1.67% of the Social Security Primary Insurance Amount multiplied by years of benefit service (up to 30); plus

Sonoco 2024 Proxy Statement • 55

EXECUTIVE COMPENSATION
d)
0.25% of five-year final average earnings multiplied by years of benefit service in excess of 30 years.

Final average earnings are the average of the five highest calendar years (which do not have to be consecutive) of compensation. For this purpose, the NEOs’ earnings reflect salary and annual incentives that are paid in the same year subject to the annual limit imposed by the IRC through December 31, 2018.
Benefit service began at the date of commencement of participation, which was the January 1 or July 1 coincident with or following one year of service.
Participants become fully vested in their retirement benefit upon the earlier of completion of five years of service or attainment of age 55. The benefit is payable on an unreduced basis at age 65. Employees may choose to commence their benefits at age 55 with subsidized early retirement reductions of 3.6% per year from age 65.
If the participant is disabled prior to retirement, the participant’s benefit is determined as if he or she terminated employment on the date of disability. Upon death prior to retirement, if the participant is fully vested and survived by his or her spouse, the spouse will receive a pre-retirement survivor annuity. The pre-retirement survivor annuity is equal to 50% of the accrued benefit in the DB Restoration, adjusted for the 50% joint and survivor form of payment and reduced for early commencement, and is payable at the later of the participant’s death or the participant’s earliest retirement age.
The DB Restoration offers several optional forms of payment including joint and survivor annuities, period-certain annuities and level-income annuities. The benefit paid under any of these options is actuarially equivalent to the life annuity benefit produced by the formula described above.
DEFINED BENEFIT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
Future benefits that would have accrued under the DB Restoration benefit were transitioned to the DB SERP. The DB SERP was provided only to designated officers elected before January 1, 2008. As the only current NEO who participated in the DB SERP, Mr. Fuller’s accrual under the DB SERP is frozen and he began participating in the DC SERP (defined below) effective January 1, 2019. The DC SERP is discussed under “Nonqualified Deferred Compensation Plans—DC SERP”. With 15 years of service and retirement at age 65, the DB SERP provides an annual payment equal to 60% replacement of final average earnings offset by the Pension Plan benefit, the DB Restoration benefit and full Social Security benefits. Officers elected before January 1, 2006, became fully vested in their DB SERP benefit upon the completion of five years vesting service in the DB SERP. Officers elected after January 1, 2006, became fully vested in their DB SERP benefit upon completion of five years vesting service in the DB SERP and attainment of age 55.
The annual DB SERP benefit payable to a participant who separates from service and retires at age 65 is calculated by multiplying 4.0% of three-year final average cash earnings, with the product further multiplied by years of benefit service to a maximum of 15 years. Benefit service under the DB SERP began at the date of hire. If a participant retires prior to age 65, the retirement benefit is reduced by a fraction, the numerator of which is the participant’s total benefit service to the participant’s date of separation and the denominator of which is the participant’s benefit service projected to age 65. The retirement benefit is further offset by the participant’s Pension Plan benefit, the DB Restoration benefit and full Social Security benefits. If a participant retires prior to age 62, the benefit is further reduced by subsidized early retirement reductions of 3% per year from age 62. (In this case, however, the Social Security benefit offset would not begin until the participant attains age 62).
Final average cash earnings for the DB SERP benefit are the average of the three highest calendar years (which do not have to be consecutive) of compensation in the last seven years before retirement up through 2018. For this purpose, the NEOs’ earnings include salary and the annual incentive earned with respect to each such calendar year.
The DB SERP benefit is calculated as a 75% joint and survivor annuity for a participant who has been married for at least one year, and a 10-year certain and life annuity for all other participants.
Mr. Fuller is vested and eligible to retire under the DB SERP and has elected to receive the actuarially equivalent value of the DB SERP benefit in three equal installments after retirement in lieu of the monthly 75% joint and survivor annuity or the 10-year certain and life annuity. In the event of termination of employment on December 31, 2023, for reasons other than death, Mr. Fuller would have received the DB SERP benefit in three equal installment payments of $497,795 In the event of his death, his spouse would receive three equal installment payments of $600,898.
In the event of disability, the disability benefit payable is equal to the early retirement DB SERP benefit, the combined family Social Security benefits, the DB Restoration benefit and Pension Plan benefit. If the early
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EXECUTIVE COMPENSATION
retirement DB SERP benefit (prior to the conversion to the actuarially equivalent value of the DB SERP benefit noted above), when added to the officer’s combined family Social Security benefits and Pension Plan benefit, is less than 60% of current base salary, the difference will be payable from the Long-Term Disability Plan. When the benefit from the Long-Term Disability Plan ends, any unpaid DB SERP installments, and DB Restoration and the Pension Plan benefits would continue.
2023 Nonqualified Deferred Compensation
(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in 2023(1)(2) ($)	Registrant Contributions in 2023(2) ($)	Aggregate Earnings in 2023(2)(3) ($)	Aggregate Withdrawals/ Distributions in 2023 ($)	Aggregate Balance at End of 2023(2)(4) ($)
R. Howard Coker
DC Restoration	0	$290,740	$131,429	0	$1,088,327
NQDC—Deferred PCSUs/RSUs	0	0	(151,868)	0	3,102,947
DC SERP (Deferred Cash)	0	89,429	44,076	0	1,374,987
DC SERP (Deferred Stock)	0	76,887	49,162	0	522,457
Robert R. Dillard
DC Restoration	0	102,833	35,476	0	255,067
NQDC—Deferred PCSUs/RSUs	0	0	(21,644)	0	348,165
DC SERP (Deferred Cash)	0	49,122	5,569	0	211,642
DC SERP (Deferred Stock)	0	29,275	26,861	0	51,540
Rodger D. Fuller
DC Restoration	0	142,742	111,838	0	1,036,559
NQDC—Deferred PCSUs/RSUs	0	0	0	0	0
DC SERP (Deferred Cash)	0	56,236	13,252	0	442,607
DC SERP (Deferred Stock)	0	41,517	34,235	0	124,110
John M. Florence, Jr.
DC Restoration	0	85,996	46,172	0	334,879
NQDC—Deferred PCSUs/RSUs	$1,282,271	0	(41,174)	0	1,766,051
DC SERP (Deferred Cash)	0	41,875	11,487	0	377,071
D CSERP (Deferred Stock)	0	27,514	22,155	0	111,751
James A. Harrell, III
DC Restoration	0	93,756	66,218	0	529,492
NQDC—Deferred PCSUs/RSUs	0	0	(38,794)	0	792,678
DC SERP (Deferred Cash)	0	45,276	26,920	0	830,587
DC SERP (Deferred Stock)	0	29,088	11,992	0	331,739

(1)
Includes aggregate amount of deferred cash and equity compensation contributed by the NEOs in 2023. The value of the equity deferral is based on the number of deferred RSUs and PCSUs multiplied by the closing price of Sonoco stock on the date of deferral. Mr. Florence elected to defer settlement of his 2021 RSU grant, the amount of which is equal to $115,667, his 2022 RSU grant, the amount of which is equal to $147,983, and his 2021 PCSU grant, the amount of which is equal to $1,018,622, in each case until six months following his separation from service. These deferred RSUs are credited with dividend equivalents which are not paid out until settlement of the RSUs.

(2)
The following table shows contributions, earnings and the aggregate balance at the end of 2023 that are reported in the “Summary Compensation Table” or were reported in the Summary Compensation Table in previous years.

Name	Amounts in column (b) above reported in the 2023 Summary Compensation Table	Amounts in column (c) above reported in the 2023 Summary Compensation Table	Amounts in column (d) above reported in the 2023 Summary Compensation Table	Amounts in column (f) above previousily reported as compensation in the Summary Compensation Table for previous years	Amounts in column (f) above payable in Company Stock rather than cash
R. Howard Coker	0	$457,056	0	$3,846,419	$3,625,404
Robert R. Dillard	0	181,229	0	297,877	399,705
Rodger D. Fuller	0	240,494	0	838,087	124,110
John M. Florence, Jr.	$1,282,271	155,385	0	1,890,428	1,877,802
James A. Harrell, III	0	168,121	0	565,281	1,124,417
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EXECUTIVE COMPENSATION
(3)
Amounts reflect accrued interest on deferred compensation in interest bearing accounts and earnings growth, including dividend credits for deferred compensation in stock equivalent accounts. Any deferred compensation in stock equivalent accounts is based on the closing price of $55.87 on December 29, 2023, which was the last trading day of the calendar year. Values also reflect any required Social Security taxes on shares that vested in 2023. Additional detail is provided later in this section under “Nonqualified Deferred Compensation Plans”.

(4)
For all of the NEOs, the portion of the vested amounts shown in column (f) above that relates to the DC Restoration benefit and the DC SERP is payable in three installments following the participant’s separation from service. The initial installment is paid six months following separation from service and the second and third installments are paid in January of the following years. The remaining amounts in column (f) are payable according to each NEO’s elected payment schedule, which can range from one to five annual installments subject to the provisions of IRC Section 409A had separation from service occurred on December 31, 2023.

Nonqualified Deferred Compensation Plans
DEFERRED COMPENSATION PLAN FOR CORPORATE OFFICERS
Each participant in the 1991 Deferred Compensation Plan for Corporate Officers (“NQDC”) is eligible to make an irrevocable deferral election on an annual basis. The minimum deferral is $5,000 and the maximum annual deferral is 50% of cash compensation (salary and/or annual incentive) earned during the year for which the deferral election is made. Deferrals are made monthly from salary and annually from incentive payments. The participants may elect to invest the deferred compensation in the Interest Account or the Stock Equivalent Account. Deferrals initially made into one account may not be subsequently changed to the other account. The Interest Account accumulates interest each year at a rate equal to the Intercontinental Exchange ten-year high-quality bond index listed on the preceding December 15. For 2023, the interest rate was 5.223%. Deferrals into the Stock Equivalent Account are converted into phantom stock equivalents as if Sonoco shares were actually purchased. Dividend credits are also credited to the Stock Equivalent Account as if shares were actually purchased. Payments from the NQDC are made annually after separation from service. For amounts deferred prior to January 1, 2022, participants could select payment schedules for periods of one, three or five years. Beginning January 1, 2022, the payment schedule was changed to between two to ten years. Under IRC Section 409A, payments are subject to a minimum six-month delay after separation from service with the Company.
Executive officers who participate in the PCSU and RSU portions of the Company’s Long-Term Incentive Plan as described in the Long-Term Incentive section of the “Compensation Discussion and Analysis”, may make an irrevocable election under the NQDC to defer settlement of any such awards that vest until after their separation from service with the Company and certain RSUs granted in connection with election as an executive officer or other promotion events require such deferred settlement unless otherwise approved by the Committee. Deferred settlement may only occur at least six months after separation from service with the Company. At the time of deferral, prior to January 2022, officers could elect a payment schedule of one, two or three annual installments. Beginning January 1, 2022, the payment schedule was changed to between two to ten years. PCSUs and RSUs accrue dividend equivalents only after vesting, except that certain RSUs granted in connection with election as an executive officer or other promotion events generally do accrue dividend equivalents during the vesting period and prior to settlement, which are paid only after the shares are issued.
DC RESTORATION BENEFIT
In addition to an executive officer’s ability to elect deferral of salary, cash incentive, and equity awards under the NQDC, there is a nonqualified component of the Sonoco Retirement and Savings Plan, a tax-qualified defined contribution plan, that is considered deferred compensation (“DC Restoration Benefit”). The purpose of the DC Restoration Benefit is to compensate for benefits made unavailable under the Sonoco Retirement and Savings Plan because of pay and benefit limitations set by the IRC. Effective January 1, 2022, there are two types of Company contribution under the Sonoco Retirement and Savings Plan: 1) company match and 2) an annual nonelective retirement contribution. All NEOs participate in the DC Restoration Benefit. Generally, the terms and conditions of the DC Restoration Benefit (subject to the requirements of IRC Section 409A) are consistent with the provisions, terms and conditions of the Sonoco Retirement and Savings Plan as described below:
•
Company Match—All NEOs are eligible to participate in the plan and receive a Company match contribution on compensation that would otherwise be limited by the IRC. All NEOs are fully vested in their Company match. Effective January 1, 2022, the company matching formula increased to 100% up to 6% of employee contributions.

•
The annual nonelective retirement contribution beginning January 1, 2022, is 4% of the employee’s cash earnings in excess of the Social Security wage base ($160,200 in 2023). The DC Restoration benefit allows for the restoration of the portion of the former Sonoco Retirement Contribution (i.e. “SRC”—paid through
58 • Sonoco 2024 Proxy Statement

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December 31, 2021) that was earned on eligible pay in excess of the annual Social Security wage base since the SRC was discontinued in favor of an enhanced matching contribution.
•
The Restoration matching benefit formula is applied to compensation that is limited by the IRC ($330,000 in 2023) under the qualified plan and the annual nonelective retirement contribution benefit as described above is applied to eligible earnings in excess of the annual Social Security wage base ($160,200 in 2023). 100% of these benefits are invested at the employee’s discretion in any of several available indexed funds. Participants are immediately vested in these benefits when contributed by the Company.

At separation from service or retirement, the participant may elect to receive benefits from the qualified Sonoco Retirement and Savings Plan under several different forms of payment as allowed by the IRC. The DC Restoration Benefit is payable in three cash installments, with the initial installment paid six months following separation from service and the second and third installments paid in January of each of the following years. The DC Restoration Benefits that are due upon death are payable to the participant’s surviving spouse or beneficiary in three cash installments, with the initial installment paid as soon as practicable following the participant’s death, and the second and third installments paid in January of each of the following years.
DC SERP
All NEOs participated in the DC SERP in 2023. The annual DC SERP contribution is equal to 10% of the prior year’s salary and earned incentive. 75% of the annual DC SERP contribution is invested in a fixed interest account based on 120% of the IRS applicable long-term rate. For 2023, the interest rate was 3.492%. The remaining 25% is issued in Sonoco deferred RSUs. The DC SERP benefit vests at age 55 with at least five years of service as an executive officer. Messrs. Coker, Harrell, and Fuller are fully vested in the DC SERP. Messrs. Dillard and Florence were not vested in the DC SERP benefit as of December 31, 2023. The deferred RSUs are fully vested but do not have voting rights. The deferred RSUs are credited with dividend equivalents, which are not paid out until settlement of the shares.
The vested DC SERP account is paid in three installments, with the initial installment paid six months following the officer’s retirement date and the second and third installments paid in January of each of the following years. The vested DC SERP benefits that are due upon death are payable to the officer’s surviving spouse or beneficiary in three cash installments, with the initial installment paid as soon as practicable following the officer’s death, and the second and third installments paid in January of each of the following years.
For information about nonqualified deferred compensation related to defined benefit retirement benefits refer to the section “Defined Benefit Restoration and Defined Benefit Supplemental Executive Retirement Plan” and the “2023 Pension Benefits” table.
TREATMENT OF NONQUALIFIED DEFERRED COMPENSATION UPON CERTAIN TERMINATIONS OR CHANGE IN CONTROL
The amounts that would have been paid to each NEO with respect to nonqualified deferred compensation had death, disability, retirement, or any other termination of employment occurred on December 31, 2023, are set forth in column (f) of the “2023 Nonqualified Deferred Compensation” table. The DC SERP amounts in this table are forfeited upon separation from service unless vested. As of December 31, 2023, Messrs. Coker, Harrell, and Fuller have met the vesting requirements of the DC SERP and those amounts would be paid in the event of a termination, including death, disability or retirement. The method for determining benefits payable and payment arrangements for nonqualified deferred compensation are described in the narrative following the “2023 Nonqualified Deferred Compensation” table.
Potential Benefits Payable Upon Certain Separation Events
SONOCO CHANGE-IN-CONTROL PLAN (THE “CIC PLAN”)
On February 9, 2022, the Board of Directors adopted the Sonoco Products Company Change-in-Control Plan (“CIC Plan”) to promote management continuity by providing selected employees with severance protection as an inducement to continue their employment in the event of a proposed change in control. The objective of the CIC Plan is to help ensure that, in the event of a possible change in control, participants are available to assist in evaluating such proposal, to advise management and the Board as to whether such proposal would be in the best interests of the Company and its shareholders, and to take such other actions as management or the Board deems appropriate and in the best interests of the Company and its shareholders.
Participants in the CIC Plan include the CEO, each corporate officer (including Messrs. Dillard, Fuller, Florence and Harrell) and any other individual designated as a participant by the Committee.
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EXECUTIVE COMPENSATION
Under the CIC Plan, a participant is eligible to receive a lump sum cash payment and certain additional benefits in the event that the participant’s employment is terminated by the Company without “cause” or by the participant for “good reason” (each as defined in the CIC Plan) within 24 months following a change in control. The lump sum cash payment will be equal to the sum of (i) the participant’s award under the Company’s Performance-Based Annual Cash Incentive Plan or any successor plan (the “Annual Cash Plan”) for the year in which the termination occurs, calculated at the greater of target or actual performance and prorated through the date of such termination, plus (ii) the following amounts:
•
For the CEO, an amount equal to the CEO’s base salary plus any award under the Annual Cash Plan for the year in which the termination date occurs, calculated at target, multiplied by 2.5;

•
For other corporate officers who report directly to the CEO (including Messrs. Dillard, Fuller, and Florence), an amount equal to such officer’s base salary plus any award under the Annual Cash Plan for the year in which the termination date occurs, calculated at target, multiplied by 2.0; and

•
For any other participant (including Mr. Harrell), an amount equal to such participant’s base salary plus any award under the Annual Cash Plan for the year in which the termination date occurs, calculated at target, multiplied by 1.5.

The lump sum cash payment will generally be paid to the participant, less applicable withholdings, on or before the 60th day after the termination date. Such payment will be reduced by the aggregate amount of any other similar payments or benefits available to the participant as a result of such participant’s termination of employment.
In addition to the lump sum cash payment, each participant is eligible to receive the following benefits:
•
Continuation of benefits coverage under the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) for a period of up to 18 months following the termination date;

•
Vesting of outstanding equity awards issued to the participant after the effective date of the CIC Plan in accordance with the provisions of the applicable equity award agreements; and

•
Outplacement services in an amount not to exceed $25,000 to the extent such services are used by the participant within one year of his or her termination date.

SONOCO EXECUTIVE SEVERANCE PLAN (THE “SEVERANCE PLAN”)
On October 18, 2022, the Board of Directors adopted an Executive Officer Severance Plan (the “Severance Plan”) upon the recommendation of the Committee to further attract and retain key personnel by providing select employees of the Company with certain severance payments and benefits in the event of a qualifying termination of employment.
Participants in the Severance Plan include the CEO, and each corporate officer (including Messrs. Dillard, Fuller, Florence, and Harrell) and any other individual designated as a participant by the Committee.
Pursuant to the terms of the Severance Plan, in the event a participant incurs a termination of service by the Company without “cause” or resigns from employment for “good reason” (each as defined in the Severance Plan), the participant will be entitled to receive:
•
A cash amount equal to the participant’s base salary multiplied by 1.0 (or in the case of the Company’s CEO, multiplied by 2.0), payable as salary continuation over the one- or two-year period, as applicable, following the termination date;

•
Participant’s bonus under the Company’s Annual Cash Plan for the year in which the termination occurs, based on actual performance and pro-rated to reflect any partial year of employment;

•
Continuation of life insurance coverage at the active employee rate for six months following the termination date, and continuation of all other benefits under the Company’s benefit plans at active employee rates for 12 months following the termination date, to the extent permitted under the applicable Company plans and COBRA;

•
Outplacement services with value up to $25,000, to the extent utilized by the participant within one year of his or her termination date.

60 • Sonoco 2024 Proxy Statement

EXECUTIVE COMPENSATION
In addition, the participant’s time-based and certain performance-based equity awards that would have vested in the 12 months following his or her termination date, had the participant continued in service, will continue to vest and become exercisable and payable, as applicable, on the regularly scheduled vesting date or, in certain circumstances, on March 15 of the year following the year of termination, and subject to the achievement of applicable performance goals at the end of the three-year performance period.
The foregoing severance payments and benefits under the CIC Plan and the Severance Plan are subject to the participant’s timely execution and non-revocation of a general release of claims and continued compliance with certain restrictive covenants. In addition, these payments and benefits are subject to a “best net after-tax” provision in the event that the benefits would trigger excise tax penalties and loss of deductibility under Sections 280G and 4999 of the U.S. Internal Revenue Code.
The Severance Plan does not modify the rights of any employee with respect to the Company’s CIC Plan. To the extent any amounts become payable to a participant under the CIC Plan, the CIC Plan and not the Severance Plan will govern the severance payments and benefits applicable to such participant.
This following section will detail the NEO treatment of compensation and benefits in certain cases of separation.
	Voluntary(1) or Involuntary for Cause	Retirement(2)	Involuntary Not for Cause	Change-in- Control(3)	Death or Disability
Cash Severance	Not eligible	Not eligible	CEO: 2 times Base Salary Other NEOs: 1 times Base Salary	CEO: 2.5 times (Base Salary + Target Incentive) Officers reporting to the CEO: 2.0 times (Base Salary + Target Incentive) All other Officers: 1.5 times (Base Salary + Target Incentive)	Not eligible
Performance-based Annual Cash Incentive	Not eligible	Calculated at actual performance and prorated through the termination of employment	Calculated at actual performance and prorated through the termination of employment	Greater of Target or actual performance, and prorated through the termination of employment	Calculated at actual performance and prorated through the seperation of employment
PCSUs—60% award	Forfeit unvested shares	Vested shares determined by performance at end of performance period and are prorated based on period of employment during performance period	Continued vesting, as if employment had continued for a period of 12 months following the termination date. Vested shares determined by performance at end of performance period.	Unvested shares vest at target and are prorated based on period of employment during performance period upon termination	Vested shares determined by performance at end of performance period and are prorated based on period of employment during performance period
RSUs—40% award	Forfeit unvested shares	Prorated vesting based on period of employment in the year of retirement	Continued vesting, as if employment had continued for a period of 12 months following the termination date.	Immediate vesting upon termination	Immediate vesting upon death or disability
RSUs—special grant	Forfeit unvested shares	Forfeit unvested shares	Continued vesting, as if employment had continued for a period of 12 months following the termination date.	Vests on a prorated basis through the termination of employment	Vests on a prorated basis through the death or disability, subject to approval by the Executive Compensation Committee
Sonoco 2024 Proxy Statement • 61

EXECUTIVE COMPENSATION
	Voluntary(1) or Involuntary for Cause	Retirement(2)	Involuntary Not for Cause	Change-in- Control(3)	Death or Disability
Health and Welfare Benefits	Not eligible	Not eligible	Eligible for up to 12 months of continued benefits at the employee rates	Eligible for up to 18 months of COBRA continued benefits
Disability: Coverage is continued for up to 12 months, then the employee and dependents are eligible to enroll in COBRA benefit continuation for up to 18 months
Death: Any enrolled dependants are eligible to enroll in COBRA benefit continuation for up to 18 months

Executive Life Insurance	Voluntary: Company-paid coverage will continue to be provided post-employment for a period of six months Involuntary for Cause: Company-paid coverage will cease upon termination	Company-paid coverage will continue to be provided post-employment for a period of six months	Company-paid coverage will continue to be provided post-employment for a period of six months	Company-paid coverage will continue to be provided post-employment for a period of six months	Company-paid coverage will continue to be provided for a period of six months after the Disability period
Outplacement Services	Not eligible	Not eligible	Eligible for outplacement services, in an amount not to exceed $25,000	Eligible for outplacement services, in an amount not to exceed $25,000	Not eligible

(1)
Not Retirement eligible

(2)
Retirement is defined as age 60 or older with a minimum of 5 Years of Service

(3)
Triggered by a not for cause termination or a good reason resignation within 2 years from of a Change-in-Control. A Change-in-Control is defined as “a change in the ownership or effective control,” or in “the ownership of a substantial portion of the assets of” each Company, within the meaning of IRC Section 409A, including the events specified in the plan as interpreted under Section IRC 409A.

The following table and footnotes describe the potential payments to the NEOs if certain separation events had occurred as of December 31, 2023, including a change in control of the Company. Values of PCSUs and RSUs are based on the closing price of Sonoco stock of $55.87 on December 29, 2023, which was the last trading day of the calendar year.
This table does not include:
•
Compensation or benefits previously earned by the NEOs or equity awards that are fully vested;

•
The value of pension benefits that are disclosed in the “2023 Pension Benefits” table; or

•
The amounts payable under deferred compensation plans that are disclosed in the “2023 Nonqualified Deferred Compensation Plan” table.
62 • Sonoco 2024 Proxy Statement

EXECUTIVE COMPENSATION
Name	For Cause Termination ($)	Voluntary Termination / Retirement ($)	Involuntary Termination— Not for Cause / Resignation for Good Reason ($)	Termination following a Change-in-Control ($)	Disability ($)	Death ($)
R. Howard Coker
Cash Severance	0	0	$2,423,616	$6,664,944	0	0
Unvested PCSUs(1)	0	$4,022,989	5,348,479	4,022,989	$4,022,989	$4,022,989
Unvested RSUs(2)	0	2,001,967	2,253,908	6,650,675	6,650,675	6,650,675
Company pay healthcare premiums	0	0	13,249	0	0	0
Executive Life Insurance Plan Lump Sum(3)		8,900	8,900			3,500,000
Robert R. Dillard
Cash Severance	0	0	697,164	2,579,507	0	0
Unvested PCSUs(1)	0	0	322,705	519,191	519,191	519,191
Unvested RSUs(2)	0	0	424,271	982,659	982,659	982,659
Company pay healthcare premiums	0	0	18,269	0	0	0
Executive Life Insurance Plan Lump Sum(3)		4,529	4,529			1,750,000
Rodger D. Fuller
Cash Severance	0	0	762,024	2,857,590	0	0
Unvested PCSUs(1)	0	1,200,946	1,599,672	1,200,946	1,200,946	1,200,946
Unvested RSUs(2)	0	649,357	730,891	1,519,832	1,519,832	1,519,832
Company pay healthcare premiums	0	0	13,249	0	0	0
Executive Life Insurance Plan Lump Sum(3)		4,468	4,468			2,000,000
John M. Florence, Jr.
Cash Severance	0	0	567,420	1,929,228	0	0
Unvested PCSUs(1)	0	0	645,410	632,727	632,727	632,727
Unvested RSUs(2)	0	0	379,022	784,191	784,191	784,191
Company pay healthcare premiums	0	0	18,269	0	0	-0-
Executive Life Insurance Plan Lump Sum(3)		1,733	1,733			1,250,000
James A. Harrell, III
Cash Severance	0	0	613,512	1,564,456	0	0
Unvested PCSUs(1)	0	479,616	641,263	479,616	479,616	479,616
Unvested RSUs(2)	0	233,566	262,924	573,338	573,338	573,338
Company pay healthcare premiums	0	0	13,249	0	0	0
Executive Life Insurance Plan Lump Sum(3)	0	5,442	5,442			1,750,000

(1)
Unvested PCSUs would vest at target on a pro rata basis upon involuntary termination without “Cause” or resignation for “Good Reason” within two years of a change in control that meets the criteria of IRC Section 409A and the regulations thereunder. If the participant separates from service as a result of death, disability, or retirement during the performance period, the participant will be entitled to a settlement of PCSUs that vest at the end of the three-year performance period on a pro rata basis equal to the time employed. Retirement is defined as age 60 or older with a minimum of 5 years of service.

(2)
Unvested RSUs would immediately vest upon termination only in the case of death, or disability, as well as upon involuntary termination without “Cause” or resignation for “Good Reason” within two years of a change in control that meets the criteria of IRC Section 409A and the regulations thereunder. For Mr. Coker the portion of his unvested RSUs associated with awards granted upon becoming the Chief Executive Officer and for Mr. Dillard, the portion of their unvested RSUs associated with awards granted upon becoming the Vice President of Corporate Development, an

Sonoco 2024 Proxy Statement • 63

EXECUTIVE COMPENSATION
officer, and becoming the Chief Financial Officer would vest on a pro rata basis in the event of a qualifying termination in connection with a change in control and would vest on a pro rata basis upon death or disability subject to approval of the Committee. Unvested RSUs that comprise 40% of the NEOs annual LTI grant would vest on a pro-rata basis in cases of retirement, provided NEO is age 60 or older with a minimum of 5 years of service. The retirement provision does not apply to Special RSU grants, as they would be forfeited.
(3)
Premiums paid by the Company on behalf of officers for executive term life insurance policies, as described in “Compensation Discussion and Analysis,” will be continued for 6 months post-employment.

PAY RATIO
As required by the Dodd-Frank Wall Street Reform and Protection Act and regulations of the Securities and Exchange Commission, Sonoco is providing the following information about the relationship of the median of the annual total compensation of all Sonoco employees except the CEO, and the annual total compensation of the CEO. Using an analytical and statistical sampling, the median employee for the total global employee population of 22,501 as of December 31, 2023 was determined. To identify the median employee, “base pay” was used as a consistently applied compensation measure. To determine estimated median base pay, recorded base salary for salaried employees and annual base pay for hourly employees was established by multiplying each employee’s hourly rate by their scheduled hourly work week. A valid statistical sampling approach was utilized to identify employees who were expected to be paid within a +/- 5% range of that value. From this group an employee who was reasonably representative of the median employee was selected. Mr. Coker’s total compensation for purposes of the pay ratio calculation was $8,594,298. For 2023, the ratio of CEO pay to median employee pay is 125:1. The median employee’s Summary Compensation Table total compensation was $68,962 after including $13,249 in employer-provided health and welfare benefits and $3,571 in retirement contributions for the median employee. An amount of $13,249 in employer-provided health and welfare benefits for the CEO was included in the ratio calculation, which is not included in the Summary Compensation Table.
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation—Compensation Discussion and Analysis.”
The following table shows the past three fiscal years’ total compensation for our Named Executive Officers (NEOs) as set forth in the “Summary Compensation Table,” the compensation actually paid to our NEOs, the company’s total shareholder return (TSR), the combined TSR of our selected peer group, our Net Income, and our Base EBITDA.
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO(2)	Compensation actually paid to First PEO(3)(4)	Compensation actually paid to Second PEO(2)(4)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation actually paid for Non-CEO NEOs(3)	Value of initial Fixed $100 Investment based on:
Year							TSR(5)	Peer Group TSR(6)	Net Income (000s)	Base EBITDA(7) (000s)
2023	$8,538,593		$4,755,985		$2,178,332	$1,898,091	$103.03	$118.91	$474,959	$1,049,857
2022	9,794,049		16,284,414		2,725,992	3,254,066	108.05	110.49	466,980	1,147,809
2021	6,618,454		9,843,147		2,476,273	3,575,707	99.75	134.41	(82,711)	758,033
2020	6,815,923	$1,934,105	5,088,280	$(2,271,154)	2,530,532	1,557,308	99.24	121.14	207,241	789,735
(1)
The first PEO is Mr. Coker who was appointed as CEO effective February 1, 2020.

(2)
The second PEO is Mr. Tiede, who retired as the Company’s CEO effective February 1, 2020.

(3)
The Other NEO’s for each applicable year are:

64 • Sonoco 2024 Proxy Statement

EXECUTIVE COMPENSATION
Year	Non-CEO NEOs
2023	Robert R. Dillard, Rodger D. Fuller, John M. Florence, Jr., James A. Harrell, III
2022	Robert R. Dillard, Rodger D. Fuller, John M. Florence, Jr., James A. Harrell, Julie C. Albrecht
2021	Julie C. Albrecht, Rodger D. Fuller, John M. Florence, Jr., Jeffery S. Tomaszewski,
2020	Julie C. Albrecht, Rodger D. Fuller, John M. Florence, Jr., James A. Harrell, III

(4)
The SEC rules require that certain adjustments be made to the Summary Compensation Table totals to determine compensation actually paid, as reported in the Pay versus Performance table above. The following table details the applicable adjustments that were made to determine compensation actually paid:

Year	Executive	Reported Summary Compensation Table Total	Reported Value of Equity Awards	Reported Change in the Actuarial Present Value of Pension Benefits	Pension Benefit Adjustments	Year End Fair Value of Equity Awards Granted that are Unvested in the year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Compensation Actually paid
2023	First PEO	$8,538,593	$(6,876,983)	0	0	$3,929,477	$(725,784)	$76,924	$(263,750)	0	$77,508	$4,755,985
	Avg NEO	2,178,332	(1,350,697)	0	0	763,944	(82,854)	17,671	368,713	0	2,982	1,898,091
2022	First PEO	9,794,049	(6,205,527)	0	0	10,779,308	581,110	55,444	1,205,478	0	74,552	16,284,414
	Avg NEO	2,725,992	(1,256,896)	0	0	1,845,762	144,056	18,035	484,261	$(708,330)	1,186	3,254,066
2021	First PEO	6,618,454	(4,038,338)	0	0	6,190,509	996,078	38,276	(22,559)	0	60,727	9,843,147
	Avg NEO	2,476,273	(1,141,733)	0	0	1,731,455	506,431	7,286	(8,536)	0	4,531	3,575,707
2020	First PEO	6,815,923	(4,020,436)	$(1,018,274)	0	3,636,584	(196,412)	20,306	(216,127)	0	66,716	5,088,280
	Second PEO	1,934,105	(42,259)	0	0	(173,277)	42,259	(893,944)	(3,138,038)	0	0	(2,271,154)
	Avg NEO	2,530,532	(963,934)	(506,939)	0	734,433	(116,406)	5,077	(126,593)	0	1,138	1,557,308
(5)
The amounts reported in this column reflect the cumulative total stockholder return on our common stock for each of the last three fiscal years ended December 31, 2023, assume an investment of $100 on December 31, 2020, and the reinvestment of any dividends.

(6)
The peer group used in this disclosure, the Dow Jones Container and Packaging Index, is the same peer group used in the Stock Performance Graph in Part II, Item 5 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(7)
Base EBITDA is a non-GAAP financial measure which begins with Base operating profit, which excludes tax and interest and then adds back deductions for the cost of depreciation and amortization, adjusted for unbudgeted EBITDA related to acquisitions and divestitures in a given year. Base operating profit and Base EBITDA are non-GAAP financial measures. A reconciliation on how Base operating profit was calculated is provided in Appendix 1. As described in greater detail in “Executive Compensation—Compensation Discussion and Analysis,” Base EBITDA is one of the key metrics used to determine payout under the Company’s Performance-based Annual Cash Incentive program.

Financial Performance Measures
As described in greater detail in “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both the long-term and short-term incentive awards are selected based on an objective of incentivizing the NEOs to increase shareholder value. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•
Base EBITDA;

•
Base EPS;

•
Return on Invested Capital (ROIC); and

•
Operating Cash Flow.

ANALYSIS OF THE INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE
As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the
Sonoco 2024 Proxy Statement • 65

EXECUTIVE COMPENSATION
Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
CUMULATIVE TSR OF THE COMPANY VERSUS THE PEER GROUP

As shown in the graph below, the Company’s cumulative TSR over the four-year period presented in the table was 3.03%, while the cumulative TSR of the peer group presented for this purpose, the Dow Jones Container and Packaging Index, was 18.91% over the three years presented in the table.
COMPANY TSR VERSUS PEER GROUP
COMPENSATION ACTUALLY PAID VERSUS CUMULATIVE TSR
As shown in the graph below, the CEO’s compensation actually paid (CAP) and the other NEOs’ average (CAP) amounts align with the Company’s cumulative TSR over the three years presented in the table.

The relative alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to Mr. Coker and to the other NEOs is comprised of equity awards. As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” the Company targets approximately 72% of Mr. Coker’s and 54% of the other NEO’s total target compensation awarded to be comprised of equity awards, including restricted stock units and performance-based restricted stock units.
The CAP for Mr. Tiede, the former CEO, who retired in February 2020, has been excluded from this graph.
COMPENSATION ACTUAL PAID VS. COMPANY TSR
COMPENSATION ACTUALLY PAID VERSUS NET INCOME
As shown in the graph below, the amount of compensation actually paid to Mr. Coker and the average amount of compensation actually paid to the Company’s other NEOs as a group is generally aligned with the Company’s net income in the years 2020 and 2023. The Net Loss in 2021 is largely attributable to one-time pension settlement charges of $538.7 million being recognized in 2021. While the Company does not use net income as
66 • Sonoco 2024 Proxy Statement

EXECUTIVE COMPENSATION
a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure of Base EBITDA, which the Company uses when setting goals for the Company’s Performance-based Annual Cash Incentive program.
COMPENSATION PAID VS. NET INCOME
As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” the Company targets that approximately 15% and 20% of the value of total compensation awarded to Mr. Coker and the other NEOs, respectively, consists of amounts determined under the Company Performance-based Annual Cash Incentive program. The CAP for Mr. Tiede, the former CEO, who retired in February 2020, has been excluded from this graph.

COMPENSATION ACTUALLY PAID VERSUS BASE EBITDA
As shown in the graph below, the amount of compensation actually paid to Mr. Coker and the average amount of compensation actually paid to the Company’s other NEOs as a group is generally aligned with the Company’s Base EBITDA over the three years presented in the table. As described above, Base EBITDA, which begins with base operating profit (“Base operating profit”), which excludes tax and interest and then adds back deductions for the cost of depreciation and amortization, adjusted for unbudgeted EBITDA related to acquisitions and divestitures in a given year. A reconciliation on how Base Operating Profit is calculated can be found in Appendix 1. While the Company uses numerous financial performance measures for the purpose of evaluating performance, the Company has determined that Base EBITDA is one of the metrics which best represents the Company’s success.
As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” the Company targets that approximately 15% and 20% of the value of total compensation awarded to Mr. Coker
COMPENSATION PAID VS. BASE EBITDA
and the other NEOs, respectively, consists of amounts determined under the Company Performance-based Annual Cash Incentive program. The decrease in Base EBITDA in 2021 was primarily driven by the divestiture of the Display and Packaging business. The CAP for Mr. Tiede, the former CEO, who retired in February 2020, has been excluded from this graph. In 2023, Sonoco experienced a variety of challenges: Base EBITDA was negatively impacted by lower overall volumes and unfavorable metal price overlap. This was partially offset by favorable productivity and acquisitions.
SUMMARY COMPENSATION TABLE VERSUS COMPENSATION ACTUALLY PAID
The graphs below provide a comparison of the compensation reported in the Summary Compensation Table versus compensation actually paid to Mr. Coker and average compensation actually paid to the Company’s other NEOs. The compensation for Mr. Tiede, the former CEO who retired in February 2020, has been excluded from this graph.
Sonoco believes that it is important to provide a graphic comparison that shows the different components that factor into the calculations. The compensation reported in the Summary Compensation Table is based on the grant date value of equity awards granted during the applicable year and the compensation actually paid as

Sonoco 2024 Proxy Statement • 67

EXECUTIVE COMPENSATION
reported in the Pay for Performance tables is based on the fair value of equity awards granted during the applicable year and valued at year end, plus the change in value of previously granted as of year-end (or the vesting date, if earlier). In essence, the compensation actually paid reflects the fair value of all or portions of 4 years’ worth of equity awards as of specified valuation dates, while the compensation reported in Summary Compensation Table is based solely on the equity awards granted in 2023, all of which are valued based on the fair value as determined on the date of grant.
CEO: SUMMARY COMPENSATION TABLE VS. COMPENSATION ACTUALLY PAID
AVERAGE NON-CEO NEOs: SUMMARY COMPENSATION TABLE VS. COMPENSATION ACTUALLY PAID
68 • Sonoco 2024 Proxy Statement

PROPOSAL 3
PROPOSAL 3	The Board of Directors recommends that you vote FOR the compensation of Sonoco’s named executive officers.
ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION
The Company’s executive compensation programs are designed to attract, retain, and reward executives whose contributions support the Company’s long-term success by linking Company performance to executive compensation. These programs have been designed to encourage alignment of management’s actions with shareholder interests. Section 14A of the Exchange Act requires that the shareholders be given the opportunity to vote on a separate advisory (non-binding) resolution to approve the compensation of named executive officers, as described in the “Executive Compensation” section. In response to the 2023 shareholder vote for an annual vote frequency, the practice of holding this vote annually will remain in effect at least until the next such shareholder advisory vote on frequency, which will be held in 2029. Although the annual vote on the compensation of the named executive officers is an advisory (non-binding) vote, as it has in previous years, the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements. See “Executive Compensation—Compensation Discussion and Analysis—Sonoco’s Goals Regarding Executive Compensation—Say on Pay Support”.
Your vote on this proposal is advisory, and therefore not binding on the Company or the Board of Directors and will not be interpreted as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board of Directors. Nevertheless, the Board of Directors and the Executive Compensation Committee value the opinions of Sonoco’s shareholders and view this vote as one of the modes of communication with shareholders. As in prior years, the Board of Directors and the Executive Compensation Committee will review and consider the outcome of this vote in determining future compensation arrangements.
“RESOLVED, that, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby APPROVED.”
Sonoco 2024 Proxy Statement • 69

PROPOSAL 4	The Board of Directors recommends that you vote FOR the 2024 Omnibus Incentive Plan.
APPROVAL OF THE 2024 OMNIBUS INCENTIVE PLAN
We are asking our shareholders to approve the Sonoco Products Company 2024 Omnibus Incentive Plan (the “2024 Plan”) as a successor to our 2019 Omnibus Incentive Plan (the “2019 Plan”). The 2024 Plan will have 2,900,000 shares of our common stock reserved for issuance, subject to certain reductions for shares granted under (and offsets by shares returned to) the 2019 Plan or prior plans after December 31, 2023, as more fully described below. The Board adopted the 2024 Plan, subject to shareholder approval, on February 14, 2024.
The 2024 Plan is intended to replace the 2019 Plan, which upon shareholder approval, will automatically be terminated an superseded by the 2024 Plan. However, any awards granted under the 2019 Plan will continue to be subject to the terms of the 2019 Plan and applicable award agreements.
Summary of the Proposal
Purpose of the 2024 Plan
The Board believes that the 2024 Plan is integral to the Company’s compensation strategies and programs. We consider equity compensation to be a vital element of our employee compensation program and believe that the continued ability to grant stock awards at competitive levels is in the best interest of the Company and its shareholders. Without approval of the 2024 Plan, there will be insufficient shares available under the 2019 Plan to make annual awards and to provide grants to new hires in the coming years. In addition, without approval of the 2024 Plan, we may be unable to continue to offer competitive equity packages to attract and retain employees, and we may need to consider other compensation alternatives.
Dilution, Share Usage Rate, Overhang
Our Board recognizes the impact of dilution on our shareholders and has evaluated this request for approval of the 2024 Plan carefully in the context of the need to motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities.
The total fully diluted overhang as of December 31, 2023, assuming that the entire share reserve is granted would be 4.81%. Fully diluted overhang is calculated as (a) the sum of all grants outstanding under all of our equity plans (including the 2019 Plan and prior plans), and shares available for future awards (numerator), divided by (b) the sum of the numerator and shares of common stock outstanding, with all data effective as of December 31, 2023.
The following table sets forth information regarding time-vested equity awards granted and performance-based equity awards earned over each of the last three fiscal years. As shown in the table, the number of awards the Company granted under the 2019 Plan as a percentage of the Company’s weighted average number of shares of common stock outstanding, which is referred to as the “share usage rate,” averaged 0.47% over the last three fiscal years.
	2021	2022	2023	3-Year Average
Stock Options/SARs Granted	0	0	0	0
Time-Vested Restricted Shares/Units Granted	201,570	291,365	325,771	272,902
Performance-Based Shares/Units Earned	64,243	280,881	225,530	190,218
Weighted-Average Shares Outstanding	99,608,000	97.991,000	98,294,000	98,631,000
Share Usage Rate	0.27%	0.58%	0.56%	0.47%

*
For purposes of the foregoing table, we calculate the share usage rate based on the applicable number of performance-based awards earned during each applicable year. For reference the target number of performance awards granted during the foregoing 3-year period was as follows: 145,696 units in fiscal 2021, 201,835 units in fiscal 2022 and 205,178 units in fiscal 2023.

70 • Sonoco 2024 Proxy Statement

PROPOSAL 4
The following table sets forth certain information as of December 31, 2023, unless otherwise noted, with respect to the Company’s existing equity compensation plans:
Shares available for grant under the 2019 Plan*	5,069768
Stock Options/SARs Outstanding*	729,515
Weighted-Average Exercise Price of Outstanding Stock Options/SARs	$55.13
Weighted-Average Remaining Term of Outstanding Stock Options/SARs	4.1
Total Full-Value Awards Outstanding	1,317,155
Shares Outstanding as of the Record Date	97,957,000

*
The 2019 Plan is the only plan under which equity awards may currently be granted and, upon effectiveness of the 2024 Plan, no further equity awards will be granted under the 2019 Plan. As of February 29, 2024, the per-share closing price of our common stock as reported on the New York Stock Exchange was $56.68.

We anticipate the requested share reserve under the 2024 Plan to be sufficient for approximately five (5) years of expected new equity awards, assuming we continue to grant awards consistent with our current practices and historical usage, but our actual share usage will depend on several factors, some of which we cannot predict or control, including the price of our shares, our hiring activity, forfeitures of outstanding awards, and unexpected circumstances that may require us to change our grant practices. As a result, the requested share reserve could last for a shorter or longer period than we currently expect.
2024 Plan Subject to Shareholder Approval
The 2024 Plan will only become effective if it is approved by our shareholders at the Annual Meeting. If our shareholders do not approve this Proposal 4, the 2024 Plan will not become effective and the 2019 Plan will continue in its current form.
The 2024 Plan Combines Compensation and Corporate Governance Best Practices
The 2024 Plan includes provisions that are designed to protect our shareholder’s interests and reflect corporate governance best practices, including:
•
No liberal share recycling of options or SARs. Shares used to satisfy the exercise price or tax withholding obligation in respect of options or stock appreciation rights, including shares repurchased by us with the proceeds of an option exercise, will not become available again for issuance under the 2024 Plan.

•
No automatic single-trigger vesting upon a change in control. Awards do not automatically accelerate upon a change in control of the Company. If awards are not assumed or substituted by an acquiror in connection with a change in control, awards will accelerate vesting.

•
No payout of dividends or dividend equivalents on unvested awards. Dividends and dividend equivalents credited in connection with an unvested award are subject to the same vesting conditions as the underlying award.

•
No evergreen provision. The 2024 Plan does not contain an “evergreen” feature that automatically replenishes the shares available for future grants under the 2024 Plan.

•
No automatic grants. The 2024 Plan does not provide for automatic grants to any participant.

•
No tax gross-ups. The 2024 Plan does not provide for any tax gross-ups.

•
No repricing of options or SARs. Subject to limited exceptions, shareholder approval would be required to, directly or indirectly, reprice options or stock appreciation rights with an exercise price that is less than the current exercise price, including in connection with any cash buyout of underwater options and SARs.

•
No discount options or SARs. The 2024 Plan generally prohibits the grant of options or stock appreciation rights with an exercise price that is less than the fair market value of a share of common stock as of the grant date.

•
Transfer restrictions. The 2024 Plan contains robust non-transferability transfer restrictions.

•
Director compensation limits. The 2024 Plan places certain limits on the annual compensation that can be provided to non-employee directors in any fiscal year for such service.

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PROPOSAL 4
Description of the 2024 Plan
Set forth below is a summary of the other principal features of the 2024 Plan. The 2024 Plan is set forth in its entirety as Appendix 2 to this Proxy Statement, and all descriptions of the 2024 Plan contained in this Proposal 4 are qualified by reference to Appendix 2.
Eligibility
Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its affiliates is eligible to receive awards under the 2024 Plan. As of the latest practicable date prior to filing this Proxy Statement, there are approximately 900 employees and 10 non-employee directors who would be eligible participants under the 2024 Plan.
Administration
The 2024 Plan will be administered by the Committee, except that the Board may, in its discretion, administer the 2024 Plan with respect to awards granted to non-employee directors and, in any such case, shall have all the authority and responsibility granted to the Committee. In addition, the Committee has the authority to select eligible employees, directors and consultants to whom awards may be granted, determine the number of shares covered by those awards and set the terms, conditions and other provisions of those awards. Subject to any legal restrictions, the Committee may delegate to a subcommittee of one or more directors or one or more officers of the Company the ability to grant awards under the 2024 Plan and to make all necessary and appropriate decisions and determinations in connection with such grants. The Committee will have complete authority to establish rules and regulations for the administration of the 2024 Plan. As a general matter, the directors and employees of the Company will not be liable for actions taken or not taken, or for determinations made, in connection with the 2024 Plan, and such individuals will be indemnified by the Company in furtherance of the foregoing, except where such action, omission or determination was made in bad faith, through fraud or willful criminal act or omission, or where such indemnification would be prohibited by law or the Company’s Articles of Incorporation or by-laws.
Shares Authorized
The maximum number of shares of common stock that may be covered by awards granted under the 2024 Plan will be 2,900,000 shares of common stock, less one (1) share for each share subject to any stock awards granted under any prior plan after December 31, 2023 and prior to the effective date of the 2024 Plan. The maximum number of shares of common stock that may be delivered upon the exercise of ISOs (as defined below) will not exceed the foregoing share limit. The share limit and ISO limit will be subject to adjustments as provided under the 2024 Plan. Shares issued under the 2024 Plan may be either authorized and unissued shares, treasury shares, shares reacquired by the Company or any combination of the foregoing.
Shares covered by awards under the 2024 Plan will only be counted against the share limit to the extent they are issued and delivered. Accordingly, after December 31, 2023, if an award or prior plan award is forfeited, or otherwise expires, terminates or is canceled or settled, in whole or in part, for cash, only the shares issued (if any) will be deemed delivered for purposes of determining the number of shares that remain available for delivery under the 2024 Plan. Any shares that are surrendered to the Company in payment of the exercise price of an option or a prior plan option or to satisfy tax withholding obligations in respect of an option or SAR or a prior plan option or SAR, that are subject to a SAR and not issued in connection with its stock settlement on exercise with respect to the exercise price thereof, or that are reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options or prior plan options will not be added back to the shares available under the 2024 Plan. Any shares surrendered to the Company after December 31, 2023 in payment of any taxes withheld in respect of an award other than an Option or SAR or any prior plan award other than a stock option or SAR will however again be made available for grant under the 2024 Plan.
In addition, Shares of common stock covered by awards granted pursuant to the 2024 Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger will not count as delivered under the 2024 Plan for these purposes, except that such awards issued or intended as ISOs will count against the ISO limit.
Non-Employee Director Limits
The 2024 Plan provides that no non-employee director may be paid or granted, in any fiscal year and in connection with such services, cash compensation and equity awards with an aggregate value greater than $750,000; provided that the independent members of the Board may make exceptions to this limit as determined
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necessary or appropriate, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. The foregoing does not apply to compensation or awards provided for services other than those of a director (e.g., for services provided as an employee or consultant).
Dividends; Dividend Equivalents
In no event will dividends or dividend equivalents be paid with respect to options or stock appreciation rights under the Plan. Further, notwithstanding anything to the contrary, with respect to full-value awards, if such award provides for a right to dividends or dividend equivalents, any dividends or dividend rights will be subject to the same vesting requirements as the underlying award and will only be paid at the time those vesting requirements are satisfied.
Change in Control
In the event of a change in control of the Company (as described below), unless the Committee determines otherwise, outstanding equity awards are subject to “double-trigger” vesting and do not automatically vest solely upon consummation of a change in control. If a change in control occurs and outstanding equity awards are not assumed or substituted by the surviving entity or successor corporation, unless the Committee determines otherwise, such equity awards will fully vest, with performance-based awards vesting at either target level, which may be pro rated, or actual achievement, in the Committee’s discretion. In addition, the Committee may, in its sole discretion, terminate outstanding awards after giving the participant an opportunity to exercise the awards or terminate the awards for no consideration if the awards have no value.
For purposes of the 2024 Plan, a “change in control” generally means “a change in the ownership or effective control,” or in the “ownership of a substantial portion of the assets of” the Company, in each case, within the meaning of IRC Section 409A and the related regulations, and includes any of the following events as such concepts are interpreted under IRC Section 409A and the related regulations:
•
the date on which a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

•
the acquisition, by any one person, or by persons acting as a group, or by a corporation owned by a group of persons that has entered into a merger, acquisition, consolidation, purchase, stock acquisition, asset acquisition, or similar business transaction with the Company, of: (i) ownership of shares that, together with any stock previously held by such person or group, constitutes more than fifty percent (50%) of either (x) the total fair market value or (y) the total voting power of the shares of the Company; (ii) ownership of shares possessing thirty percent (30%) or more of the total voting power of the Company, during the twelve-month period ending on the date of such acquisition; or (iii) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company during the twelve-month period ending on the date of such acquisition; provided, however, that any transfer of assets to a related person as defined under IRC Section 409A and the related regulations will not constitute a change in control.

Adjustments
In the event the shares of common stock are affected by any extraordinary dividend, distribution, recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee will equitably adjust (i) the number of shares with respect to which awards may be granted under the 2024 Plan, including the share limit and the ISO limit, and (ii) the terms of any outstanding award, including the number of shares subject to the award, the exercise price, if any, and vesting terms, including performance goals, so as to prevent the enlargement or diminishment of the benefits provided thereunder.
In addition, in the event of any reorganization, merger, consolidation, combination, repurchase or exchange of shares or other similar transaction affecting the shares of common stock, the Committee may make any equitable adjustment described under the preceding paragraph and may also provide that (i) outstanding awards will be canceled in exchange for a cash payment (or no payment in the case of out-of-the-money options and SARs) and (ii) options and SARs will expire if not exercised prior to a specified date.
Award Types
The 2024 Plan allows for grants of the following types of incentive awards: (i) options; (ii) SARs; (iii) restricted shares; (iv) restricted stock units (“RSUs”); (v) cash incentive awards; and (vi) other equity-based or equity-related awards. Subject to the terms and limitations set forth in the 2024 Plan, awards may be settled in cash,
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PROPOSAL 4
stock or a combination of the foregoing. Each award will be evidenced by an award agreement that specifies the terms and conditions of the award and any rules applicable thereto.
Options and SARs
Options granted under the 2024 Plan may be “non-qualified stock options” (“NQSOs”) or “incentive stock options” (“ISOs”) under the United States Internal Revenue Code of 1986, as amended (the “Code”). SARs may also be granted, which are awards that entitle the participant to receive the excess of the fair market value of a share of common stock on the date of exercise over the exercise price. The exercise price of an option or SAR is determined by the Committee, and unless otherwise determined by the Committee may not be less than the fair market value of a share of common stock on the date of grant, provided that in the case of ISOs granted to an employee who at the time of the grant of such option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any affiliate, the exercise price of such option will be no less than 110% of the fair market value of a share of common stock on the date of the grant. The maximum term of each option or SAR will be 10 years. In connection with the exercise of an option, the participant must pay the exercise price in cash or in any other method approved by the Committee.
Restricted Shares and RSUs
Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a shareholder of the Company, including the right to vote the shares and to receive dividends, unless otherwise determined by the Committee.
RSUs give a participant the right to receive shares at the end of a specified vesting period, which receipt may be deferred to the extent of the Company’s deferred compensation programs. Prior to settlement, RSUs carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may accrue and become payable at the same time as the underlying RSU, if authorized by the Committee.
Cash Incentive Awards and Other Stock-Based Awards
The Committee is permitted to grant cash incentive awards and other types of awards based upon the Company’s common stock, including fully vested stock and dividend equivalent rights, which may be subject to any performance criteria or other payment conditions that are imposed by the Committee.
Duration and Amendment
The Board may at any time suspend or terminate the 2024 Plan or revise or amend it in any respect whatsoever, except that shareholder approval will be required to (i) increase the share limit or ISO limit (other than increases pursuant to the adjustment provisions of the 2024 Plan); (ii) expand the class of individuals eligible to participate in the 2024 Plan; (iii) extend the expiration date of the 2024 Plan; or (iv) allow for the repricing of options or SARs. No such amendment or termination may, without the consent of the affected participant, materially and adversely affect the rights of such participant with respect to a previously granted award unless otherwise provided in the applicable award agreement.
The 2024 Plan will be fully effective if and when it is approved by shareholders, and will remain in effect until the tenth anniversary of the earlier of the date on which the 2024 Plan was adopted by the Board or the date on which the 2024 Plan is approved by the Company’s shareholders, provided that the 2024 Plan will remain in effect past such date solely for the purposes of administering previously granted awards that remain outstanding.
Non-U.S. Holders
To comply with the laws in countries other than the United States in which the Company or its affiliates operate or have persons eligible to participate in the 2024 Plan, the Committee has the authority to (i) determine which eligible persons outside the United States are participants in the 2024 Plan; (ii) modify the terms and conditions of any award granted to eligible persons outside the United States; (iii) establish subplans and modify exercise procedures and other terms and procedures; and (iv) take any action that it deems advisable to comply with local regulations and requirements.
74 • Sonoco 2024 Proxy Statement

PROPOSAL 4
Material United States Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2024 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
•
NQSOs. If a participant is granted an NQSO under the 2024 Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise of the NQSO in an amount equal to the fair market value of the common stock acquired on the date of exercise, less the exercise price paid for such common stock. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such common stock generally will be the fair market value of common stock on the date the participant exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. The Company or its affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

•
ISOs. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if the applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If the shares of common stock acquired upon exercise of an ISO are held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfy the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the common stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the IRC for ISOs and the participant will recognize ordinary income at the time of the disqualifying disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the common stock on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. The Company and its affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the common stock acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the common stock.

•
Other Awards. The current federal income tax consequences of other awards authorized under the 2024 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NQSOs; nontransferable restricted shares subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through an election under IRC Section 83(b)); RSUs, dividend equivalents and other share or cash based awards are generally subject to tax at the time of payment. The Company and its affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

•
IRC Section 409A. Certain types of awards under the 2024 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code and the related regulations. Unless certain requirements set forth in Section 409A of the Code and the related regulations are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2024 Plan and awards granted under the 2024 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the related regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Committee, the 2024 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

•
IRC Section 162(m). Section 162(m) of the Code generally provides that income tax deductions of publicly held corporations may be limited to the extent total compensation (including, but not limited to, base salary, annual bonus and income attributable to option and SAR exercises and other equity award settlements and other non-qualified benefits) for certain executive officers exceeds $1,000,000 in any taxable year of the corporation.

Sonoco 2024 Proxy Statement • 75

PROPOSAL 4
New Plan Benefits
All future awards to directors, officers, employees and consultants will be made at the discretion of the Committee, the Board or any directors or officers to whom authority to grant awards has been delegated under the 2024 Plan. Therefore, the Company cannot determine future benefits under the 2024 Plan at this time. Information regarding the Company’s recent practices with respect to equity-based compensation under the 2019 Plan is presented elsewhere in this Proxy Statement and in the Company’s Annual Report on Form 10-K, filed on February 28, 2024.
Vote Sought
The 2024 Plan will be approved if approved by a majority of the votes properly cast on this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE 2024 OMNIBUS INCENTIVE PLAN.
76 • Sonoco 2024 Proxy Statement

PROPOSAL 5	The Board of Directors recommends that you vote AGAINST the advisory (non-binding) shareholder proposal regarding transparency in political spending.
ADVISORY (NON-BINDING) SHAREHOLDER PROPOSAL REGARDING TRANSPARENCY IN POLITICAL SPENDING
Sonoco has been advised that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who has indicated that he is a beneficial owner of 70 shares of Sonoco’s common stock, intends to submit the following proposal at the Annual Meeting. The below text and graphic were provided by Mr. Chevedden for inclusion in this Proxy Statement.
In accordance with the proxy regulations of the SEC, the shareholder proposal and the accompanying supporting statement are included exactly as submitted to the Company by the proponent of the proposal. The Company is not responsible for the content of this shareholder proposal or its supporting statement.
Proposal 5—Transparency in Political Spending
Resolved, Shareholders request that Sonoco Products provide a report, updated semiannually, disclosing the Company’s:
1.
Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.
Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a. The identity of the recipient as well as the amount paid to each; and
b. The title(s) of the person(s) in the Company responsible for decision-making.
The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.
Supporting Statement
As a long-term shareholders of Sonoco, I support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.
A company’s reputation, value, and bottom line can be adversely impacted by political spending. The risk is especially serious when giving to trade associations, Super PACs, 527 committees, and “social welfare” organizations—groups that routinely pass money to or spend on behalf of candidates and political causes that a company might not otherwise wish to support.
The Conference Board’s 2021 “Under a Microscope” report details these risks, recommends the process suggested in this proposal, and warns “a new era of stakeholder scrutiny, social media, and political polarization has propelled corporate political activity—and the risks that come with it—into the spotlight. Political activity can pose increasingly significant risks for companies, including the perception that political contributions—and other forms of activity—are at odds with core company values.”
This proposal asks Sonoco Products to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations which may be used for electoral purposes—and are otherwise
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PROPOSAL 5
undisclosed. This would bring our Company in line with a growing number of leading companies, including Celanese Corp., WestRock Co., and International Paper Co., which present this information on their websites.
Without knowing the recipients of our company’s political dollars shareholders cannot sufficiently assess whether our company’s election-related spending aligns or conflicts with its policies on climate change and sustainability, or other areas of concern. Thus it will be a best practice for Sonoco Products to expand its political spending disclosure.

STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL
The Board unanimously recommends that shareholders vote AGAINST this proposal.
After careful consideration of the proposal, the Board has concluded that the proposal is unnecessary and not in the best interests of the Company or its shareholders. The Board believes that Sonoco’s nearly nonexistent political expenditures, existing and thorough public disclosures, and robust governance and oversight already achieve the proposal’s stated goals of transparency and accountability without imposing extra costs that would be required to produce the report requested by the proposal.
SONOCO DOES NOT CONTRIBUTE TO POLITICAL CAMPAIGNS.
Sonoco does not typically engage in political activity. The objectives of transparency and accountability would not be served by the disclosure requested by this proposal. As disclosed on Sonoco’s website, Sonoco has policies in place governing political contributions.
In line with those policies, Sonoco:
•
does not make any monetary or non-monetary contributions or expenditures to any candidate for U.S. federal, state, local, or foreign public office or to influence any election or referendum;

•
does not direct corporate funds to political parties or other political organizations (i.e., organizations organized under Section 527 of the Internal Revenue Code);

•
does not make independent expenditures for communications in support of, or in opposition to, political candidates to 501(c)(4) organizations or otherwise (such as through electioneering communications or other corporate independent expenditures); and

•
does not maintain a Company-sponsored political action committee.

The “Awards, Certifications & Memberships” section of Sonoco’s website has recently been updated and contains this long-standing policy against political contributions and the Company maintains strong policies and procedures that restrict individuals from involving Sonoco in political activities. For example, the Company’s Code of Business Conduct and Ethics, which applies to all Sonoco employees, officers, and directors and is publicly available on the investor relations section of the Company’s website, prohibits personnel from engaging in political activities during company time or using Sonoco resources for political purposes. The Code of Business Conduct and Ethics also prohibits reimbursement for personal political activity and prohibits employees from contacting or lobbying lawmakers on Sonoco’s behalf or for Sonoco’s interests without obtaining explicit advance approval from the Company’s Legal & Compliance Office. In addition, Sonoco’s Anti-Bribery and Foreign Corrupt Practices Act Policy, which currently is also publicly available on the Company’s website under investor relations, prohibits making political contributions through or on behalf of Sonoco without the prior authorization of the Company’s Legal & Compliance Office.
Although the Company participates in various industry trade organizations, which the Company identifies in the “Awards, Certifications & Memberships” section of its website, the primary purpose of Sonoco’s membership in such organizations is not political. Membership in such industry organizations is important for many reasons, including helping to keep the Company informed of developments and trends in its industry and issues important to Sonoco as a global company and employer. From time to time, these industry organizations may also take political or policy positions that are not directly attributable to the membership dues that the Company pays. Sonoco has no control or influence over any political activities of any industry group, and those groups are already required to report their political contributions under various U.S. federal and state election laws. The disclosure of indirect contributions requested by the proposal could require Sonoco to mischaracterize the political contributions and expenditures of these independent groups as its own, which would risk confusion.
As reflected in the Company’s existing voluntary public disclosures and internal policies, Sonoco’s involvement in political activity is de minimis. The Board recognizes that limited and bipartisan engagement in the political
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PROPOSAL 5
process to advance the Company’s and its shareholders’ long-term interests can be appropriate, but in light of Sonoco’s historical and current utter lack of involvement in political activity, the Board does not believe the report requested by the proposal would improve transparency with respect to the Company’s political activity or its accountability to shareholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.
Sonoco 2024 Proxy Statement • 79

INFORMATION CONCERNING
THE SOLICITATION
These proxy materials are provided in connection with the solicitation by the Board of Directors of Sonoco Products Company of proxies to be used at the Annual Meeting to be held on Wednesday, April 17, 2024, at 11:00 a.m. (Eastern Time) at Watson Theater, Coker University, 104 Campus Drive, Hartsville, SC, and at any adjournment or postponement of the meeting. The proxy materials are first being mailed on or about March 15, 2024.
Date and Time	Place	Record Date	Live Audio Cast and Replay
Wednesday, April 17, 2024 11:00 a.m. Eastern Time	Watson Theater, Coker University 104 Campus Drive Hartsville, South Carolina	February 28, 2024 at close of business	investor.sonoco.com
If you wish to attend the meeting in person, you may obtain directions to Sonoco’s office on the website at sonoco.com. The site of the Annual Meeting is only a short distance from the Sonoco office and directions from the office to the Annual Meeting site may be obtained at the reception desk.
HOW WILL A QUORUM BE ESTABLISHED?
The Annual Meeting will be held if a majority of the outstanding shares of common stock entitled to vote (a “quorum”) is represented at the meeting. If you have submitted valid proxy instructions or are a record shareholder and attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced. “Broker non-votes” also count in determining whether a quorum is present. A “broker non-vote” occurs when a broker, bank, or nominee who holds shares in street name for a beneficial owner attends the meeting in person, or by proxy, but chooses not to vote on a particular proposal, or does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.
WHO MAY VOTE?
You will only be entitled to vote at the Annual Meeting if Sonoco’s records show that you were a record shareholder at the close of business on February 28, 2024. At the close of business on February 28, 2024, a total of 98,251,691 shares of common stock were outstanding and entitled to vote. Each share of common stock has one vote.
HOW DO I VOTE SHARES HELD DIRECTLY?
If you hold your shares in your own name as a record shareholder through the transfer agent, Continental Stock Transfer and Trust, you may vote by proxy or in person at the meeting. To vote by proxy you may select one of the following options:
Telephone	Internet	Mail

•
You may vote by telephone (if you live in the United States) using the toll-free number shown on your proxy card.
•
You must have a touch-tone telephone to use this option.
•
Telephone voting is available 24 hours a day, seven days a week.
•
Clear and simple voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•
You may vote through the Internet. The website for Internet voting is shown on your proxy card.
•
Internet voting is available 24 hours a day, seven days a week.
•
When you vote through the Internet, you will be given the opportunity to confirm that your instructions have been properly recorded.
• If you choose to vote by mail, please mark the enclosed proxy card, sign and date it, and return it in the enclosed postage-paid envelope.
80 • Sonoco 2024 Proxy Statement

INFORMATION CONCERNING THE SOLICITATION
If you vote by telephone or through the Internet, please DO NOT return your proxy card. Votes must be received by 7 pm (EDT) on April 16, 2024.
HOW DO I VOTE SHARES HELD IN STREET NAME BY A BROKER, BANK, OR OTHER NOMINEE?
If your shares are held in street name by a broker, bank, or other nominee, you may direct your vote by submitting your voting instructions to your broker, bank, or other nominee. Please refer to the voting instructions provided by your broker, bank, or other nominee.
For matters that are considered “routine” in nature, brokers have discretionary authority to vote on behalf of the shareholder. The only routine proposal for consideration at the Annual Meeting is Proposal 2, the ratification of the independent registered public accounting firm. Brokers may vote on this matter even if you have not provided voting instructions.
Your broker, bank, or other nominee is not permitted to vote on Proposal 1 or Proposals 3 through 5 unless you provide voting instructions. Therefore, if you hold your shares in street name and do not return a voting instruction form, or if you return a voting instruction form but do not indicate how you want your broker, bank, or other nominee to vote on any of these matters, a broker non-vote will occur with respect to such matters.
If you wish to vote at the meeting and your shares are held in street name by a bank, broker, or other nominee, you must obtain a proxy executed in your favor from the holder of record prior to the meeting and present it to the Secretary of the Company at the meeting.
IF I DO NOT MARK MY PROXY CARD, HOW WILL SHARES BE VOTED?
If you indicate your voting choices, your shares will be voted according to your instructions. If you fail to give voting instructions, the proxy agents will vote your shares according to the recommendations of the Board of Directors:
Items of Business		Board Recommendation	See Page
1	Proposal 1—Election of 11 Directors	FOR all nominees for director	13
2	Proposal 2—Ratification of Independent Registered Public Accounting Firm	FOR	33
3	Proposal 3—Advisory (Non-binding) Vote on Executive Compensation	FOR	69
4	Proposal 4—Approval of the 2024 Omnibus Incentive Plan	FOR	70
5	Proposal 5—Advisory (Non-binding) Shareholder Proposal Regarding Transparency in Political Spending	AGAINST	77
The proxy agents will vote according to their best judgment on any other matter that properly comes before the Annual Meeting. At present, the Board of Directors does not know of any other such matters.
HOW DO I REVOKE MY PROXY?
You may revoke your proxy at any time before it is voted. If you hold your shares in your own name as a record shareholder, you may revoke your proxy in any of the following ways:
•
by giving notice of revocation at the Annual Meeting;

•
by delivering to the Secretary of the Company, 1 North Second Street, Hartsville, SC 29550 US, written instructions revoking your proxy; or

•
by delivering to the Secretary an executed proxy bearing a later date.

Subsequent voting by telephone or via the Internet cancels your previous vote. If you are a shareholder of record, you may also attend the meeting and vote in person, in which case your proxy vote will not be used.
If your shares are held in street name by a broker, bank, or other nominee, you may revoke your voting instructions by submitting new voting instructions to the broker, bank, or other nominee who holds your shares.
Sonoco 2024 Proxy Statement • 81

INFORMATION CONCERNING THE SOLICITATION
HOW VOTES WILL BE COUNTED?
Proposals		Voting Requirements	Effect of Abstentions and Broker Non-Votes
1	Election of 11 directors	As this is an uncontested director election, each director will be elected if the votes cast in favor of the director exceed the votes cast against the director. Cumulative voting is not permitted.	Abstentions or shares that are not voted (including broker non-votes) will have no effect on the outcome of the matter.
2	Ratification of independent registered public accounting firm	The ratification of the independent registered public accounting firm will be approved if the votes cast in favor exceed the votes cast against the matter. Cumulative voting is not permitted.
Abstentions or shares that are not voted will have no effect on the outcome of the matter. This matter is considered “routine,” and if you hold your shares in street name, your broker may vote on this matter even if you have not provided voting instructions.

3	Advisory (non-binding) vote to approve executive compensation
The vote on the advisory (non-binding) resolution to approve executive compensation will be approved if the votes cast in favor of the matter exceed the votes cast against the matter. However, the vote is non-binding on Sonoco and the Board of Directors. Cumulative voting is not permitted.
Abstentions or shares that are not voted (including broker non-votes) will have no effect on the outcome of the matter.
4	Approval of the 2024 Omnibus Incentive Plan	The 2024 Omnibus Incentive Plan will be approved if the votes cast in favor exceed the votes cast against the matter. Cumulative voting is not permitted.	Abstentions or shares that are not voted (including broker non-votes) will have no effect on the outcome of the matter.
5	Advisory (non-binding) shareholder proposal regarding transparency in political spending
The vote on the advisory (non-binding) shareholder proposal will be approved if the votes cast in favor of the matter exceed the votes cast against the matter. Because the proposal is non-binding, its effect will be to inform the Board of Directors of the preferences of shareholders casting votes on the proposal. Cumulative voting is not permitted.
Abstentions or shares that are not voted (including broker non-votes) will have no effect on the outcome of the matter.
Other Matters
Any other matter that may be properly brought before the meeting will be approved if the votes cast in favor of the matter exceed the votes cast against the matter. Abstentions or shares that are not voted (including broker non-votes) will have no effect on the outcome of such matters.
WHAT IS THE COST OF THIS PROXY SOLICITATION?
Sonoco will pay the cost of this proxy solicitation. Morrow Sodali LLC, will assist in obtaining proxies by mail, facsimile, or email from brokerage firms, banks, broker-dealers, or other similar organizations representing beneficial owners of shares. Sonoco has agreed to a fee of approximately $7,500 plus out-of-pocket expenses. Morrow Sodali LLC may be contacted at Morrow Sodali LLC, 470 West Ave, Stamford, CT 06902.
In addition to soliciting proxies by mail, some of Sonoco’s officers, directors, and regular employees may solicit proxies by telephone, fax, email, or personal contact. None of these officers, directors, or employees will receive any additional or special compensation for doing this.
82 • Sonoco 2024 Proxy Statement

ADDITIONAL
INFORMATION
INCORPORATION BY REFERENCE
Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed filed with the SEC or incorporated by reference into any prior or future filings made by the Company under the Securities Act or the Exchange Act and are not deemed to be “Soliciting Material.”
References to Sonoco’s website address and additional Company reports or information contained on the website throughout this Proxy Statement are for information purposes only or to satisfy requirements of the New York Stock Exchange or the SEC and are intended to provide inactive, textual references only. The information on the website, including the information contained in those reports, is not part of this Proxy Statement and is not incorporated by reference into this Proxy Statement.
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
If you want to present a shareholder proposal to be voted on at Sonoco’s Annual Meeting of Shareholders in 2025, you must submit the proposal to the Secretary of the Company in writing by February 1, 2025. However, if you want the shareholder proposal to be included in the proxy materials for the Annual Meeting of Shareholders in 2025 pursuant to Rule 14a-8 under the Exchange Act, you must be sure the Secretary of the Company receives your written proposal by November 15, 2024 at 1 North Second Street, Hartsville, SC 29550 US or by email to Corporate.Secretary@sonoco.com. All shareholder proposals submitted for inclusion in the proxy materials pursuant to Rule 14-8 must comply with the requirements of Rule 14a-8 under the Exchange Act. The proxy agents, on proxies solicited on behalf of the Board of Directors, will use their discretionary authority to vote on any matter as to which notice was not received by the Secretary of the Company by February 1, 2025. For a shareholder proposal to be considered and voted on at an Annual Meeting of Shareholders, the shareholder proponent of the proposal, or such shareholder’s properly qualified representative, must be present at the meeting to present the proposal.
Shareholders have the right to nominate their own candidates for election as directors at an Annual Meeting of Shareholders if they make a written nomination at least 90 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders. Any such nomination for the 2025 Annual Meeting of Shareholders should be submitted to the Corporate Secretary at 1 North Second Street, Hartsville, SC 29550 US no later than January 17, 2025. No such nominations have been made for the 2024 Annual Meeting of Shareholders. The Corporate Governance and Nominating Committee will also consider director candidates recommended by shareholders, and any such recommendation should include the nominee’s name and qualifications for membership on the Board and should be directed to the Corporate Secretary at the address above.
The requirements summarized above are qualified in their entirety by Sonoco’s By-Laws, Rule 14a-19 under the Exchange Act (as applicable) and, in the case of shareholder proposals submitted for inclusion in the proxy materials, Rule 14a-8 under the Exchange Act, which you should read in order to comply with the applicable requirements.
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
Sonoco delivers a single copy of the Annual Report and Proxy Statement to multiple shareholders sharing one address unless contrary instructions are received from one or more of the shareholders at such address. Upon oral or written request to:
MAIL	TELEPHONE
Sonoco Products Company c/o Continental Stock Transfer and Trust Company 1 State Street Plaza, 30th Floor New York, NY 10004 US	(866) 509-5584
Continental Stock Transfer and Trust Company will promptly deliver a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy was delivered. If you are currently
Sonoco 2024 Proxy Statement • 83

ADDITIONAL INFORMATION
receiving a single copy of the Annual Report and Proxy Statement for multiple shareholders at your address and would prefer to receive separate copies in the future, please write or call Continental Stock Transfer and Trust Company at the address or telephone number above and ask them to send you separate copies. If you are still currently receiving multiple copies of the Annual Report and Proxy Statement for multiple shareholders at your address and would prefer to receive a single copy in the future, please write or call Continental Stock Transfer and Trust Company at the address or telephone number above and ask them to send a single copy to your address.
OTHER MATTERS
As of the date of this Proxy Statement, the Board does not intend to bring any other business before the Annual Meeting and the Board does not know of any business that will be presented for consideration at the meeting other than as stated in the notice of the meeting. The proxy agents will vote in their best judgment on any other business that properly comes before the meeting.
To ensure your representation at the Annual Meeting, please vote by telephone (if you live in the United States), via the Internet, or mark, sign, date, and return your proxy card or voting instruction form as promptly as possible. Please sign exactly as your name appears on the accompanying proxy.
By order of the Board of Directors, JOHN M. FLORENCE, JR. Secretary Hartsville, South Carolina 29550 March 15, 2024
84 • Sonoco 2024 Proxy Statement

Appendix 1
Reconciliation of GAAP to Non-GAAP Financial Measures
	For the Year Ended
	December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020
Operating Profit (GAAP)	$715,790	$675,396	$486,853	$357,804
Adjustments:
Acquisition, integration and divestiture-related costs	26,254	70,210	17,722	4,671
Changes in LIFO inventory reserves	(11,817)	28,445	2,529	—
Amortization of acquisition intangibles	87,264	80,427	49,419	52,899
Restructuring/Asset impairment charges	56,933	56,910	14,210	145,580
(Gain)/Loss on divestiture of business and other assets	(78,929)	—	2,667	14,516
Net (gain)/loss from derivatives	(1,912)	8,767	(4,036)	—
Other adjustments	10,142	(290)	(4,580)	4,418
Total adjustments	$87,935	$244,469	$77,931	$222,084
Base Operating Profit (Non-GAAP)	$803,725	$919,865	$564,784	$579,888
Dollars in thousands
For the year ended December 31, 2023
Earnings Per Diluted Share (GAAP)	$4.80
Adjustments:
Acquisition, integration and divestiture-related costs	0.20
Changes in LIFO inventory reserves	(0.09)
Amortization of acquisition intangibles	0.66
Restructuring/Asset impairment charges	0.44
Gain on divestiture of business and other assets	(0.60)
Other income, net	(0.30)
Non-operating pension costs	0.11
Net gain from derivatives	(0.01)
Other adjustments	0.05
Total adjustments	$0.46
Adjusted Earnings Per Diluted Share (Non-GAAP)	$5.26
Sonoco 2024 Proxy Statement • A-1

Appendix 2
SONOCO PRODUCTS COMPANY 2024 OMNIBUS INCENTIVE PLAN
Approved by the Board of Directors on February 14, 2024
Approved by Stockholders on April 17, 2024
SECTION 1. Purpose. The purpose of the Plan is to enable the Company to grant equity compensation awards and other types of incentive compensation to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and its Affiliates, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 12 of this Plan.
SECTION 2. Successor to Prior Plans. The Plan is intended to replace the 2019 Omnibus Incentive Plan, which as of the Effective Date, will automatically be terminated and replaced and superseded by the Plan, except that any awards granted under the 2019 Omnibus Incentive Plan or another Prior Plan prior to the Effective Date will continue to be subject to the terms of the Prior Plans and applicable award agreements.
SECTION 3. Administration.
(a) Composition of the Committee. The Plan shall be administered by the Committee, which shall be composed of one or more Directors, as determined by the Board; provided, however, that the Board may, in its discretion, administer the Plan with respect to awards granted to Non-Employee Directors and, in any such case, shall have all the authority and responsibility granted to the Committee herein. Unless otherwise determined by the Board, each of the members of the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
(b) Authority of the Committee. Subject to the terms of the Plan and Applicable Law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority to (i) designate Participants, (ii) determine all terms and conditions of Awards, (iii) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (v) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (vi) allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award, and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c) Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.
(d) Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Articles of Incorporation or the Company’s Bylaws (“Bylaws”), in each case, as may be amended from time to time. The foregoing right of indemnification shall not be exclusive of any
Sonoco 2024 Proxy Statement • A-2-1

Appendix 2
other rights of indemnification to which Covered Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
(e) Delegation of Authority to Senior Officers. Subject to the terms of Applicable Law, the Company’s Articles of Incorporation and Bylaws, the Committee may delegate to one or more Directors or officers of the Company the authority to make grants of Awards to current and prospective Eligible Persons and all necessary and appropriate decisions and determinations with respect thereto, subject to any conditions or requirements imposed by the Committee on the exercise of such delegated authority; provided that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act, or (ii) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder.
SECTION 4. Shares Subject to the Plan.
(a) Share Limits. Subject to adjustment as provided in Section 4(d), the maximum number of Shares that may be issued pursuant to Awards shall be equal to 2,900,000, less one (1) Share for each Share subject to any stock awards granted under any Prior Plan after December 31, 2023, (the “Share Limit”). Subject to adjustment as provided in Section 4(d), the maximum number of Shares that may be delivered upon the exercise of Incentive Stock Options shall be equal. After the Effective Date no stock awards may be granted under any Prior Plan.
(b) Share Usage. If, after December 31, 2023, (i) any Award or Prior Plan Award is forfeited, or otherwise expires, terminates or is canceled without the issuance of all Shares subject thereto or (ii) any Award or Prior Plan Award is settled other than wholly by issuance of Shares (including cash settlement), then, in each such case, the number of Shares subject to such Award or Prior Plan Award that were not issued, or were tendered or substituted, with respect to such Award or Prior Plan Award shall be added back to the Shares available for Awards under the Plan on a one-for-one basis; provided, however, that Shares (A) surrendered or tendered to the Company in payment of the Exercise Price of an Option or Prior Plan stock option, (B) surrendered or tendered to the Company in payment of any taxes withheld in respect of an Option or SAR or a Prior Plan stock option or stock appreciation right, (C) subject to a SAR or Prior Plan stock appreciation right that are not issued in connection with its stock settlement on exercise with respect to the Exercise Price thereof, or (D) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or Prior Plan stock options shall, in the case of clauses (A), (B), (C) and (D), not be added back to the Shares available for Awards under this Plan. Any Shares surrendered or tendered to the Company after December 31, 2023 in payment of any taxes withheld in respect of any Award other than an Option or SAR, or any Prior Plan award other than a stock option or stock appreciation right, shall however again be available for grant under the Plan on a one-for-one basis. Notwithstanding the provisions of this Section 4(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c) Non-Employee Director Limit. No Non-Employee Director may be paid or granted, in any fiscal year, cash compensation and equity awards (including any Awards issued under the Plan) for services as a Non-Employee Director with an aggregate value greater than $750,000 (in each case, with the value of each Award (or any other equity award) based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)) (such limits, collectively, the “Director Pay Limit”). Any such compensation that is deferred will be counted toward the Director Pay Limit for the fiscal year in which it was first earned, and not when paid or settled (if later). Any cash compensation paid or Awards (or any other equity awards) granted to an individual for such individual’s services as an employee or consultant (other than as a Director), will not be subject to the Director Pay Limit. Notwithstanding the foregoing, the independent members of the Board may make exceptions to this limit as determined necessary or appropriate, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.
(d) Adjustments for Changes in Capitalization and Similar Events.
(i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall equitably adjust, in the manner the Committee determines appropriate, any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the Share Limit and the ISO Limit, and (B) the terms of any outstanding Award so as to prevent the enlargement or diminishment of the benefits provided thereunder, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to such Award or to which such Award relates, (2) the Exercise Price, if applicable, with respect to such Award and (3) the vesting terms (including performance goals) applicable to such Award.
A-2-2 • Sonoco 2024 Proxy Statement

Appendix 2
(ii) Subject to Section 4(d)(i), in the event of any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event or other unusual, extraordinarily or non-recurring event (including a change in Applicable Law or accounting standards) that affects the Shares, the Company, its Affiliates or the Company’s financial statements, the Committee may (A) equitably adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the Share Limit and the ISO Limit, and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to such Award or to which such Awards relates (including through the assumption of such Award by another entity or substitution of such Award for an award issued by another entity), (Y) the Exercise Price, if applicable, with respect to such Award and (Z) the vesting terms (including performance goals) applicable to such Award, (B) make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR, (C) cancel and terminate any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor or (D) in the case of an outstanding Option or SAR, establishing a date upon which such Award will expire unless exercised prior thereto.
(e) Substitute Awards. Awards may be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs set forth in Section 7(c). The number of Shares underlying any Substitute Awards shall not be counted against the Share Limit; provided, however, that Substitute Awards issued or intended as Incentive Stock Options shall be counted against the ISO Limit.
(f) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares reacquired by the Company in any manner.
SECTION 5. Eligibility. Any Eligible Person shall be eligible to receive an Award.
SECTION 6. Awards.
(a) Types of Awards. Awards may be made under the Plan in the form of (i) Options (including Incentive Stock Options), (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Cash Incentive Awards or (vi) other equity based or equity related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. The Committee shall determine all terms and conditions of each Award (including any Performance Goals applicable thereto), which shall be set forth in the applicable Award Agreement.
(b) Options.
(i) General. Each Option shall be a Nonqualified Stock Option unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. In the case of Incentive Stock Options, the terms and conditions of such Awards shall be subject to and comply with such rules as may be prescribed by Section 421 and 422 of the Code and any regulations related thereto, as may be amended from time to time. If, for any reason, an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(ii) Exercise Price. Except as otherwise specified in the applicable Award Agreement, the Exercise Price of each Share covered by each Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per-Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.
(iii) Vesting and Exercise. Except as otherwise specified in the applicable Award Agreement, each Option may only be exercised to the extent that it has vested at the time of exercise. Each Option shall be deemed
Sonoco 2024 Proxy Statement • A-2-3

Appendix 2
to be exercised when notice of such exercise has been given to the Company in accordance with the terms of the applicable Award Agreement and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Option is exercised has been received by the Company.
(iv) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company (together with any applicable withholding taxes in accordance with Section 9 of the Plan. Such payments may be made in cash (or its equivalent) or, in the Committee’s discretion, through any other method (or combination of methods) approved by the Committee.
(v) Expiration. Except as otherwise set forth in the applicable Award Agreement or required by Applicable Law, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted and (B) three months after the date the Participant who is holding the Option ceases to be a Director, officer, employee or consultant of the Company or one of its Affiliates.
(c) SARs.
(i) Exercise Price. The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted).
(ii) Rights on Exercise. Except as otherwise specified in the applicable Award Agreement, each SAR may only be exercised to the extent that it has vested at the time of exercise. Each SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, upon the vesting thereof or such other date (or upon such other event) specified in the applicable Award Agreement.
(iii) Expiration. Except as otherwise set forth in the applicable Award Agreement or required by Applicable Law, each SAR shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the SAR is granted and (B) three months after the date the Participant who is holding the Option ceases to be a Director, officer, employee or consultant of the Company or one of its Affiliates.
(d) Restricted Shares and RSUs.
(i) Restricted Shares. Each Restricted Share shall be subject to the transfer restrictions and vesting and forfeiture provisions set forth in the applicable Award Agreement. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.
(ii) RSUs. Each RSU shall be granted with respect to a specified number of Shares (or a number of Shares determined pursuant to a specified formula) or shall have a value equal to the Fair Market Value of a specified number of Shares (or a number of Shares determined pursuant to a specified formula). RSUs shall be paid in cash, Shares, other securities, other Awards or other property, upon the vesting thereof or such other date (or upon such other event) specified in the applicable Award Agreement.
(e) Cash Incentive Awards and Other Stock-Based Awards. The Committee shall have authority to grant to Participants Cash Incentive Awards and other equity-based or equity-related Awards (whether payable in cash, equity or otherwise), including fully vested Shares, in such amounts and subject to such terms and conditions as the Committee shall determine.
SECTION 7. General Award Terms.
(a) Dividends and Dividend Equivalents. Any Award (other than an Option, SAR or Cash Incentive Award) may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred or vested or unvested basis, including (i) payment directly to the Participant, (ii) withholding of such amounts by the Company subject to vesting of the Award or (iii) reinvestment in additional Shares, Restricted Shares or other Awards provided, however, that any dividends or dividend equivalents with respect to Awards subject to vesting requirements shall be accumulated in a manner determined by the Committee until such Award is earned and such dividends and dividend equivalents shall not be paid if such vesting requirements of the underlying Award are not satisfied.
(b) Recoupment of Awards. Awards shall be subject to the Company’s compensation recoupment policies as may be established or amended from time to time (the “Clawback Policy”). The Company may require a Participant
A-2-4 • Sonoco 2024 Proxy Statement

Appendix 2
to forfeit, return to or reimburse the Company for all or a portion of the Award and any amounts paid thereunder (i) pursuant to the terms of the Clawback Policy, or (ii) as necessary or appropriate to comply with Applicable Laws.
(c) Repricing. Notwithstanding anything herein to the contrary, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be canceled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Award, award under any other equity- compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancelation or action is approved by the Company’s stockholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(d) shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.
SECTION 8. Change in Control.
(a) Notwithstanding any other provisions of the Plan and unless the Committee determines otherwise, in the event a Change in Control occurs and the surviving entity or successor corporation in such Change in Control does not assume or substitute outstanding Awards (or any portion thereof), then immediately prior to such Change in Control such outstanding Awards, to the extent not assumed or substituted, shall become fully vested and, as applicable, exercisable and all forfeiture, repurchase and other restrictions on such Awards shall lapse immediately prior to such transaction, provided that, to the extent the vesting of any such Award is subject to the satisfaction of specified Performance Goals, such Award shall vest at either (as the Committee may determine) (i) the target level of performance, which may be pro-rated based on the period elapsed between the beginning of the applicable performance period and the date of the Change in Control, or (ii) the actual performance level as of the most recent practicable date prior to the Change in Control (as determined by the Committee) with respect to all applicable Performance Goals (and the vesting pursuant to this clause (ii) shall constitute “full vesting” for purposes of this Section 8(a)). Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 8 is zero or negative at the time of such Change in Control (which value shall be determined by the Committee in its sole discretion and its determination shall be conclusive and binding), such Award shall be terminated upon the Change in Control without payment of consideration therefor.
(b) For purposes of this Section 8, an Award shall be considered assumed or substituted if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether shares, cash or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the Change in Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common shares of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common shares of the successor corporation or its parent substantially equal in fair market value to the per-share consideration received by holders of Shares in the Change in Control. In cases where an Award is subject to Performance Goals at the time of a Change in Control, such Award shall be considered assumed or substituted if, following the Change in Control, the Award is converted assuming achievement of the Performance Goals at target levels or as otherwise provided in the Award Agreement, which may provide that the Award shall convert on a pro rata basis based on achievement of the Performance Goals through the period immediately prior to the Change in Control. The determination of whether an Award shall be considered substituted or assumed and whether fair market value is substantially equal shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
SECTION 9. General Provisions.
(a) Nontransferability. During the Participant’s lifetime, each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under Applicable Law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or
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encumbrance. All terms and conditions of the Plan and the applicable Award Agreements shall be binding upon any permitted successors and assigns.
(b) Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
(c) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
(d) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the Applicable Exchange and any Applicable Law and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any Applicable Law, the Company shall not deliver to any Participant certificates evidencing Shares issues in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
(e) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 9(e) by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Participant’s local human resources representative. The Company may cancel the Participant’s ability to participate in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws such Participant’s consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
(f) Withholding. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes, except to the extent such withholding would result in penalties under Section 409A of the Code. Without limiting the generality of the foregoing, subject to the Committee’s prior approval, a Participant may satisfy, in whole or in part, such withholding liability by having the
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Company withhold from the number of Shares otherwise issuable pursuant to the Award, a number of Shares having a Fair Market Value equal to such withholding liability.
(g) Section 409A.
(i) It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.
(ii) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.
(iii) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant. For purposes of Section 409A of the Code, any right to a series of installment payments under any Award shall be treated as a right to a series of separate payments.
(iv) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.
(h) Non-U.S. Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Eligible Person, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable, including for administrative ease; provided, however, that no such subplans and/or modifications shall increase the Share Limit or the Director Pay Limit; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.
(i) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.
(j) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements (including other equity-based awards and cash incentive awards), and such arrangements may be either generally applicable or applicable only in specific cases.
(k) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a Director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an
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Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
(l) No Rights as Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until the Participant or holder or beneficiary, as applicable, has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote) in respect of such Restricted Shares. Except as otherwise provided in Section 4(d) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.
(m) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of South Carolina without giving effect to the conflict of laws provisions thereof.
(n) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(o) Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if it determines that the issuance or transfer of such Shares or such other consideration might violate any Applicable Law or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
(p) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.
(q) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(r) Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “but not limited to”, and the word “or” shall not be deemed to be exclusive.
(s) Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
(t) Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for any Eligible Person, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
(u) Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are
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subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Committee, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.
(v) Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
(w) Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
SECTION 10. Amendment and Termination.
(a) Amendments to the Plan. Subject to any Applicable Law, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the Plan Share Limit or the Plan ISO Limit (in either case, except for increases pursuant to an adjustment under Section 4(d)), (ii) expand the class of employees or other individuals eligible to participate in the Plan, (iii) extend the Expiration Date or (iv) result in any amendment, cancellation or action described in Section 7(c) being permitted without the approval of the Company’s stockholders. No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall previously have been granted, materially and adversely affect the rights of such Participant (or the Participant’s transferee) under such Award, unless otherwise provided in the applicable Award Agreement.
(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award previously granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary.
SECTION 11. Term of the Plan. The Plan shall be effective as of the date of its adoption by the Board, subject to approval by the Company’s stockholders (the “Effective Date”). No Award shall be granted under the Plan during any period of suspension or after the tenth anniversary of the earlier of (a) the date on which the Plan was adopted by the Board or (b) the date the Plan was approved by the Company’s stockholders (such anniversary, the “Expiration Date”). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter. Any awards that are outstanding under the Plan as of the Expiration Date shall continue to be subject to the terms and conditions of the Plan and an applicable Award Agreement.
SECTION 12. Definitions. As used herein, the following terms shall have the meanings set forth below:
“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case, as determined by the Committee.
“Applicable Exchange” means the New York Stock Exchange or any other national stock exchange or quotation system on which the Shares may be listed or quoted.
“Applicable Law” means legal requirements relating to the Plan under U.S. Federal and state corporate law, U.S. Federal and state securities law, the Code, the Applicable Exchange and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted.
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“Award” means any award that is permitted under Section 6 and granted under the Plan.
“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award.
“Board” means the Board of Directors of the Company.
“Cash Incentive Award” means an Award that is settled in cash and the value of which is set by the Committee but is not calculated by reference to the Fair Market Value of a Share.
“Change in Control” means “a change in the ownership or effective control,” or in the “ownership of a substantial portion of the assets of” the Company, in each case, within the meaning of Section 409A, and shall include any of the following events as such concepts are interpreted under Section 409A:
(a) the date on which a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election;
(b) the acquisition, by any one Person, or by Persons acting as a group, or by a corporation owned by a group of Persons that has entered into a merger, acquisition, consolidation, purchase, stock acquisition, asset acquisition, or similar business transaction with the Company, of:
(i) ownership of stock of the Company, that, together with any stock previously held by such Person or group, constitutes more than fifty percent (50%) of either (i) the total fair market value or (ii) the total voting power of the stock of the Company;
(ii) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the Company, during the twelve-month period ending on the date of such acquisition; or
(iii) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company during the twelve-month period ending on the date of such acquisition; provided, however, that any transfer of assets to a related person as defined under Section 409A shall not constitute a Change in Control.
“Clawback Policy” shall have the meaning specified in Section 7(b).
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
“Committee” means the Executive Compensation Committee of the Board or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan.
“Company” means Sonoco Products company, a corporation organized under the laws of South Carolina, together with any successor thereto.
“Covered Person” shall have the meaning specified in Section 3(d).
“Data” shall have the meaning specified in Section 9(e).
“Director” means any member of the Board, but solely in his or her capacity as such a member of the Board.
“Director Pay Limit” shall have the meaning specified in Section 4(c).
“Effective Date” shall have the meaning specified in Section 11.
“Eligible Person” means any Director, officer, employee or consultant (including any prospective Director, officer, employee or consultant) of the Company or any of its Affiliates who is an “employee” within the meaning of Form S-8 under the Exchange Act, as in effect from time to time.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
“Exercise Price” means (a) in the case of each Option, the price specified in the applicable Award Agreement as the price per Share at which Shares may be purchased pursuant to such Option or (b) in the case of each SAR, the price specified in the applicable Award Agreement as the reference price per Share used to calculate the amount payable to the Participant pursuant to such SAR.
“Expiration Date” shall have the meaning specified in Section 11.
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“Fair Market Value” means, except as otherwise provided by the Committee or set forth in the applicable Award Agreement, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares, as of any date, (i) the closing per Share sales price of Shares as reported by the Applicable Exchange for such stock exchange for such date or if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.
“Full-Value Award” means any Awards that result in the Company transferring the full value of any underlying Share granted pursuant to an Award, but shall not include Options and SARs.
“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) of the Plan and (b) is intended to qualify, and does qualify, for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.
“ISO Limit” shall have the meaning specified in Section 4(a).
“Non-Employee Director” means a Director of the Company who is not an officer or employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any parent of the Company or Subsidiary.
“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) of the Plan and (b) is not an Incentive Stock Option.
“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.
“Participant” means any Eligible Person who is selected by the Committee to receive an Award or who receives a Substitute Award.
“Performance Goals” means the goal or goals that the Committee shall select for purposes of any Award and shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, which may include (without limitation) any of the following: (a) share price; (b) net income or earnings before or after taxes (including earnings before interest, taxes, depreciation and/or amortization); (c) operating income; (d) earnings per share (including specified types or categories thereof); (e) cash flow (including specified types or categories thereof); (f) revenues (including specified types or categories thereof); (g) return measures (including specified types or categories thereof); (h) shareholder return measures (including specified types or categories thereof); (i) sales or product volume; (j) working capital; (k) gross or net profitability/profit margins (including profitability of an identifiable business unit or product); (l) objective measures of productivity or operating efficiency; (m) costs (including specified types or categories thereof); (n) expenses (including specified types or categories thereof); (o) product unit and pricing targets; (p) credit rating or borrowing levels; (q) market share (in the aggregate or by segment); (r) level or amount of acquisitions; (s) economic, enterprise, book, economic book or intrinsic book value (including on a per share basis); (t) improvements in capital structure; (u) customer satisfaction survey results; and (v) implementation or completion of critical projects.
“Person” means a “person” or “group” within the meaning of Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act.
“Plan” means this 2024 Omnibus Incentive Plan, as amended from time to time.
“Prior Plan Award” means a stock award outstanding under a Prior Plan after December 31, 2023.
“Prior Plans” means the Company’s 2008 Long-Term Incentive Plan, 2012 Long-Term Incentive Plan, 2014 Long-Term Incentive Plan and 2019 Omnibus Incentive Plan.
“Restricted Share” means a Share that is granted under Section 6(d)(i) of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.
“RSU” means a restricted stock unit Award that is granted under Section 6(d)(ii) of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property, subject to the satisfaction of the applicable vesting conditions, in accordance with the terms of the applicable Award Agreement.
“Rule 16b-3” means Rule 16b-3 under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
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“SAR” means a stock appreciation right Award that is granted under Section 6(c) of the Plan and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.
“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.
“Share Limit” shall have the meaning specified in Section 4(a).
“Shares” means shares of common stock of the Company, no par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(d).
“Subsidiary” means any entity in which the Company, directly or indirectly, possesses fifty percent (50%) or more of the total combined voting power of all classes of its stock.
“Substitute Awards” shall have the meaning specified in Section 4(e).
“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
A-2-12 • Sonoco 2024 Proxy Statement

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Sonoco Products Company

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Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

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PROXY

Please mark your votes like this **X**

1. To elect eleven members to the Board of Directors for a one-year term:

	FOR	AGAINST	ABSTAIN
(1) Steven L. Boyd	☐	☐	☐
(2) R. Howard Coker	☐	☐	☐
(3) Dr. Pamela L. Davies	☐	☐	☐
(4) Theresa J. Drew	☐	☐	☐
(5) Philippe Guillemot	☐	☐	☐
(6) John R. Haley	☐	☐	☐
(7) Robert R. Hill, Jr.	☐	☐	☐
(8) Eleni Istavridis	☐	☐	☐
(9) Richard G. Kyle	☐	☐	☐
(10) Blythe J. McGarvie	☐	☐	☐
(11) Thomas E. Whiddon	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2024.	☐	☐	☐
3. To approve, on an advisory (non-binding) basis, the compensation of the Company's named executive officers.	☐	☐	☐
4. To approve the 2024 Omnibus Incentive Plan.	☐	☐	☐
5. Advisory (non-binding) shareholder proposal regarding transparency in political spending.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE ☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2024**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.Vote by Internet or Telephone - QUICK +++ EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by MailAs a shareholder of Sonoco Products Company, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on April 16, 2024.INTERNET –www.cstproxyvote.com8VH WKH ,QWHUQHW WR YRWH \RXU SUR[\. +DYH\RXU SUR[\ FDUG DYDLODEOH ZKHQ \RX DFFHVV WKH DERYH ZHEVLWH. )ROORZ WKH SURPSWV WR YRWH \RXU VKDUHV.PHONE – 1 (866) 894-05368VH D WRXFK-WRQH WHOHSKRQH WR YRWH \RXU SUR[\. +DYH\RXU SUR[\ FDUG DYDLODEOH ZKHQ \RX FDOO. )ROORZ WKH YRWLQJ LQVWUXFWLRQV WR YRWH \RXU VKDUHV.MAIL – Mark, sign and date your proxy cardDQG UHWXUQ LW LQ WKH SRVWDJH-SDLG HQYHORSH SURYLGHG. PROXY V FOLD HERE
• DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED V Please mark The Board of Directors recommends a vote FOR ALL Director nominees and FOR proposals 2, 3, and 4 and AGAINST proposal 5. \RXU YRWHVlike this 1.7R HOHFW HOHYHQ PHPEHUV WR WKH %RDUG RI 'LUHFWRUV IRU Done-year term:FORAGAINSTABSTAIN(1)6WHYHQ /. %R\G(2)R. Howard Coker(3)'U. 3DPHOD /. 'DYLHV(4)7KHUHVD -. 'UHZ(5)Philippe Guillemot(6)John R. Haley(7)Robert R. Hill, Jr.(8)(OHQL ,VWDYULGLV(9)Richard G. Kyle(10)%O\WKH -. 0F*DUYLH 2.7R UDWLI\ WKH VHOHFWLRQ RIPricewaterhouseCoopers LLP asthe independent registered publicDFFRXQWLQJ ¿UP IRU WKH &RPSDQ\ IRU WKH\HDU HQGLQJ 'HFHPEHU 31, 2024.3.7R DSSURYH, RQ DQ DGYLVRU\ (QRQ- ELQGLQJ) EDVLV, WKH FRPSHQVDWLRQ RI WKH &RPSDQ\¶V QDPHG H[HFXWLYH RႈFHUV.4.7R DSSURYH WKH 2024 2PQLEXV,QFHQWLYH 3ODQ. . $GYLVRU\ (QRQ-ELQGLQJ) VKDUHKROGHUproposal regarding transparency inpolitical spending. FORAGAINST ABSTAIN FORAGAINST ABSTAIN FORAGAINST ABSTAIN FORAGAINST ABSTAIN (11) Thomas E. Whiddon Mark Here for Address Change or CommentsSEE REVERSE CONTROL NUMBERSignature Signature, if held jointly Date , 2024 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, WUXVWHH, JXDUGLDQ, RU FRUSRUDWH RFHU, SOHDVH JLYH WLWOH DV VXFK.

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PROXY

SONOCO PRODUCTS COMPANY

1 NORTH SECOND STREET - HARTSVILLE, SOUTH CAROLINA 29550 - USA

The undersigned hereby appoints Robert R. Dillard, Chief Financial Officer, or John M. Florence, Jr., General Counsel and Secretary, as proxy agent, each with the power to appoint his substitute, and hereby authorizes him to represent and to vote all the shares of Common Stock of Sonoco Products Company held of record by the undersigned on February 28, 2024 at the Annual Meeting of Shareholders to be held on April 17, 2024 or at any adjournment thereof, as instructed below and in his discretion upon all such other matters as may be properly presented for consideration at such meeting.

This card also constitutes voting instructions to the plan Trustee for shares of Sonoco Products Company held in the Sonoco Products Company Savings Plan. You may direct the Trustee how to vote your shares as indicated on this card. **If you fail to give voting instructions to the Trustee, your shares will be voted by the Trustee in the same proportion as the shares for which valid instructions have been received.**

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of ShareholdersThe 2024 Proxy Statement and the 2023 Annual Report to Shareholders are available at: https://www.cstproxy.com/sonoco/2024 PROXY V FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED VTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSSONOCO PRODUCTS COMPANY 1 NORTH SECOND STREET - HARTSVILLE, SOUTH CAROLINA 29550 - USA7KH XQGHUVLJQHG KHUHE\ DSSRLQWV 5REHUW 5. 'LOODUG, &KLHI )LQDQFLDO 2FHU, RU -RKQ 0. )ORUHQFH, -U., *HQHUDOCounsel and Secretary, as proxy agent, each with the power to appoint his substitute, and hereby authorizes himWR UHSUHVHQW DQG WR YRWH DOO WKH VKDUHV RI &RPPRQ 6WRFN RI 6RQRFR 3URGXFWV &RPSDQ\ KHOG RI UHFRUG E\ WKH XQGHUVLJQHG RQ )HEUXDU\ 28, 2024 DW WKH $QQXDO 0HHWLQJ RI 6KDUHKROGHUV WR EH KHOG RQ $SULO 17, 2024 RU DW DQ\ DGMRXUQPHQW WKHUHRI, DV LQVWUXFWHG EHORZ DQG LQ KLV GLVFUHWLRQ XSRQ DOO VXFK RWKHU PDWWHUV DV PD\ EH SURSHUO\ SUHVHQWHG IRU FRQVLGHUDWLRQ DW VXFK PHHWLQJ.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR, FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION, FOR THE APPROVAL OF THE 2024 OMNIBUS INCENTIVE PLAN, AND AGAINST THE SHAREHOLDER PROPOSAL.7KLV FDUG DOVR FRQVWLWXWHV YRWLQJ LQVWUXFWLRQV WR WKH SODQ 7UXVWHH IRU VKDUHV RI 6RQRFR 3URGXFWV &RPSDQ\ KHOG LQ WKH 6RQRFR 3URGXFWV &RPSDQ\ 6DYLQJV 3ODQ. RX PD\ GLUHFW WKH 7UXVWHH KRZ WR YRWH \RXU VKDUHV DV LQGLFDWHG RQ WKLV card. If you fail to give voting instructions to the Trustee, your shares will be voted by the Trustee in the same proportion as the shares for which valid instructions have been received. Address Change/Comments (Mark the corresponding box on the reverse side) (Continued, and to be marked, dated and signed, on the other side)